TRUST INDENTURE AND SECURITY AGREEMENT

                (Federal Express Corporation Trust No. N658FE)


                            Dated as of May 1, 1995

                   Amended and Restated as of August 1, 1995


                                    between


              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                             Not in its Individual
                             Capacity, but solely
                               As Owner Trustee,
                                 Owner Trustee



                                      and



                 NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION,
                               Indenture Trustee



                   COVERING ONE AIRBUS A300F4-605R AIRCRAFT
                   SERIAL NO. 752, REGISTRATION NO. N658FE






                               TABLE OF CONTENTS


                                                                          Page

Initial Recitals.........................................................    1
Granting Clause..........................................................    2
Habendum Clause..........................................................    5


                                   ARTICLE I

                                  DEFINITIONS

   SECTION 1.01.  Definitions..............................................  7


                                  ARTICLE II

                          ISSUE, EXECUTION, FORM AND
                         REGISTRATION OF CERTIFICATES

   SECTION 2.01.  Authentication and Delivery of Certificates..............  8
   SECTION 2.02.  Execution of Certificates................................  8
   SECTION 2.03.  Certificate of Authentication............................  8
   SECTION 2.04.  Form and Terms of Certificates; Payments of Principal,
                  Make-Whole Premium and Interest..........................  9
   SECTION 2.05.  Payments from Trust Indenture Estate Only................ 10
   SECTION 2.06.  Registration, Transfer and Exchange...................... 11
   SECTION 2.07.  Mutilated, Defaced, Destroyed, Lost and Stolen
                  Certificates............................................. 12
   SECTION 2.08.  Cancellation of Certificates; Destruction Thereof........ 13
   SECTION 2.09.  Temporary Certificates................................... 13
   SECTION 2.10.  Termination of Interest in Trust Indenture Estate........ 14
   SECTION 2.11.  Certificates in Respect of Replacement Aircraft.......... 14
   SECTION 2.12.  Assumption of Obligations Under Certificates and Other
                  Operative Agreements..................................... 14



                                  ARTICLE III

                                   COVENANTS

   SECTION 3.01.  Payment of Principal, Make-Whole Premium and Interest.... 15
   SECTION 3.02.  Offices for Payments, etc................................ 15
   SECTION 3.03.  Appointment to Fill a Vacancy in Office of Indenture
                  Trustee.................................................. 15
   SECTION 3.04.  Paying Agents............................................ 15
   SECTION 3.05.  Covenants of FSBU and the Owner Trustee.................. 16
   SECTION 3.06.  [Intentionally Left Blank.].............................. 17
   SECTION 3.07.  Disposal of Trust Indenture Estate....................... 17
   SECTION 3.08.  No Representations or Warranties as to Aircraft or
                  Documents................................................ 17
   SECTION 3.09.  Further Assurances; Financing Statements................. 17


                                  ARTICLE IV

                                 HOLDER LISTS

   SECTION 4.01.  Holder Lists; Ownership of Certificates.................. 18


                                   ARTICLE V

                   RECEIPT, DISTRIBUTION AND APPLICATION OF
                    INCOME FROM THE TRUST INDENTURE ESTATE

   SECTION 5.01.  Basic Rent Distribution.................................. 18
   SECTION 5.02.  Event of Loss and Replacement; Prepayment................ 18
   SECTION 5.03.  Payment After Indenture Event of Default, etc............ 19
   SECTION 5.04.  Certain Payments......................................... 20
   SECTION 5.05.  Other Payments........................................... 21
   SECTION 5.06.  Payments to Owner Trustee................................ 21
   SECTION 5.07.  Application of Payments.................................. 21
   SECTION 5.08.  Investment of Amounts Held by Indenture Trustee.......... 22
   SECTION 5.09.  Withholding Taxes........................................ 22



                                  ARTICLE VI

                          PREPAYMENT OF CERTIFICATES

   SECTION 6.01.  No Prepayment Prior to Maturity.......................... 23
   SECTION 6.02.  Prepayment of Certificates............................... 23
   SECTION 6.03.  Notice of Prepayment to Holders.......................... 25
   SECTION 6.04.  Deposit of Prepayment Price and Sinking Fund Redemption
                  Price.................................................... 25
   SECTION 6.05.  Certificates Payable on Prepayment Date.................. 26
   SECTION 6.06.  Mandatory Sinking Fund Redemption........................ 26


                                  ARTICLE VII

                    INDENTURE EVENTS OF DEFAULT; REMEDIES
                       OF INDENTURE TRUSTEE AND HOLDERS

   SECTION 7.01.  Indenture Event of Default............................... 28
   SECTION 7.02.  Remedies................................................. 30
   SECTION 7.03.  Return of Aircraft, etc.................................. 32
   SECTION 7.04.  Indenture Trustee May Prove Debt......................... 35
   SECTION 7.05.  Remedies Cumulative...................................... 37
   SECTION 7.06.  Suits for Enforcement.................................... 37
   SECTION 7.07.  Discontinuance of Proceedings............................ 37
   SECTION 7.08.  Limitations on Suits by Holders.......................... 38
   SECTION 7.09. Unconditional Right of Holders to Receive Principal, Interest and Make-Whole Premium, and to Institute Certain
                  Suits.................................................... 38
   SECTION 7.10.  Control by Holders....................................... 38
   SECTION 7.11.  Waiver of Past Indenture Default......................... 39
   SECTION 7.12.  Notice of Indenture Default.............................. 39
   SECTION 7.13.  Waiver of Appraisement, etc.; Laws....................... 40



                                 ARTICLE VIII

                          RIGHTS OF THE OWNER TRUSTEE
                           AND THE OWNER PARTICIPANT

   SECTION 8.01.  Certain Rights of Owner Trustee and Owner Participant.... 40
   SECTION 8.02.  Owner Participant's Right to Elect to Prepay or Purchase
                  the Certificates......................................... 44
   SECTION 8.03.  Certain Rights of Owner Participant...................... 45


                                  ARTICLE IX

                       CONCERNING THE INDENTURE TRUSTEE

   SECTION 9.01.  Acceptance of Trusts..................................... 46
   SECTION 9.02.  Duties and Responsibilities of the Indenture Trustee;
                  During an Indenture Event of Default; Prior to an
                  Indenture Event of Default............................... 47
   SECTION 9.03.  Certain Rights of the Indenture Trustee.................. 49
   SECTION 9.04.  Indenture Trustee Not Responsible for Recitals, Disposition
                  of Certificates or Application of Proceeds Thereof....... 50
   SECTION 9.05.  Indenture Trustee and Agents May Hold Certificates;
                  Collections, etc......................................... 50
   SECTION 9.06.  Moneys Held by Indenture Trustee......................... 50
   SECTION 9.07.  Right of Indenture Trustee to Rely on Officers',
                  certificate, etc......................................... 50
   SECTION 9.08.  Replacement Airframes and Replacement Engines............ 51
   SECTION 9.09.  Indenture and Security Agreement Supplement for
                  Replacements............................................. 54
   SECTION 9.10.  Effect of Replacement.................................... 54
   SECTION 9.11.  Compensation............................................. 54

                                   ARTICLE X

                            CONCERNING THE HOLDERS

   SECTION 10.01.  Evidence of Action Taken by Holders..................... 55
   SECTION 10.02.  Proof of Execution of Instruments and of Holding of
                   Certificates............................................ 55
   SECTION 10.03.  Holders to Be Treated as Owners......................... 56
   SECTION 10.04.  Certificates Owned by Owner Trustee and the Lessee
                   Deemed Not Outstanding.................................. 56
   SECTION 10.05.  Right of Revocation of Action Taken..................... 57
   SECTION 10.06.  ERISA Plan Prohibition.................................. 57

                                  ARTICLE XI

                         INDEMNIFICATION OF INDENTURE
                           TRUSTEE BY OWNER TRUSTEE


                                  ARTICLE XII

                              SUCCESSOR TRUSTEES

   SECTION 12.01.  Notice of Successor Owner Trustee....................... 59
   SECTION 12.02.  Resignation and Removal of Indenture Trustee;
                   Appointment of Successor................................ 59
   SECTION 12.03.  Persons Eligible for Appointment as Indenture Trustee... 60
   SECTION 12.04.  Acceptance of Appointment by Successor Trustee.......... 60
   SECTION 12.05.  Merger, Conversion, Consolidation or Succession to
                   Business of Indenture Trustee........................... 61
   SECTION 12.06.  Appointment of Separate Trustees........................ 62


                                 ARTICLE XIII

                      SUPPLEMENTS AND AMENDMENTS TO THIS
                      TRUST INDENTURE AND OTHER DOCUMENTS

   SECTION 13.01.  Supplemental Indentures Without Consent of Holders...... 64
   SECTION 13.02.  Supplemental Indentures With Consent of Holders......... 65
   SECTION 13.03.  Effect of Supplemental Indenture........................ 67
   SECTION 13.04.  Documents to Be Given to Indenture Trustee.............. 67
   SECTION 13.05.  Notation on Certificates in Respect of Supplemental
                   Indentures.............................................. 67
   SECTION 13.06.  No Request Necessary for Lease Supplement or Indenture
                   and Security Agreement Supplement....................... 67



                                  ARTICLE XIV

                   SATISFACTION AND DISCHARGE OF INDENTURE;
                               UNCLAIMED MONEYS

   SECTION 14.01.  Satisfaction and Discharge of Indenture; Termination of
                   Indenture............................................... 68
   SECTION 14.02.  Application by Indenture Trustee of Funds Deposited for
                   Payment of Certificates................................. 69
   SECTION 14.03.  Repayment of Moneys Held by Paying Agent................ 69
   SECTION 14.04.  Transfer of Moneys Held by Indenture Trustee and Paying
                   Agent Unclaimed for Two Years and Eleven Months......... 69


                                  ARTICLE XV

                                 MISCELLANEOUS

   SECTION 15.01.  Capacity in Which Acting................................ 70
   SECTION 15.02.  No Legal Title to Trust Indenture Estate in Holders..... 70
   SECTION 15.03.  Sale of Trust Indenture Estate by Indenture Trustee is
                   Binding................................................. 70
   SECTION 15.04.  Indenture for Benefit of Owner Trustee, Indenture Trustee,
                   Trustee Owner Participant and Holders................... 70
   SECTION 15.05.  No Action Contrary to the Lessee's Rights Under the
                   Lease................................................... 71
   SECTION 15.06.  Notices................................................. 71
   SECTION 15.07.  Officers' Certificates and Opinions of Counsel; Statements
                   to Be Contained Therein................................. 72
   SECTION 15.08.  Severability............................................ 72
   SECTION 15.09.  No Oral Modifications or Continuing Waivers............. 73
   SECTION 15.10.  Successors and Assigns.................................. 73
   SECTION 15.11.  Headings................................................ 73
   SECTION 15.12.  Normal Commercial Relations............................. 73
   SECTION 15.13.  Governing Law; Counterparts............................. 73


Exhibit A      --    Form of Indenture and Security Agreement Supplement
Exhibit B      --    Form of Certificate

Schedule I     --    [Intentionally Left Blank]
Schedule II    --    Definitions
Schedule III   --    Description of Original Indenture


                    TRUST INDENTURE AND SECURITY AGREEMENT
                (FEDERAL EXPRESS CORPORATION TRUST NO. N658FE)


         TRUST INDENTURE AND SECURITY AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N658FE) dated as of May 1, 1995 as amended and restated as of August 1, 1995 (the "Indenture"), between First Security Bank of Utah, National Association, a national banking association, not in its individual capacity, except as otherwise specifically set forth herein (when acting in such individual capacity, "FSBU"), but solely as owner trustee (the "Owner Trustee") under the Trust Agreement, as defined herein, and NationsBank of Georgia, National Association, a national banking association, as Indenture Trustee hereunder (the "Indenture Trustee").


                             W I T N E S S E T H:


         WHEREAS, capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

         WHEREAS, the Owner Participant and FSBU entered into the Original Trust Agreement whereby, among other things, the Owner Trustee declared a certain trust for the use and benefit of the Owner Participant, subject, however, to the Lien of the Original Indenture;

         WHEREAS, the Owner Trustee and the Indenture Trustee entered into the Original Indenture for the benefit and security of the Original Loan Participants and pursuant to which the Owner Trustee issued to the Original Loan Participants the Original Loan Certificates as evidence of the loan made by the Original Loan Participants to the Owner Trustee, the proceeds of which were used by the Owner Trustee to pay a portion of the Purchase Price for the Aircraft;

         WHEREAS, the Original Indenture was recorded by the FAA and assigned a Conveyance Number as more particularly described on Schedule III attached hereto;

         WHEREAS, pursuant to Section 15 of the Original Participation Agreement, the parties hereto desire to refinance the Original Loan Certificates with the proceeds of the Certificates to be issued hereunder;

         WHEREAS, in connection with the refinancing of the Original Loan Certificates, the parties hereto desire to amend and restate the Original Indenture in its entirety as this Indenture sets forth, in order to provide, among other things, (i) for the issuance by the Owner Trustee of the Certificates, as provided in the Participation Agreement, and (ii) for the assignment, mortgage and pledge by the Owner Trustee to the Indenture Trustee, as part of the Trust Indenture Estate hereunder, among other things, of certain of the Owner Trustee's right, title and interest in and to the Aircraft, the Lease and payments and other amounts received hereunder or thereunder in accordance with the terms hereof (other than Excepted Payments), as security for the Owner Trustee's obligations to the Holders and for the ratable benefit and security of such Holders;

         WHEREAS, the Owner Participant and FSBU, prior to the execution and delivery of this Indenture, entered into the Trust Agreement whereby the Original Trust Agreement was amended and restated and pursuant to which, among other things, the Owner Trustee is authorized and directed to execute and deliver this Indenture;

         WHEREAS, all things have been done to make the Certificates, when executed by the Owner Trustee, and authenticated, issued and delivered hereunder, the valid obligations of the Owner Trustee; and

         WHEREAS, all things necessary to make this Indenture the valid, binding and legal obligation of the Owner Trustee, enforceable in accordance with its terms, have been done and performed and have happened.

         NOW, THEREFORE, the parties agree that such Original Indenture be and the same is hereby amended and restated to read in its entirety as follows:


                                GRANTING CLAUSE

         NOW, THEREFORE, in consideration of the mutual promises contained herein and to secure (i) the prompt payment of the principal of and Make-Whole Premium, if any, and interest on, and all other amounts due with respect to, all the Certificates from time to time outstanding under this Indenture and all other amounts due hereunder and (ii) the performance and observance by the Owner Trustee of all the agreements, covenants and provisions in this Indenture, in the Certificates, in the Participation Agreement and in the Lease contained for the benefit of the Holders of the Certificates, and the prompt payment of any and all amounts from time to time owing under the Participation Agreement by the Owner Trustee, the Owner Participant or the Lessee to the Holders and for the uses and purposes and subject to the terms and provisions of this Indenture, and in consideration of the premises and of the covenants in this Indenture and in the Certificates and of the purchase of the Certificates by their Holders, and of the sum of $1 paid to the Owner Trustee by the Indenture Trustee at or before the delivery of this Indenture, the receipt and sufficiency of which is hereby acknowledged, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged, granted a security interest in and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and grant a security interest in and confirm to the Indenture Trustee, its successors and assigns, in trust for the equal and ratable security and benefit of the Holders from time to time of the Certificates, a first priority security interest in and first mortgage Lien on all estate, right, title and interest of the Owner Trustee in, to and under the following described property, rights and privileges other than Excepted Payments, which collectively, excluding Excepted Payments but including all property specifically subjected to the Lien of this Indenture by the terms hereof, by any Indenture and Security Agreement Supplement or any mortgage supplemental to this Indenture, are included within the Trust Indenture Estate, subject always to the rights granted to the Owner Trustee or the Owner Participant hereunder and to the other terms and conditions of this Indenture:

         (1) The Airframe, as the same is more particularly described in the Indenture and Security Agreement Supplement and any airframe substituted in replacement thereof pursuant to the provisions of this Indenture; the Engines, as the same are more particularly described in the Indenture and Security Agreement Supplement, whether or not such Engines shall be installed in or attached to the Airframe or any other airframe, and any Replacement Engine therefor; and all Parts in respect of the Airframe and the Engines and all records, logs and other documents at any time maintained with respect to the foregoing property;

         (2) The Lease and all Rent thereunder, including, without limitation, all amounts of Basic Rent and Supplemental Rent, and payments of any kind thereunder and including all rights of the Owner Trustee to execute any election or option or to give or receive any notice, consent, waiver or approval under or in respect of the Lease or to accept any surrender of the Aircraft or any part thereof as well as any rights, powers or remedies on the part of the Owner Trustee, whether arising under the Lease or by statute or at law or in equity or otherwise arising out of any Event of Default;

         (3) The Purchase Agreement, the Purchase Agreement Assignment, the AVSA Consent and Agreement, the Consent and Agreement, the Consent and Guaranty, the GTA, the Engine Warranty Assignment and the Engine Consent, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty and the Participation Agreement (to the extent of amounts payable to the Owner Trustee thereunder) (collectively, and together with the Lease, the Trust Agreement and the Certificates, the "Indenture Documents"), including all rights of the Owner Trustee to execute any election or option or to give or receive any notice, consent, waiver or approval under or in respect of any of the foregoing documents and instruments;

         (4) All the tolls, rents, issues, profits, products, revenues and other income (including sales proceeds) of the property subjected or required to be subjected to the Lien of this Indenture, and all of the estate, right, title and interest of the Owner Trustee in and to the same and every part of said property;


         (5) All moneys and securities (including Permitted Investments) now or hereafter paid or deposited or required to be paid or deposited to or with the Indenture Trustee by or for the account of the Owner Trustee pursuant to any term of any Operative Agreement, except the Tax Indemnity Agreement, and held or required to be held by the Indenture Trustee hereunder;

         (6) All requisition proceeds with respect to the Aircraft or any part thereof (to the extent of the Owner Trustee's interest therein pursuant to the terms of the Lease) and all insurance proceeds with respect to the Aircraft or any part thereof from insurance required to be maintained by the Lessee under
Section 13 of the Lease, but excluding any insurance maintained by the Lessee and not required under Section 13 of the Lease; and

         (7) All proceeds of the foregoing.

         Notwithstanding the foregoing provisions:

         (a) (i) whether or not an Indenture Event of Default shall occur and be continuing, the Owner Trustee and the Owner Participant shall at all times retain the right, to the exclusion of the Indenture Trustee, (A) to Excepted Payments and to commence an action at law to obtain such Excepted Payments and
(B) to adjust Basic Rent and the percentages relating to Stipulated Loss Value and Termination Value and the EBO Price as provided in Section 3.04 of the Lease and Section 15.01 of the Participation Agreement, (C) to exercise any election or option to make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case only to the extent relating to, Excepted Payments (except for, in respect of Basic Rent constituting an Excepted Payment, the manner by which such amount is paid), (D) to retain the rights of the "Lessor" with respect to solicitations of bids, and the election to retain the Aircraft, pursuant to Article 10 of the Lease, (E) to retain the right of "Lessor" to determine the Fair Market Rental or Fair Market Value pursuant to
Article 4 of the Lease, (F) to retain all rights with respect to insurance maintained for its own account which Section 13.05 of the Lease specifically confers on the "Lessor" and (G) to exercise, to the extent necessary to enable it to exercise its rights under Section 8.03 hereof, the rights of the "Lessor" under Section 17.04 of the Lease;

         (ii)whether or not an Indenture Event of Default shall occur and be continuing, the Owner Trustee and the Indenture Trustee shall each have the rights separately but not to the exclusion of the other (agreement of both required in the case of clause (E) below), (A) to receive from the Lessee all notices, certificates, reports, filings, opinions of counsel, copies of all documents and all information which the Lessee is permitted or required to give or furnish to the "Lessor" pursuant to the Lease or to the Owner Trustee pursuant to any other Operative Agreement, (B) to exercise inspection rights pursuant to Section 14.01 of the Lease (provided that if an Indenture Event of Default shall be continuing, no inspection right of the Owner Trustee shall interfere with the efforts of the Indenture Trustee to exercise remedies under the Lease or this Indenture), (C) to maintain separate insurance pursuant to
Section 13.05 of the Lease and to retain all rights with respect to such insurance maintained for its own account, (D) to give any notice of default under Section 16.01 of the Lease and to declare the Lease in default in respect thereof, and (E) the right to consent to changes to the list of countries on Schedule III to the Participation Agreement;

         (iii)(A) so long as no Indenture Event of Default shall have occurred and be continuing (but subject to the provisions of Section 8.01 hereof), the Owner Trustee shall retain the right, to the exclusion of the Indenture Trustee, to approve as satisfactory any accountants, engineers, appraisers or counsel to render services for or issue appraisals, reports, certificates or opinions to the Owner Trustee pursuant to express provisions of the Operative Agreements, and (B) so long as no Indenture Event of Default not constituting an Event of Default shall have occurred and be continuing (but subject to the provisions of Section 8.01 hereof), the Owner Trustee shall retain the right, jointly with the Indenture Trustee (agreement of both not being required), to further assurances and financial information from the Lessee pursuant to
Section 19.01 of the Lease (other than the right to receive any funds to be delivered to the "Lessor" under the Lease (except funds delivered with respect to Excepted Payments) and under the Purchase Agreement; and

         (iv)at all times the Owner Trustee shall have the right as Lessor, but not to the exclusion of the Indenture Trustee, to seek specific performance of the covenants of the Lessee under the Lease relating to the protection, insurance, maintenance, possession and use of the Aircraft.

         (b) The leasehold interest granted to the Lessee by the Lease shall not be subject to the security interest granted by this Indenture, and nothing in this Indenture shall affect the rights of the Lessee under the Lease so long as no Event of Default has occurred and is continuing.


                                HABENDUM CLAUSE

         TO HAVE AND TO HOLD the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the equal and ratable benefit and security of the Holders from time to time of the Certificates, without any priority of any one Certificate over any other and for the uses and purposes and subject to the terms and conditions set forth in this Indenture.

         It is expressly agreed that anything contained in this Indenture to the contrary notwithstanding, the Owner Trustee shall remain liable under the Indenture Documents to perform all of the obligations assumed by it under any of those documents, all in accordance with and pursuant to the terms and provisions of those documents, and the Indenture Trustee and the Holders of the Certificates shall have no obligation or liability under the Indenture Documents by reason of or arising out of the assignment under this Indenture, nor shall the Indenture Trustee or the Holders of the Certificates be required or obligated in any manner to perform or fulfill any obligations of the Owner Trustee under or pursuant to the Indenture Documents or, except as expressly provided in this Indenture, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         Effective upon the occurrence and continuance of an Indenture Event of Default, the Owner Trustee hereby constitutes the Indenture Trustee the true and lawful attorney of the Owner Trustee, irrevocably, with full power (in the name of the Owner Trustee or otherwise), subject to the terms and conditions of this Indenture, to ask, require, demand, receive, compound and give acquittance for any and all Basic Rent, Supplemental Rent payable to the Owner Trustee, Stipulated Loss Value and Termination Value payments, insurance proceeds and any and all moneys and claims for moneys due and to become due under or arising out of the Lease (subject to Section 8.01 hereof) or the other Indenture Documents (other than Excepted Payments), to endorse any checks or other instruments or orders in connection with the same and to file any claims, take any action or institute any proceeding which the Indenture Trustee may deem to be necessary or advisable in the premises.

         Under the Lease the Lessee is directed to make all payments of Rent (other than Excepted Payments not constituting Basic Rent) payable to the Owner Trustee and all other amounts (other than Excepted Payments not constituting Basic Rent) which are required to be paid to or deposited with the Owner Trustee pursuant to the Lease directly to the Indenture Trustee at such address in the United States of America as the Indenture Trustee shall specify for application as provided in this Indenture. The Owner Trustee agrees that if, notwithstanding such provision, it shall have received any such amounts, promptly on receipt of any such payment, it will transfer to the Indenture Trustee any and all moneys from time to time received by the Owner Trustee constituting part of the Trust Indenture Estate for distribution by the Indenture Trustee pursuant to this Indenture, except that the Owner Trustee shall accept for distribution pursuant to the Trust Agreement (i) any amounts distributed to it by the Indenture Trustee under this Indenture, and
(ii) any Excepted Payments not constituting Basic Rent.

         The Owner Trustee agrees that at any time and from time to time, upon the written request of the Indenture Trustee, the Owner Trustee will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Indenture Trustee may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and of the rights and powers herein granted; provided, however, that the Owner Trustee shall have no obligation to execute and deliver or cause to be executed or delivered to the Indenture Trustee any such instrument or document if such execution and delivery would result in the imposition of additional liabilities on the Owner Trustee or the Owner Participant or would result in a burden on the Owner Participant's business activities, unless the Owner Trustee or the Owner Participant, as the case may be, is indemnified to its reasonable satisfaction against any losses, liabilities and expenses incurred in connection with such execution and delivery.

         The Owner Trustee does hereby warrant and represent that it has not assigned, pledged or otherwise disposed of, and hereby covenants that it will not assign or pledge or otherwise dispose of, so long as the assignment hereunder shall remain in effect, any of its right, title or interest hereby assigned, to anyone other than the Indenture Trustee, and that it will not, except in respect of Excepted Payments or otherwise as provided in or permitted by this Indenture, accept any payment from the Lessee or any sublessee, enter into an agreement amending or supplementing any of the Operative Agreements, execute any waiver or modification of, or consent under the terms of any of the Operative Agreements, settle or compromise any claim (other than claims in respect of Excepted Payments) against the Lessee arising under any of the Operative Agreements, or submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Operative Agreements, to arbitration thereunder.

         Concurrently with the delivery of this Indenture, the Owner Trustee has delivered to the Indenture Trustee executed counterparts of the Trust Agreement and the chattel paper original counterpart of the Lease.

         It is hereby further covenanted and agreed by and between the parties as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01. Definitions. Unless the context otherwise requires, capitalized terms utilized herein shall have the meanings set forth in
Schedule II hereto for all purposes of this Indenture and shall be equally applicable to both the singular and plural forms of the terms defined.


                                  ARTICLE II

                          ISSUE, EXECUTION, FORM AND
                         REGISTRATION OF CERTIFICATES

         SECTION 2.01. Authentication and Delivery of Certificates. Forthwith upon the execution and delivery of this Indenture, and from time to time thereafter, Certificates in an aggregate principal amount not in excess of the amount specified in Section 2.04 hereof (except as otherwise provided in Sections 2.06 and 2.07 hereof) shall be executed by the Owner Trustee and delivered to the Indenture Trustee for authentication, and the Indenture Trustee shall thereupon authenticate and deliver said Certificates to or upon the oral or written order of the Owner Trustee, signed, if written, by an authorized officer of the Owner Trustee, without any further action by the Owner Trustee.

         SECTION 2.02. Execution of Certificates. The Certificates shall be signed on behalf of the Owner Trustee by an authorized officer of FSBU. Such signatures may be the manual or facsimile signatures of such officer and minor errors or defects in any reproduction of any such signature shall not affect the validity or enforceability of any Certificate which has been duly authenticated and delivered by the Indenture Trustee.

         In case any officer of FSBU who shall have signed any of the Certificates shall cease to be such officer before the Certificate so signed shall be authenticated and delivered by the Indenture Trustee or disposed of by FSBU, such Certificate nevertheless may be authenticated and delivered or disposed of as though the person who signed such Certificate had not ceased to be such officer of FSBU; and any Certificate may be signed on behalf of the Owner Trustee by such person or persons as, at the actual date of the execution of such Certificate, shall be the proper officers of FSBU, although at the date of the execution and delivery of this Indenture any such person was not such an officer. Certificates bearing the facsimile signatures of individuals who were authorized officers of FSBU at the time such Certificates were issued shall bind the Owner Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the respective dates of such Certificates.

         SECTION 2.03. Certificate of Authentication. Only such Certificates as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit B, executed by the Indenture Trustee by manual signature of one of its authorized officers, shall be entitled to the security and benefits of this Indenture or be valid or obligatory for any purpose.
Such certificate by the Indenture Trustee upon any Certificate executed by the Owner Trustee shall be conclusive evidence that the Certificate so authenticated has been duly authenticated and delivered hereunder and that the Holder, as evidenced on the Register, is entitled to the security and benefits of this Indenture.

         SECTION 2.04. Form and Terms of Certificates; Payments of Principal, Make-Whole Premium and Interest. The Certificates and the Indenture Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit B hereto. Certificates may differ with respect to Maturity and as to other terms. The Certificates shall be issuable as registered securities without coupons and shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Owner Trustee executing the same may determine with the approval of the Indenture Trustee.

         The aggregate principal amount of Certificates that may be authenticated and delivered under this Indenture is limited as provided in the form of Certificate attached as Exhibit B hereto. The Certificates shall be issued in registered form only and in denominations of $1,000 and any integral multiple thereof, shall be dated the Refunding Date, and shall be issued in the Maturities and principal amounts, and shall bear interest at the rates per annum, specified in the form of Certificate set forth in Exhibit B.

         Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

         Each Certificate shall bear interest from the date of original issuance thereof or from the most recent date to which interest has been paid and duly provided for, as the case may be, which shall be payable on the dates specified on the face of the form of Certificate set forth in Exhibit B hereto until the principal thereof is paid. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

         Notwithstanding the preceding paragraph, each Certificate shall bear interest at the Past Due Rate on any principal, interest and any other amount payable hereunder or under such Certificate, which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full, payable from time to time on demand of the Indenture Trustee.

         The principal of, and Make-Whole Premium, if any, and interest on, the Certificates shall be payable at the Corporate Trust Office of the Indenture Trustee or at any office or agency maintained for such purpose pursuant to Section 3.02 hereof; provided, however, that interest may be payable at the option of the Indenture Trustee or its Paying Agent, as defined in Section 3.04, by mailing checks for such interest payable to or upon the written order of the Holders entitled thereto as they shall appear on the Register. If any amount payable under the Certificates, or under this Indenture, falls due on a day that is not a Business Day, then such sum shall be payable on the next succeeding Business Day, without (provided that payment is made on such next succeeding Business Day) additional interest thereon for the period of such extension.

         The Holder at the close of business on any Record Date with respect to any Payment Date shall be entitled to receive the interest if any payable on such Payment Date notwithstanding any transfer or exchange of such Certificate subsequent to the Record Date and prior to such Payment Date, except if and to the extent the Owner Trustee shall default in the payment of the interest due on such Payment Date, in which case such defaulted interest shall be paid to the Holder at the close of business on a subsequent Record Date (which shall be not less than five (5) or more than fifteen (15) Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Owner Trustee to the Holders not less than fifteen (15) days preceding such subsequent Record Date.

         SECTION 2.05. Payments from Trust Indenture Estate Only. All payments to be made by the Owner Trustee under this Indenture shall be made only from the income and the proceeds from the Lessor's Estate to the extent included in the Trust Indenture Estate and from any other amounts of the type described in Section 5.01 hereof to the extent actually received by the Indenture Trustee and only to the extent that the Owner Trustee shall have sufficient income or proceeds from the Lessor's Estate to the extent included in the Trust Indenture Estate (and such other amounts) to enable the Indenture Trustee to make distributions of the amounts due in respect of the Certificates in accordance with the terms hereof and thereof. Each Holder by its acceptance of a Certificate agrees that it will look solely to the income and proceeds from the Trust Indenture Estate (and such other amounts of the type described in Section 5.01 hereof to the extent actually received by the Indenture Trustee) to the extent available for distribution to it as provided herein and that neither the Owner Participant, the Owner Trustee, FSBU nor the Indenture Trustee is personally liable to such Holder for any amounts payable under this Indenture or such Certificate or for any amounts payable or liability under any Certificate or this Indenture, except as expressly provided herein in the case of FSBU, the Owner Trustee or the Indenture Trustee.

         FSBU is not personally liable to any Holder, the Lessee, the Owner Participant or the Indenture Trustee for any amounts payable under this Indenture or for any liability under this Indenture or the Certificates, except as a result of FSBU's gross negligence or willful misconduct, or as otherwise expressly provided herein or in the Participation Agreement.

         If (1) all or any part of the Lessor's Estate becomes the property of a debtor subject to the reorganization provisions of the Bankruptcy Code, (2) pursuant to such reorganization provisions the Owner Participant is required, by reason of the Owner Participant being held to have recourse liability to the debtor or the trustee of the debtor directly or indirectly, to make payment on account of any amount payable as principal of or interest, Make-Whole Premium or other amounts payable on the Certificates, and (3) the Indenture Trustee actually receives any Recourse Amount which reflects any payment by the Owner Participant on account of (2) above, then the Indenture Trustee shall promptly refund to the Owner Participant such Recourse Amount. Nothing contained in this paragraph shall prevent the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Participant under the Participation Agreement, or from retaining any amount paid by the Owner Participant under Sections 5.01, 8.02 and 8.03 hereof.

         SECTION 2.06. Registration, Transfer and Exchange. The Indenture Trustee will keep, on behalf of the Owner Trustee, at each office or agency to be maintained for the purpose as provided in Section 3.02 hereof a Register or Registers on which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Certificates as provided in this Article. Such Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

         Upon due presentation for registration of transfer of any Certificate at any such office or agency, the Owner Trustee shall execute and the Indenture Trustee shall authenticate and deliver in the name of the transferee or transferees a new Certificate or Certificates of the same Maturity and interest rate and in authorized denominations for an equal aggregate principal amount.

         Any Certificate or Certificates may be exchanged for a Certificate or Certificates of the same Maturity and interest rate but in other authorized denominations, in an equal aggregate principal amount. Certificates to be exchanged shall be surrendered at any office or agency to be maintained by the Indenture Trustee for the purpose as provided in Section 3.02 hereof, and the Owner Trustee shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor the Certificate or Certificates which the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously or previously outstanding.

         All Certificates presented for registration of transfer, exchange, prepayment or payment shall (if so required by the Owner Trustee or the Indenture Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Owner Trustee and the Indenture Trustee duly executed by the Holder or its attorney duly authorized in writing and (except in the case of transfers pursuant to Section 15.01 of the Participation Agreement) the Indenture Trustee may require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act.

         The Indenture Trustee may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Certificates. No service charge shall be levied for any such transaction.

         The Indenture Trustee shall not be required to exchange or register a transfer of any Certificates (a) for a period of fifteen (15) days immediately preceding the first mailing of notice of prepayment of such Certificates or
(b) with respect to which notice of prepayment has been given pursuant to
Section 6.03 hereof and such notice has not been revoked.

         All Certificates issued upon any transfer or exchange of Certificates shall be valid obligations of the Owner Trustee, evidencing the same debt, and entitled to the same security and benefits under this Indenture, as the Certificates surrendered upon such transfer or exchange.

         SECTION 2.07. Mutilated, Defaced, Destroyed, Lost and Stolen Certificates. In case any temporary or definitive Certificate shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Owner Trustee in its discretion may execute, and upon the oral or written request of any officer of FSBU, the Indenture Trustee shall authenticate and deliver, a new Certificate of like Maturity, bearing a number not contemporaneously or previously outstanding, in exchange and substitution for the mutilated or defaced Certificate, or in lieu of and substitution for the Certificate so apparently destroyed, lost or stolen. In case of any Certificate so apparently destroyed, lost or stolen, the applicant for a substitute Certificate shall furnish to the Owner Trustee and to the Indenture Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and evidence to their satisfaction of the apparent destruction, loss or theft of such Certificate and of the ownership thereof.

         Upon the issuance of any substitute Certificate, the Owner Trustee or the Indenture Trustee may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses connected therewith. In case any Certificate which has matured or is about to mature, or has been called for prepayment in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Owner Trustee may, instead of issuing a substitute Certificate, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Certificate), if the applicant of any Certificate so apparently destroyed, lost or stolen, for such payment shall furnish to the Owner Trustee and to the Indenture Trustee such security or indemnity as any of them may require to save each of them harmless and the applicant shall also furnish to the Owner Trustee and the Indenture Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Certificate and of the ownership thereof.

         Every substitute Certificate issued pursuant to the provisions of this Section by virtue of the fact that any Certificate is apparently destroyed, lost or stolen shall constitute an original additional contractual obligation of the Owner Trustee, whether or not the apparently destroyed, lost or stolen Certificate shall be enforceable at any time by anyone and shall be entitled to all the security and benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Certificates duly authenticated and delivered hereunder. All Certificates shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Certificates and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         SECTION 2.08. Cancellation of Certificates; Destruction Thereof. All Certificates surrendered for payment, prepayment, registration of transfer or exchange, if surrendered to the Owner Trustee or any agent of the Owner Trustee or the Indenture Trustee, shall be delivered to the Indenture Trustee for cancellation or, if surrendered to the Indenture Trustee, shall be cancelled by it; and no Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Indenture Trustee shall destroy cancelled Certificates held by it and deliver a certificate of destruction to the Owner Trustee. If the Owner Trustee shall acquire any of the Certificates, such acquisition shall not operate as a prepayment or satisfaction of the indebtedness represented by such Certificates unless and until the same are delivered to the Indenture Trustee for cancellation.

         SECTION 2.09. Temporary Certificates. Pending the preparation of definitive Certificates, the Owner Trustee may execute and, upon the oral or written request of an officer of FSBU, the Indenture Trustee shall authenticate and deliver temporary Certificates (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Indenture Trustee). Temporary Certificates shall be issuable as registered Certificates without coupons, of any authorized denomination, and substantially in the form of the definitive Certificates but with such omissions, insertions and variations as may be appropriate for temporary Certificates, all as may be determined by the Owner Trustee with the concurrence of the Indenture Trustee. Temporary Certificates may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Certificate shall be executed by the Owner Trustee and, upon the oral or written request of an authorized officer of the Owner Trustee, be authenticated by the Indenture Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Certificates. Without unreasonable delay the Owner Trustee shall execute and shall furnish definitive Certificates and thereupon temporary Certificates shall be surrendered in exchange therefor without charge at any office or agency to be maintained by the Indenture Trustee for the purpose pursuant to
Section 3.02 hereof, and, upon the oral or written request of an authorized officer of the Owner Trustee, the Indenture Trustee shall authenticate and deliver in exchange for such temporary Certificates an equal aggregate principal amount of definitive Certificates of the same Maturities and interest rates and in authorized denominations. Until so exchanged, temporary Certificates shall be entitled to the same security and benefits under this Indenture as definitive Certificates.

         SECTION 2.10. Termination of Interest in Trust Indenture Estate. A Holder shall not, as such, have any further interest in, or other right with respect to, the Trust Indenture Estate when and if the principal amount of and Make-Whole Premium, if any, and interest on and other amounts due under all Certificates held by such Holder and all other sums payable to such Holder hereunder shall have been paid in full.

         SECTION 2.11. Certificates in Respect of Replacement Aircraft. Upon the execution and delivery of an Indenture and Security Agreement Supplement covering a replacement airframe and/or Replacement Engine, as provided in
Section 9.09 hereof, each Certificate shall be deemed to have been issued in connection with such replacement airframe and/or Replacement Engine and each Certificate issued thereafter upon a transfer or exchange of, or as a replacement for, a Certificate, shall be designated as having been issued in connection with such replacement airframe and/or Replacement Engine, but without any other change therein except as provided for in this Article II.

         SECTION 2.12. Assumption of Obligations Under Certificates and Other Operative Agreements. If, in accordance with and subject to the satisfaction of the conditions set forth in Section 7.11 of the Participation Agreement, the Lessee shall assume all of the obligations of the Owner Trustee hereunder, under the Certificates and all other Operative Agreements, the Owner Participant and the Owner Trustee shall be released and discharged from any further obligations hereunder and under the Certificates and all other Operative Agreements (except any obligations that have accrued prior to such assumption).




                                  ARTICLE III

                                   COVENANTS

         SECTION 3.01. Payment of Principal, Make-Whole Premium and Interest. The Owner Trustee covenants and agrees that it will, subject to Section 2.05 hereof, duly and punctually pay or cause to be paid the principal of, and interest and Make-Whole Premium, if any, and all other amounts due on, each of the Certificates and under this Indenture at the place or places, at the respective times and in the manner provided in this Indenture and in the Certificates.

         Principal and interest and other amounts due hereunder or under the Certificates shall be payable in Dollars on the due date thereof, to the Indenture Trustee at the Corporate Trust Office (or such other account at such other financial institution as the Indenture Trustee may designate for the purpose). If any amount payable under the Certificates or under this Indenture falls due on a day which is not a Business Day, then such sum shall be payable on the next succeeding Business Day, without (provided that payment is made on such next succeeding Business Day) additional interest thereon for the period of such extension.

         SECTION 3.02. Offices for Payments, etc. So long as any of the Certificates remain outstanding, the Indenture Trustee will maintain the following: (a) an office or agency where the Certificates may be presented for payment and (b) a facility or agency in New York, New York where the Certificates may be presented for registration of transfer and for exchange and for prepayment as provided in this Indenture (the "Registrar"). The Registrar shall keep a register (the "Register") with respect to the Certificates and their transfer and exchange. The Indenture Trustee may appoint one or more co-registrars ("Co-Registrars") for the Certificates and may terminate any such appointment at any time upon written notice. The term "Registrar" includes any Co-Registrar.

         The Indenture Trustee shall initially act as Registrar.

         SECTION 3.03. Appointment to Fill a Vacancy in Office of Indenture Trustee. The Owner Trustee, whenever necessary to avoid or fill a vacancy in the office of Indenture Trustee, will, with the consent of the Lessee, appoint, in the manner provided in Section 12.02 hereof, an Indenture Trustee, so that there shall at all times be an Indenture Trustee hereunder.

         SECTION 3.04. Paying Agents. Whenever the Indenture Trustee in its sole discretion shall appoint a paying agent (the "Paying Agent"), it will cause the Paying Agent to execute and deliver an instrument in which the Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section:

         (a) that it will hold all sums received by it as such agent for the payment of the principal of, and interest and Make-Whole Premium, if any, on the Certificates (whether such sums have been paid to it by the Indenture Trustee or the Owner Trustee) in trust for the benefit of the Holders or of the Indenture Trustee, and

         (b) that it will give the Indenture Trustee notice of any failure by the Owner Trustee to make any payment of the principal of or interest or Make-Whole Premium, if any, on the Certificates when the same shall be due and payable.

         Anything in this Section to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Sections 14.03 and 14.04 hereof.

         SECTION 3.05.  Covenants of FSBU and the Owner Trustee.

         (a) FSBU hereby covenants and agrees to perform its covenants set forth in Sections 7.04(b) and 7.04(c) of the Participation Agreement.

         (b)  The Owner Trustee hereby covenants and agrees as follows:

         (i) in the event a Responsible Officer of the Owner Trustee shall have actual knowledge of an Indenture Event of Default, an Indenture Default or an Event of Loss, the Owner Trustee will give prompt written notice of such Indenture Event of Default, Indenture Default or Event of Loss to the Indenture Trustee, the Lessee and the Owner Participant;

         (ii)the Owner Trustee will furnish to the Indenture Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Trustee under the Lease, including, without limitation, a copy of each report or notice received pursuant to Section 11 of the Lease, to the extent that the same shall not have been furnished to the Indenture Trustee;

         (iii)the Owner Trustee will not enter into any business or other activity other than the business of owning the Aircraft, the leasing thereof to the Lessee and the carrying out of the transactions contemplated hereby and by the Lease, the Participation Agreement, the Trust Agreement and the other Indenture Documents; and

         (iv)except as contemplated by the Operative Agreements, the Owner Trustee will not contract for, create, incur or assume any debt, and will not guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing, or otherwise), endorse or otherwise take action to become contingently liable, directly or indirectly, in connection with the debt of any other Person.

         SECTION 3.06.  [Intentionally Left Blank.]

         SECTION 3.07. Disposal of Trust Indenture Estate. At any time and from time to time any part of the Trust Indenture Estate may be sold or disposed of in accordance with the provisions of this Indenture and the Lease. The Indenture Trustee shall, from time to time, release any part of the Trust Indenture Estate so sold or disposed of or as to which an Event of Loss has occurred or as to which the Lease has been terminated from the Lien of this Indenture. In addition, to the extent that such property constitutes an Airframe or Engine, the further requirements of Section 9.08 hereof shall be complied with.

         SECTION 3.08. No Representations or Warranties as to Aircraft or Documents. NEITHER THE INDENTURE TRUSTEE NOR THE OWNER TRUSTEE NOR FSBU NOR THE OWNER PARTICIPANT MAKES OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, WORKMANSHIP, VALUE, CONDITION, DESIGN, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE OF THE AIRCRAFT OR ANY ENGINE, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE AIRCRAFT OR ANY ENGINE WHATSOEVER, except that FSBU warrants that on the Delivery Date (a) the Owner Trustee shall have received whatever title was conveyed to it by the Lessee, and (b) the Aircraft shall be free and clear of Lessor's Liens attributable to FSBU. Neither FSBU, the Indenture Trustee nor the Owner Participant makes or shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Trust Agreement, the Certificates or any Indenture Document or as to the correctness of any statement contained in any thereof, except for the representations and warranties of FSBU, the Indenture Trustee and the Owner Participant made under this Indenture or in the Participation Agreement.

         SECTION 3.09. Further Assurances; Financing Statements. At any time and from time to time, upon the request of the Indenture Trustee or the Lessee, the Owner Trustee shall promptly and duly execute and deliver any and all such further instruments and documents as may be specified in such request and as are necessary or advisable to perfect, preserve or protect the Liens and assignments created or intended to be created hereby, or to obtain for the Indenture Trustee the full benefit of the specific rights and powers granted herein, including, without limitation, the execution and delivery of Uniform Commercial Code financing statements and continuation statements with respect thereto, or similar instruments relating to the perfection of the Liens or assignments created or intended to be created hereby.


                                  ARTICLE IV

                                 HOLDER LISTS

         SECTION 4.01. Holder Lists; Ownership of Certificates. (a) The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Indenture Trustee is not the Registrar, the Registrar shall furnish to the Indenture Trustee semi-annually not more than fifteen
(15) days after each Record Date, as of such Record Date, or at such other times as the Indenture Trustee may request in writing, a list, in such form and as of such date as the Indenture Trustee may reasonably require, containing all the information in the possession or control of the Registrar as to the names and addresses of the Holders and the amounts and Maturities of the Certificates held by such Holders.

         (b) Ownership of the Certificates shall be proved by the Register kept by the Registrar.


                                   ARTICLE V

                   RECEIPT, DISTRIBUTION AND APPLICATION OF
                    INCOME FROM THE TRUST INDENTURE ESTATE

         SECTION 5.01. Basic Rent Distribution. Except as otherwise provided in Section 5.03 hereof, each installment of Basic Rent, any amount paid by the Owner Participant under Section 2.03 of the Participation Agreement, any payment of interest on overdue installments of Basic Rent and any payment received by the Indenture Trustee pursuant to Section 8.03(a) hereof shall be promptly distributed in the following order of priority: first, so much of such installment or payment as shall be required to pay in full the aggregate amount of the payment or payments of principal and interest and other amounts (as well as any interest on overdue principal and, to the extent permitted by law, on Make-Whole Premium, if any, interest and other amounts) then due under all Certificates shall be distributed to the Holders ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each such Certificate bears to the aggregate amount of the payments then due under all such Certificates, and, second, the balance if any of such installment or payment remaining thereafter shall be distributed to the Owner Trustee, or as the Owner Trustee may request, for distribution pursuant to the Trust Agreement.

         SECTION 5.02.  Event of Loss and Replacement; Prepayment.  (a)
Except as otherwise provided in Section 5.03 hereof, any payment received by the Indenture Trustee as the result of an Event of Loss with respect to the Aircraft (including pursuant to Section 11.03(e) of the Lease, but, in the case of said Section 11.03(e), subject to the time limits specified therein) or as the result of, or in connection with any event under the Lease giving rise to, a prepayment pursuant to Section 6.02 hereof, shall be promptly distributed by the Indenture Trustee in the following order of priority: first, to reimburse the Indenture Trustee for any costs or expenses reasonably incurred in connection with such prepayment, second, as provided in clause "second" of Section 5.03 hereof (without giving effect to the parenthetical at the end thereof), and third, as provided in clause "third" of Section 5.03 hereof; provided that if a replacement airframe shall be substituted for an Airframe subject to an Event of Loss as provided in Section 11.03 of the Lease and Section 9.08 hereof, any proceeds which result from such Event of Loss and are paid to the Indenture Trustee shall be held by the Indenture Trustee as part of the Trust Indenture Estate and, unless otherwise applied pursuant to
Section 5.01 or 5.03 hereof, such proceeds shall be released to the Lessee upon the release of such damaged Airframe and the replacement thereof as herein provided.

         (b) Any amounts received directly or indirectly from any governmental authority, insurer or other party pursuant to any provision of
Article 11 or 13 of the Lease as the result of loss or damage not constituting an Event of Loss with respect to the Aircraft, or as a result of such loss or damage constituting an Event of Loss (x) if and to the extent that such amounts would at the time be required to be paid to the Lessee pursuant to said Article 11 or 13 but for the fact that an Event of Default shall have occurred and be continuing or (y) are pledged to the Lessor as security in connection with an Event of Loss in accordance with
Section 11.03(e) of the Lease, shall be held by the Indenture Trustee as security for the obligations of the Lessee under the Lease and the Participation Agreement and shall be invested in accordance with the terms of Section 5.08 hereof and at such time as the conditions for payment to the Lessee specified in said Article 11 or 13, as the case may be, shall be fulfilled and there shall not be continuing any Event of Default, such amount, and the proceeds of any investment thereof, shall, to the extent not theretofore applied, be paid to the Lessee to the extent provided in the Lease.

         SECTION 5.03. Payment After Indenture Event of Default, etc. Except as otherwise provided in Sections 5.02(b), 5.04(b), 5.04(c) and 5.05 hereof, all payments (other than Excepted Payments) received and all amounts held or realized by the Indenture Trustee (a) after an Indenture Event of Default shall have occurred and so long as such an Indenture Event of Default shall be continuing, and after the Indenture Trustee has received a request in accordance with Section 7.10 hereof, or (b) after the Certificates shall have become due and payable as provided in Section 7.02(b) or (c) hereof, shall be promptly distributed by the Indenture Trustee in the following order of priority:


         first, so much of such payments or amounts as shall be required to reimburse the Indenture Trustee for any tax, expense, charge or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, products and profits of, the property included in the Trust Indenture Estate pursuant to
   Section 7.03(b) hereof) incurred by the Indenture Trustee (to the extent not previously reimbursed) (including, without limitation, the expenses of any sale, taking or other proceeding, attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Indenture Trustee in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Indenture Trustee, liquidated or otherwise, upon such Indenture Event of Default) shall be applied by the Indenture Trustee in reimbursement of such expenses;

         second, so much of such payments or amounts as shall be required to pay in full the aggregate unpaid principal amount of all Outstanding Certificates, all accrued but unpaid interest thereon to the date of distribution and all other amounts due hereunder and thereunder, shall be distributed to the Holders, and if the aggregate amount so to be distributed shall be insufficient to pay all such amounts in full as aforesaid, then such amount shall be distributed ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all Certificates held by each such Holder, the accrued but unpaid interest thereon to the date of distribution and all other amounts due hereunder and thereunder, bears to the aggregate unpaid principal amount of all Outstanding Certificates, plus accrued but unpaid interest thereon to the date of distribution and all other amounts due hereunder and thereunder (it being understood that amounts payable hereunder shall not include Make-Whole Premium); and

         third, the balance, if any of such payments or amounts remaining thereafter shall be distributed to the Owner Trustee for distribution pursuant to the Trust Agreement.

         SECTION 5.04. Certain Payments. (a) Except as otherwise provided in this Indenture, any payments received by the Indenture Trustee which are to be applied according to any provision in any other Indenture Document shall be applied thereunder in accordance therewith.

         (b) The Indenture Trustee will distribute, promptly upon receipt, any Excepted Payment (including, without limitation, any such payment constituting Basic Rent) received by it from the Owner Trustee or the Lessee pursuant to Article 8 or Article 9 of the Participation Agreement or as Supplemental Rent, directly to the Person (which may include the Indenture Trustee) entitled thereto.


         (c) Notwithstanding anything to the contrary contained herein, any sums received by the Indenture Trustee which constitute Excepted Payments shall be distributed promptly upon receipt by the Indenture Trustee directly to the Person or Persons entitled thereto.

         SECTION 5.05. Other Payments. Any payments received by the Indenture Trustee for which no provision as to the application thereof is made elsewhere in this Indenture or in any other Indenture Document (including without limitation Section 9 of the Lease) shall be distributed by the Indenture Trustee (a) to the extent received or realized at any time prior to the payment in full of all obligations to the Holders, in the order of priority specified in Section 5.01 hereof, and (b) to the extent received or realized at any time after payment in full of all obligations to the Holders, in the following order of priority: first, in the manner provided in clause "first" of Section 5.03 hereof and second, in the manner provided in clause "third" of Section 5.03 hereof.

         SECTION 5.06. Payments to Owner Trustee. Any amounts distributed hereunder by the Indenture Trustee to the Owner Trustee shall be paid to the Owner Trustee by wire transfer of immediately available funds of the type received by the Indenture Trustee at such office and to such account or accounts of such entity or entities as shall be designated by notice from the Owner Trustee to the Indenture Trustee from time to time. The Owner Trustee hereby notifies the Indenture Trustee that unless and until the Indenture Trustee receives notice to the contrary from the Owner Trustee, all amounts to be distributed to the Owner Trustee hereunder for distribution in accordance with the Trust Agreement shall be distributed by wire transfer of immediately available funds of the type received by the Indenture Trustee to such account of the Owner Participant as may be specified pursuant to Section 2.06 of the Trust Agreement.

         SECTION 5.07. Application of Payments. Each payment of principal of and interest or other amounts due on each Certificate shall, except as otherwise provided herein, be applied, first, to the payment of interest on such Certificate due and payable to the date of such payment, as provided in such Certificate, as well as any interest on overdue principal and Make-Whole Premium, if any, and, to the extent permitted by law, interest and other amounts due thereunder, second, to the payment of any other amount (other than the principal of such Certificate) due hereunder to the Holder of such Certificate or under such Certificate, third, to the payment of the principal of such Certificate if then due hereunder or under such Certificate and fourth, the balance, if any remaining thereafter, to the payment of the principal of such Certificate remaining unpaid (provided that such Certificate shall not be subject to prepayment without the consent of the affected Holder except as permitted by Sections 6.02, 6.06 and 8.02 hereof); provided that, solely for the purpose of determining whether an Indenture Event of Default shall have occurred and be continuing, each such payment shall be deemed applied in the following order of priority: first, in the manner provided in clause "first" above, second, in the manner provided in clause "third" above, third, in the manner provided in clause "second" above and fourth, in the manner provided in clause "fourth" above.

         SECTION 5.08. Investment of Amounts Held by Indenture Trustee. Amounts held by the Indenture Trustee pursuant to Section 5.02(b) hereof or pursuant to any provision of any Indenture Document providing for investment by the Indenture Trustee of sums pursuant to Section 23.01 of the Lease or this Section 5.08 shall be invested by the Indenture Trustee from time to time in securities selected by (i) so long as no Event of Default shall have occurred and be continuing, the Lessee (and in the absence of written direction by the Lessee, the Indenture Trustee shall invest such monies in direct obligations of the United States of America) or (ii) so long as an Event of Default shall have occurred and be continuing, the Indenture
Trustee and in each case shall be of the type listed in clauses (i) through
(iv) of Section 23.01 of the Lease. Unless otherwise expressly provided in this Indenture, any income realized as a result of any such investment, net of the Indenture Trustee's reasonable fees and expenses in making such investment, shall be held and applied by the Indenture Trustee in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Lessee shall be responsible for and will promptly pay to the Indenture Trustee or the Lessor, as the case may be, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other costs and expenses, if any, incurred by the Indenture Trustee or the Lessor in connection with such investment), such amount to be disposed of in accordance with the terms hereof or the Lease, as the case may be. The Indenture Trustee shall not be liable for any loss resulting from any investment made by it under this Indenture in accordance with instructions from the Lessee other than by reason of its willful misconduct or gross negligence, and any such investment may be sold (without regard to its maturity) by the Indenture Trustee without instructions whenever the Indenture Trustee reasonably believes such sale is necessary to make a distribution required by this Indenture.

         Unless otherwise confirmed in writing, an account statement delivered by the Indenture Trustee to the Owner Trustee (with a copy to the Lessee) shall be deemed written confirmation by the Owner Trustee that the investment transactions identified therein accurately reflect the investment directions given to the Indenture Trustee by or on behalf of the Owner Trustee, unless the Owner Trustee (or the Lessee on its behalf) notifies the Indenture Trustee in writing to the contrary within 30 days of the date of receipt of such statement.

         SECTION 5.09. Withholding Taxes. The Indenture Trustee shall withhold any Taxes required to be withheld, except to the extent that the Holder has furnished evidence satisfactory to the Indenture Trustee of any exemption from withholding claimed by such Holder and under no circumstances shall the failure of any such Holder to receive any amounts so withheld constitute an Indenture Event of Default. Notwithstanding any provision to the contrary in Sections 5.01 through 5.05 hereof and subject to Article 8 of the Participation Agreement, if the Lessee is required to pay any such Tax, or any interest or penalty thereon, or to indemnify the Owner Participant or the Owner Trustee with respect thereto pursuant to Section 8.01(c) of the Participation Agreement, the Lessee shall be entitled to receive any payments otherwise distributable to the Holder of any Certificate who was subject to such Tax pursuant to Sections 5.01 to 5.05 hereof until the foregoing amounts shall have been recovered in full by the Lessee.


                                  ARTICLE VI

                          PREPAYMENT OF CERTIFICATES

         SECTION 6.01.  No Prepayment Prior to Maturity.   Except as provided
in Sections 6.02, 6.06 and 8.02 hereof, the Certificates may not be prepaid prior to their respective Maturities.

         SECTION 6.02. Prepayment of Certificates. (a) The Outstanding Certificates shall be prepaid in full (and not in part):

         (i) If an Event of Loss occurs with respect to the Airframe or with respect to the Airframe and the Engines or engines then installed on the Airframe (unless pursuant to Section 11.03 of the Lease and Section 9.08 hereof replacement equipment is substituted therefor).

         (ii)If the Lessee, pursuant to Section 4.02(a) of the Lease, gives notice of purchase of the Aircraft (and Section 2.12 hereof shall not be applicable in connection with such purchase).

         (iii)If the Owner Participant or the Owner Trustee on behalf of the Owner Participant gives notice of prepayment to the Indenture Trustee pursuant to Section 8.02 hereof.

         (iv)If the Lessee, pursuant to Section 10.01 of the Lease, gives notice of a voluntary termination for obsolescence or surplus, but subject to Section 6.02(c) below.

         (v) Pursuant to Section 15.01 of the Participation Agreement in connection with a refinancing of the Certificates.


         (b) In the event of a prepayment of the Certificates pursuant to Sections 6.02(a)(ii), (iv) and (v) above, the Owner Trustee, having received notice from the Lessee in accordance with and subject to the terms of Section 4.02(a) or 10.01 of the Lease or Section 15 of the Participation Agreement, as the case may be, shall give irrevocable (subject to clause (c) below) written notice to the Indenture Trustee and to the Holders of all of the Certificates specifying the Business Day on which the Certificates shall be prepaid. In the case of a prepayment of the Certificates pursuant to Section 6.02(a)(i) above, the Certificates shall be prepaid in full on the Loss Payment Date as defined in Section 11.02 of the Lease. In the case of a prepayment of the Certificates pursuant to Section 6.02(a)(iii) above, the Certificates shall be prepaid in full on the date so designated in the notice referred to in Section
8.02 hereof.  In the case of a prepayment of the Certificates pursuant to
Section 6.02(a)(ii) or (iv) above, the Certificates shall be prepaid in full on the Termination Date. In the case of a prepayment of the Certificates pursuant to Section 6.02(a)(v) above, the Certificates shall be prepaid on the effective date of the Refinancing. The day on which the Certificates are to be prepaid pursuant to this Section 6.01(b) is herein referred to as the "Prepayment Date".

         On or prior to the Prepayment Date, immediately available funds shall be deposited with the Indenture Trustee in an amount in respect of the Certificates equal to:

         (1) in the event of a prepayment of the Certificates pursuant to
   Section 6.02(a)(i), 6.02(a)(iii) (if clause (i) of the first sentence of Section 8.02(a) hereof is applicable) or, if such prepayment is made on or after the applicable Premium Termination Date, 6.02(a)(ii), 6.02(a)(iii) (if clause (ii) of the first sentence of Section 8.02(a) hereof is applicable), 6.02(a)(iv) or 6.02(a)(v) above, the sum of (A) the aggregate principal amount of such Certificates then Outstanding, (B) accrued interest on the Certificates to the Prepayment Date and (C) all other aggregate sums due the Indenture Trustee hereunder or under the Participation Agreement or the Lease, but excluding any Make-Whole Premium or other premium or penalty, or

         (2) if such prepayment is made prior to the applicable Premium Termination Date, in the event of a prepayment of the Certificates pursuant to Section 6.02(a)(ii), 6.02(a)(iii) (if clause (ii) of the first sentence of Section 8.02(a) hereof is applicable), 6.02(a)(iv) or 6.02(a)(v) above, the sum of the amounts specified in clauses (A), (B) and (C) of the preceding clause (1) plus any Make-Whole Premium payable in respect of all Certificates with respect to which the Premium Termination Date therefor has not occurred

(the aggregate amount required to be paid pursuant to this sentence being herein referred to as the "Prepayment Price").

         (c) If, pursuant to the last paragraph of Section 10.01(f) of the Lease, no Termination Date shall occur, or if no refinancing shall occur pursuant to Section 15.01 of the Participation Agreement, the Lessee shall give notice thereof to the Indenture Trustee, and the prepayment proposed to be effected in respect thereof shall not occur.

         SECTION 6.03. Notice of Prepayment to Holders. In order to effect any prepayment set forth in Section 6.02(a) hereof, the Indenture Trustee shall give prompt notice by first class mail of prepayment to each Holder of an Outstanding Certificate. Such notice may be revoked by the Owner Trustee at any time on or before the Prepayment Date by prompt notice to the Holders except as otherwise provided in the Lease or the Participation Agreement.

         All notices of prepayment shall state:

         (1)  the Prepayment Date,

         (2)  the applicable basis for determining the Prepayment Price,

         (3) that on the Prepayment Date, subject to the provisions hereof, the Prepayment Price will become due and payable, and that interest on the Certificates shall cease to accrue on and after such Prepayment Date, and

         (4) the place or places where such Certificates are to be surrendered for payment.

         SECTION 6.04. Deposit of Prepayment Price and Sinking Fund Redemption Price. On the Prepayment Date or the Sinking Fund Redemption Date (as defined in Section 6.06 hereof), the Owner Trustee shall, to the extent an amount equal to the Prepayment Price or the Sinking Fund Redemption Price (as defined in Section 6.06 hereof), as the case may be, shall not then be held in cash or Permitted Investments (marked-to-market net of all costs and expenses of liquidation thereof) by the Indenture Trustee in immediately available funds and deposited for the purpose, pay to the Indenture Trustee an amount equal to the difference between (a) the amount then so held and (b) the Prepayment Price or the Sinking Fund Redemption Price, as the case may be. If there shall so be on deposit and/or deposited the applicable Prepayment Price or Sinking Fund Redemption Price on or prior to a Prepayment Date or Sinking Fund Redemption Date, interest shall cease to accrue in respect of all or, in the case of a mandatory sinking fund redemption, the relevant portion being prepaid of, the Outstanding Certificates on and after such Prepayment Date or such Sinking Fund Redemption Date.


         SECTION 6.05. Certificates Payable on Prepayment Date. On the Prepayment Date, the Outstanding Certificates shall (except (A) if the Owner Trustee has requested the Indenture Trustee to revoke such notice of prepayment in accordance with Section 6.03 hereof or (B) as otherwise provided in the Lease) become due and payable and from and after such Prepayment Date (unless there shall be a default in the payment of the Prepayment Price) such Certificates shall cease to bear interest. Upon surrender by any Holder of its Certificate for prepayment in accordance with said notice, such Holder shall be paid the principal amount of its Certificate then outstanding, accrued interest thereon to the Prepayment Date, all other sums due to such Holder hereunder, under the Participation Agreement or the Lease, plus, if a Make-Whole Premium is payable pursuant to Section 6.02(b) hereof, the Make-Whole Premium in respect of such Certificate.

         If any Certificate called for prepayment shall not be so paid upon surrender thereof for prepayment, the principal shall, until paid, continue to bear interest from the Prepayment Date at the interest rate applicable to such Certificate.

         SECTION 6.06. Mandatory Sinking Fund Redemption. The Certificates with a Maturity of January 5, 2013 and the Certificates with a Maturity of January 5, 2016 shall be subject to partial redemption, at the aggregate principal amount set forth for the Certificates of the respective Maturity, on a pro rata basis, on each date specified in this Section (a "Sinking
Fund Redemption Date") for such payment on the Certificates of such Maturity. The Owner Trustee shall deposit funds sufficient to pay the Sinking Fund Redemption Price with the Indenture Trustee as provided in
Section 6.04 hereof. The Indenture Trustee shall pay from the amounts so deposited on each applicable Sinking Fund Redemption Date to the Holders of each Certificate then Outstanding on a pro rata basis the aggregate principal amount set forth below, together with accrued interest to such Sinking Fund Redemption Date, but without Make-Whole Premium (the "Sinking Fund Redemption Price"):


                               Principal Amount

                                      Certificates            Certificates
                                    with a Maturity         with a Maturity
 Sinking Fund Redemption Date      of January 5, 2013      of January 5, 2016
------------------------------    --------------------    --------------------

January 5, 1996                          $           0             $        0
July 5, 1996                                 1,109,050                      0
January 5, 1997                                      0                      0
July 5, 1997                                 1,201,660                      0
January 5, 1998                                      0                      0
July 5, 1998                                 1,293,350                      0
January 5, 1999                                      0                      0
July 5, 1999                                 1,392,030                      0
January 5, 2000                              1,557,670                      0
July 5, 2000                                         0                      0
January 5, 2001                              1,681,230                      0
July 5, 2001                                         0                      0
January 5, 2002                              3,806,730                      0
July 5, 2002                                    50,770                      0
January 5, 2003                                 75,680                      0
July 5, 2003                                         0                      0
January 5, 2004                              1,762,440                      0
July 5, 2004                                         0                      0
January 5, 2005                              1,384,680                      0
July 5, 2005                                         0                      0
January 5, 2006                              2,747,460                      0
July 5, 2006                                         0                      0
January 5, 2007                              3,110,340                      0
July 5, 2007                                         0                      0
January 5, 2008                              2,672,530                      0
July 5, 2008                                         0                      0
January 5, 2009                              4,408,670                      0
July 5, 2009                                         0                      0
January 5, 2010                              4,758,400                      0
July 5, 2010                                         0                      0
January 5, 2011                              5,135,860                      0
July 5, 2011                                         0                      0
January 5, 2012                              5,543,270                      0
July 5, 2012                                         0                      0
January 5, 2013                              4,668,180                      0
July 5, 2013                                         0                      0
January 5, 2014                                      0                      0
July 5, 2014                                         0                      0
January 5, 2015                                      0              6,367,540
July 5, 2015                                         0                      0
January 5, 2016                                      0              6,798,460
                                  --------------------    --------------------
Total                                      $48,360,000            $13,166,000


                                  ARTICLE VII

                    INDENTURE EVENTS OF DEFAULT; REMEDIES
                       OF INDENTURE TRUSTEE AND HOLDERS

         SECTION 7.01. Indenture Event of Default. "Indenture Event of Default" means any of the following events (whatever the reason for such Indenture Event of Default and whether it shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) any Event of Default specified in Article 16 of the Lease (other than an Event of Default arising solely as the result of the failure to make an Excepted Payment unless the Owner Participant shall notify the Indenture Trustee in writing that such failure shall constitute an Indenture Event of Default); or

         (ii)any failure of the Owner Trustee to (A) observe any of its covenants in the fifth paragraph following the Habendum Clause hereof or
   Section 3.05(b)(iii) hereof or Section 7.02(b) of the Participation Agreement (unless otherwise removed as Owner Trustee within 10 days after notice thereof to the Owner Participant) or (B) observe or perform any other covenant or obligation of the Owner Trustee in this Indenture (other than any such failure arising by reason of an Event of Default or specified in clause (iii) below) and the continuance of such failure for a period of thirty (30) days or, if such covenant is capable of cure and the Owner Trustee is diligently proceeding to effect such cure, 120 days, after written notice thereof identified as a "Notice of Indenture Event of Default" to the Owner Trustee and the Owner Participant by the Indenture Trustee or by the Holders of not less than 25% in aggregate principal amount of Outstanding Certificates specifying such failure to so observe or perform and requiring it to be remedied; or

         (iii)the failure of the Owner Trustee other than by reason of a Default or an Event of Default (i) to pay principal, interest or Make-Whole Premium, if any, on any Certificate when due, and such failure shall have continued unremedied for ten (10) Business Days after the date when due or
   (ii) to pay any other amounts hereunder or under the Certificates when due and such failure shall have continued unremedied for a period of thirty
   (30) days after the Owner Trustee and the Owner Participant shall receive written demand therefor from the Indenture Trustee or by the Holders of not less than 25% in aggregate principal amount of Outstanding Certificates; or

         (iv)(A) any representation or warranty made by FSBU, the Owner Trustee, the Owner Participant or the Owner Participant Guarantor or any Owner Trustee Guarantor, in Article 7 of the Participation Agreement, in
   Section 5.01 of the Lease, in the Owner Participant Guaranty or in any certificate of FSBU, the Owner Trustee, the Owner Participant, or the Owner Participant Guarantor furnished to the Indenture Trustee or any Holder in connection herewith or therewith or pursuant hereto or thereto shall prove to have been incorrect when made and was and remains in any respect material to the Holders, and such misrepresentation shall not have been corrected within 30 days following notice thereof identified as a "Notice of Indenture Event of Default" being given to the Owner Trustee and the Owner Participant by the Indenture Trustee or by the Holders of not less than 25% in aggregate principal amount of Outstanding Certificates; or

         (B) any covenant made by FSBU or the Owner Trustee in the Participation Agreement, or by the Owner Participant or the Owner Participant Guarantor in Article 7 of the Participation Agreement or in the Owner Participant Guaranty shall be breached in any respect and such breach shall remain unremedied for a period of thirty (30) days after there has been given to the Owner Trustee and the Owner Participant by the Indenture Trustee or by Certificate Holders of not less than 25% in aggregate principal amount of Outstanding Certificates a written notice identified as a "Notice of Indenture Event of Default" specifying such breach and requiring it to be remedied; or

         (v) the Owner Trustee, the Lessor's Estate, any Owner Trustee Guarantor, the Owner Participant or the Owner Participant Guarantor shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation;

         (vi)an order for relief shall be entered in respect of the Owner Trustee or the Lessor's Estate or any Owner Trustee Guarantor or the Owner Participant or the Owner Participant Guarantor by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws as now or hereafter in effect; or the Owner Trustee or the Lessor's Estate or any Owner Trustee Guarantor or the Owner Participant or the Owner Participant Guarantor shall file any answer admitting or not contesting the material allegations of a petition filed against the Owner Trustee or the Lessor's Estate or any Owner Trustee Guarantor or the Owner Participant or the Owner Participant Guarantor in any proceeding referred to in clause (vi) below or seek or consent or acquiesce in the appointment of any trustee, custodian, receiver or liquidator of the Owner Trustee or the Lessor's Estate or any Owner Trustee Guarantor or the Owner Participant or the Owner Participant Guarantor, as the case may be, or of all or any substantial part of its properties; or

         (vi)without the consent or acquiescence of the Owner Trustee or the Lessor's Estate or any Owner Trustee Guarantor or the Owner Participant or the Owner Participant Guarantor, as the case may be, an order shall be entered constituting an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or if any such petition shall be filed against the Owner Trustee or the Lessor's Estate or any Owner Trustee Guarantor or the Owner Participant or the Owner Participant Guarantor, as the case may be, and such petition shall not be dismissed within 90 days, or if, without the consent or acquiescence of the Owner Trustee or the Lessor's Estate or any Owner Trustee Guarantor or the Owner Participant or the Owner Participant Guarantor, as the case may be, an order shall be entered appointing a trustee, custodian, receiver or liquidator of the Owner Trustee or the Lessor's Estate or any Owner Trustee Guarantor or the Owner Participant or the Owner Participant Guarantor, as the case may be, or of all or any substantial part of the properties of the Owner Trustee or the Lessor's Estate or any Owner Trustee Guarantor or the Owner Participant or the Owner Participant Guarantor, as the case may be, and such order shall not be dismissed within 90 days; or

         (viii)any Owner Trustee Guaranty or Owner Participant Guaranty shall cease to be a valid and enforceable obligation of any Owner Trustee Guarantor or the Owner Participant Guarantor, as the case may be, or otherwise shall not be in full force and effect.

         SECTION 7.02. Remedies. (a) If an Indenture Event of Default shall have occurred and be continuing and so long as the same shall be continuing unremedied, then and in every such case, the Indenture Trustee may, and when required by the provisions of Article IX or Section 7.02(c) hereof, shall (i) exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article VII and (ii) in the event such Indenture Event of Default is an Indenture Event of Default referred to in clause (i) of
Section 7.01 hereof, exercise any and all of the remedies pursuant to Article 17 of the Lease; provided that such exercise of remedies shall not occur until after the latest date on which the Owner Trustee may cure the related Event of Default pursuant to Section 8.03 hereof. The Indenture Trustee may take possession of all or any part of the properties covered or intended to be covered by the Lien and security interest created hereby or pursuant hereto and may exclude the Owner Participant, the Owner Trustee, the Lessee and any transferee of the Lessee and all Persons claiming under any of them wholly or partly therefrom. In addition, the Indenture Trustee may exercise any other right or remedy in lieu of or in addition to the foregoing that may be available to it under applicable law, or proceed by appropriate court action to enforce the terms hereof, of the Lease, or both, or to rescind the Lease. Without limiting any of the foregoing, it is understood and agreed that the Indenture Trustee may exercise any right of sale of the Aircraft available to it, even though it shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale.

         Notwithstanding the foregoing, it is understood and agreed that if the Indenture Trustee shall proceed to foreclose the Lien of this Indenture, it shall substantially simultaneously therewith, to the extent the Indenture Trustee is then entitled to do so hereunder and under the Lease, and is not then stayed or otherwise prevented from doing so, proceed (to the extent it has not already done so) to declare the Lease in default and commence the exercise in good faith of one or more of the remedies under Section 17.01(a)(i), (ii), or (vi) of the Lease (as it shall determine in its sole discretion). It is further understood and agreed that if the Indenture Trustee is unable to exercise one or more remedies under Section 17 of the Lease because of any stay or operation or law or otherwise, the Indenture Trustee shall not be entitled to foreclose the Lien of this Indenture (A) until the earlier of (i) 60 days from the date of any such stay or applicable order under Section 1110 of the Bankruptcy Code including any extension consented to by the Indenture Trustee or the Holders of Certificates of such period permitted under Section 1110(b) of the Bankruptcy Code and (ii) the date of actual repossession of the Aircraft by the Indenture Trustee or (B) if the Lessee has agreed to perform or assume the Lease and no Event of Default other than as specified in Section 16.01(e), (f) or (g) of the Lease shall be continuing. For the avoidance of doubt, it is expressly understood and agreed that except as aforesaid the above-described inability of the Indenture Trustee to exercise any right or remedy under the Lease shall in no event and under no circumstances prevent the Indenture Trustee from exercising all of its rights, powers and remedies under this Indenture, including, without limitation, this Article VII. The Indenture Trustee further agrees that notice of intent to foreclose shall be given to the Owner Trustee at the earlier of the commencement of any proceeding or at least 30 days prior to the consummation of foreclosure of the Lien of this Indenture.

         (b) If an Indenture Event of Default under clause (v), (vi) or (vii) of Section 7.01 hereof shall occur and be continuing, the unpaid principal of all Outstanding Certificates, together with interest accrued but unpaid thereon and all other amounts due thereunder, but without Make-Whole Premium, shall immediately become due and payable, without presentment, demand, protest or notice, all of which are hereby waived.

         (c) If any Indenture Event of Default not described in the preceding paragraph (b) shall have occurred and be continuing, then and in every such case, the Indenture Trustee may on its own accord or at the direction of Holders of not less than 25% in aggregate principal amount of Outstanding Certificates, at any time, by written notice to the Owner Trustee and the Lessee, declare the principal of all the Certificates to be due and payable, whereupon the unpaid principal amount of all Outstanding Certificates, together with accrued interest thereon and all other amounts due thereunder, but without Make-Whole Premium, shall immediately become due and payable without presentment, demand, protest or other notice, all of which are hereby waived. At any time after such declaration and prior to the sale or disposition of the Trust Indenture Estate, however, the Holders of not less than 50% in aggregate principal amount of Outstanding Certificates, by notice to the Indenture Trustee, the Owner Trustee and the Lessee, may rescind such declaration, whether made by the Indenture Trustee on its own accord or as directed, if (x) there has been paid or deposited with the Indenture Trustee a sum sufficient to pay all overdue installments of interest on all Certificates (together, to the extent permitted by law, with interest on such overdue installments of interest), the principal on any Certificates that has become due otherwise than by such declaration of acceleration, all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, or (y) all Indenture Events of Default (other than the nonpayment of principal that has become due solely because of such acceleration) have been either cured or waived as provided in Section 7.11 hereof. No such rescission shall affect any subsequent default or impair any right consequent thereon.

         (d) Each Holder shall be entitled at any sale to a credit against any purchase price bid at such sale by such Holder all or any part of the unpaid obligations owing to such Holder secured by the Lien of this Indenture.

         SECTION 7.03. Return of Aircraft, etc. Subject to Section 7.02 hereof: (a) If an Indenture Event of Default shall have occurred and be continuing, at the request of the Indenture Trustee, the Owner Trustee shall promptly execute and deliver to the Indenture Trustee such documents as the Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Trust Indenture Estate to which the Indenture Trustee shall at the time be entitled under this Indenture. Subject to the foregoing, if the Owner Trustee shall for any reason fail to execute and deliver such documents after such request by the Indenture Trustee, the Indenture Trustee may (i) obtain a judgment conferring on the Indenture Trustee or an agent or representative designated by the Indenture Trustee, the right to immediate possession and requiring the Owner Trustee to execute and deliver such instruments and documents to the Indenture Trustee or an agent or representative designated by the Indenture Trustee, to the entry of which judgment the Owner Trustee hereby specifically consents, and (ii) pursue all or part of such Trust Indenture Estate wherever it may be found and enter any of the premises of the Lessee or the Owner Trustee wherever such Trust Indenture Estate may be or be supposed to be and search for such Trust Indenture Estate and take possession of and remove such Trust Indenture Estate. All expenses of obtaining such judgment or of pursuing, searching for and taking such Trust Indenture Estate shall, until paid, be secured by the Lien of this Indenture.

         (b) Upon every such taking of possession, the Indenture Trustee may, from time to time, at the expense of the Trust Indenture Estate, make all such expenditures for maintenance, insurance and repairs to and of such Trust Indenture Estate, as the Indenture Trustee may reasonably deem proper. In each case subject to Section 7.02 hereof, the Indenture Trustee shall have the right to maintain, use, operate, store, lease, control or manage the Trust Indenture Estate and to carry on the business and to exercise all rights and powers of the Owner Trustee relating to the Trust Indenture Estate, as the Indenture Trustee may reasonably deem best, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management or disposition of all or any part of the Trust Indenture Estate as the Indenture Trustee may determine. Further, the Indenture Trustee shall be entitled to collect and receive directly all tolls, rents (including Rent), revenues, issues, income, products and profits of the Trust Indenture Estate other than Excepted Payments, without prejudice, however, to the right of the Indenture Trustee under any provision of this Indenture to collect and receive all cash held by, or required to be deposited with, the Indenture Trustee under this Indenture. Such tolls, rents (including Rent), revenues, issues, income, products and profits shall be applied to pay the expenses of the use, operation, storage, leasing, control, management, or disposition of the Trust Indenture Estate, and of all maintenance and repairs, and to make all payments which the Indenture Trustee may be required or may reasonably elect to make for any taxes, assessments, insurance or other proper charges upon the Trust Indenture Estate (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner Trustee and the Lessee), and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of the Indenture Trustee and of all persons properly engaged and employed for such purposes by the Indenture Trustee; provided, that any excess amounts shall be promptly distributed in accordance with Section 5.03 hereof.

          (c) If an Indenture Event of Default shall have occurred and be continuing and the Indenture Trustee shall be entitled to exercise remedies hereunder, and subject to Article VIII hereof, the Indenture Trustee, either with or without taking possession, and either before or after taking possession, and without instituting any legal proceedings whatsoever, may sell, assign, transfer and deliver the whole or, from time to time, to the extent permitted by law, any part of the Trust Indenture Estate, or any part thereof, or interest therein, at any private sale or public auction, with or without demand, advertisement or notice, except as expressly provided for below in this Section 7.03(c), for cash or credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Indenture Trustee in its sole discretion may determine; provided, that any such action shall be at the time lawful and that all mandatory legal requirements shall be complied with. Any notice required pursuant to the terms hereof in the case of a public sale, shall state the time and place fixed for such sale. Any such public sale shall be held at such time or times within ordinary business hours as the Indenture Trustee shall fix in the notice of such sale. At any such sale, the Trust Indenture Estate may be sold in one lot as an entirety or in separate lots. The Indenture Trustee shall not be obligated to make any sale pursuant to such notice. The Indenture Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication. The Indenture Trustee may exercise such right of sale without possession or production of the Certificates or proof of ownership thereof, and as representative of the Holders may exercise such right without notice to the Holders or without including the Holders as parties to any suit or proceedings relating to the foreclosure of any part of the Trust Indenture Estate. The Owner Trustee shall execute any and all such bills of sale, assignments and other documents, and perform and do all other acts and things requested by the Indenture Trustee in order to permit consummation of any sale of the Trust Indenture Estate in accordance with this Section 7.03(c) and to effectuate the transfer or conveyance referred to in the first sentence of
this Section 7.03(c).   Notwithstanding any other provision of this Indenture,
the Indenture Trustee shall not sell the Trust Indenture Estate or any part thereof unless the Certificates shall have been accelerated.

         (d) To the extent permitted by applicable law, the Indenture Trustee or any Holder may be a purchaser of the Trust Indenture Estate or any part thereof or any interest therein at any sale thereof, whether pursuant to foreclosure or power of sale or otherwise. The Indenture Trustee may apply against the purchase price therefor the amount then due hereunder or under any of the Certificates secured hereby and any Holder may apply against the purchase price therefor the amount then due to it hereunder, under any other Indenture Document or under the Certificates held by such Holder to the extent that such portion of the purchase price as it would have received had it been entitled to share any distribution thereof. The Indenture Trustee or any Holder or nominee thereof shall, upon any such purchase, acquire good title to the property so purchased, free of the Lien of this Indenture and, to the extent permitted by applicable law, free of all rights of redemption in the Owner Trustee or the Owner Participant in respect of the property so purchased.

         (e) Subject to Article VIII hereof, and effective upon the occurrence and continuance of an Indenture Event of Default, the Owner Trustee hereby irrevocably appoints and constitutes the Indenture Trustee the true and lawful attorney-in-fact of the Owner Trustee in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Indenture, whether pursuant to foreclosure or power of sale or otherwise, to execute and deliver all such bills of sale, assignments and other instruments as the Indenture Trustee may consider necessary or appropriate, with full power of substitution, and the Owner Trustee hereby ratifies and confirms all that such attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by the Indenture Trustee or any purchaser, the Owner Trustee shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Indenture Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

         (f) The Indenture Trustee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Indenture Trustee or any successor or nominee) for all or any part of the Trust Indenture Estate, whether such receivership be incidental to a proposed sale of the Trust Indenture Estate or the taking of possession thereof or otherwise, and the Owner Trustee hereby consents to the appointment of such receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Trust Indenture Estate shall be entitled to exercise all of the rights and powers of the Indenture Trustee with respect to the Trust Indenture Estate.

         (g) Any sale of the Trust Indenture Estate or any part thereof or any interest therein, whether pursuant to foreclosure or power of sale or otherwise hereunder, shall be a perpetual bar against the Owner Trustee after the expiration of the period, if any, during which the Owner Trustee shall have the benefit of prepayment laws which may not be waived pursuant to
Section 7.13 hereof.

         SECTION 7.04.  Indenture Trustee May Prove Debt.   If the Owner
Trustee shall fail to pay any amount payable hereunder or under the Certificates, the Indenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Owner Trustee and collect in the manner provided by law out of the property of the Owner Trustee wherever situated, the moneys adjudged or decreed to be payable; provided, that any sale of any portion of the Trust Indenture Estate shall be done in accordance with Section 7.03(c) hereof.

         In case there shall be pending proceedings relative to the Owner Trustee under the Bankruptcy Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Owner Trustee or its property, or in case of any other comparable judicial proceedings relative to the Owner Trustee, or to the creditors or property of the Owner Trustee, the Indenture Trustee, irrespective of whether the principal of the Certificates shall then be due and payable as therein or herein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

         (a) to file and prove a claim or claims for the whole amount of principal, interest and other amounts owing and unpaid in respect of the Certificates or hereunder, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to the Owner Trustee or to the creditors or property of the Owner Trustee,

         (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

         (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Indenture Trustee on their behalf;

and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to the Holders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or willful misconduct.

         Nothing contained herein shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Certificates or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

         All rights of action and rights to assert claims under this Indenture, or under any of the Certificates, may be enforced by the Indenture Trustee without the possession of such Certificates on any trial or other proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders, as provided herein.

         In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party) the Indenture Trustee shall be held to represent all the Holders of the Certificates, and it shall not be necessary to make any Holders parties to such proceedings.

         SECTION 7.05. Remedies Cumulative. Each and every right, power and remedy given to the Indenture Trustee in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy specifically given herein or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically given herein or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee or the Holders, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or later any other right, power or remedy. No delay or omission by the Indenture Trustee or of any Holder in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Trustee or the Lessee or to be an acquiescence in any such default.

         SECTION 7.06. Suits for Enforcement. If an Indenture Event of Default has occurred, has not been waived and is continuing, the Indenture Trustee may in its discretion and subject to its rights of appropriate indemnification under Sections 7.08 and 9.03 and Article XI hereof proceed to protect and enforce its rights and rights of the Holders by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Indenture Trustee or the Holders by this Indenture or by law; provided, that any sale of any portion of the Trust Indenture Estate shall be done in accordance with Section 7.03(c) hereof.

         SECTION 7.07. Discontinuance of Proceedings. In case the Indenture Trustee or any Holder shall have instituted any proceeding to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee or such Holder, then the Owner Trustee, the Indenture Trustee, the Owner Participant, the Holders and the Lessee shall, subject to any binding determination in such proceeding, be restored to their former positions and rights under this Indenture with respect to the Trust Indenture Estate, and all rights, remedies and powers of the Indenture Trustee and the Holders shall continue as if no such proceeding had been instituted.

         SECTION 7.08. Limitations on Suits by Holders. No Holder of any Certificate shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Indenture Trustee written notice of an Indenture Event of Default shall then have occurred and be continuing, as hereinbefore provided, and the Holders of not less than 25% in aggregate principal amount of Outstanding Certificates shall have made written request upon the Indenture Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Indenture Trustee pursuant to Section 7.10 hereof; it being understood and intended, and being expressly covenanted by the Holder of each Certificate with every other Holder of each other Certificate and the Indenture Trustee, that no one or more Holders shall have any right in any manner whatever to affect, disturb or prejudice the rights of any other Holder or the Lien of this Indenture or any part of the Trust Indenture Estate or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner provided herein and for the equal, ratable and common benefit of all Holders. For the protection and enforcement of the provisions of this Section, each and every Holder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 7.09. Unconditional Right of Holders to Receive Principal, Interest and Make-Whole Premium, and to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Certificate, the right of any Holder to receive payment of the principal of and interest and Make-Whole Premium, if any, on such Certificate on or after the respective due dates and in the manner expressed in such Certificate, or, subject to Section 7.08 hereof, to institute suit for the enforcement of any such payment on or after such respective dates as provided herein, shall not be impaired or affected without the consent of such Holder.

         SECTION 7.10. Control by Holders. The Majority in Interest of Certificate Holders shall have the right to direct the Indenture Trustee as to the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and the Indenture Trustee shall have received, to the extent provided in Sections 7.08 and 9.03 and Article XI hereof, such reasonable indemnification as it may require against the costs, expenses and liabilities to be incurred by the Indenture Trustee; and provided further that (subject to the provisions of Section 9.02 hereof) the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Indenture Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Indenture Trustee shall determine that the action or proceedings so directed would involve the Indenture Trustee in personal liability or if the Indenture Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of Holders not joining in the giving of said direction, it being understood that (subject to Section
9.02 hereof) the Indenture Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

         Nothing in this Indenture shall impair the right of the Indenture Trustee in its discretion to take any action deemed proper by the Indenture Trustee and which is not inconsistent with the direction by the Majority in Interest of Certificate Holders.

         SECTION 7.11. Waiver of Past Indenture Default. Upon written instructions from the Majority in Interest of Certificate Holders, the Indenture Trustee shall waive any past Indenture Default and its consequences and upon any such waiver such Indenture Default shall cease to exist and any Indenture Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Indenture Default or impair any right consequent thereon; provided, however, that in the absence of written instructions from all Holders, the Indenture Trustee shall not waive any Indenture Default (a) in the payment of the principal of or Make-Whole Premium, if any, or interest on, or other amounts due under, any Certificate then Outstanding, or (b) in respect of a covenant or provision of this Indenture which, under Article XIII hereof, cannot be modified or amended without the consent of each Holder.

         SECTION 7.12. Notice of Indenture Default. The Indenture Trustee shall transmit to the Owner Trustee, the Holders and to the Owner Participant notice of any Indenture Defaults actually known to a Responsible Officer of the Indenture Trustee, such notice to be transmitted by mail to the Holders within 90 days, and to the Owner Trustee and the Owner Participant promptly after the occurrence thereof, unless such Indenture Default shall have been cured before the giving of such notice; provided that under no circumstances shall the Indenture Trustee give such notice to the Holders until the expiration of a period of 60 days from the occurrence of such Indenture Default; and provided further that, except in the case of default in the payment of the principal of or interest on or any other amount due under any of the Certificates, the Indenture Trustee shall be protected in withholding such notice to the Holders if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Indenture Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

         SECTION 7.13. Waiver of Appraisement, etc.; Laws. The Owner Trustee covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or prepayment law wherever enacted, now or at any time hereafter in force, in order to prevent or hinder the enforcement of this Indenture or the execution of any power granted herein to the Indenture Trustee, or the absolute sale of the Trust Indenture Estate, or any part thereof, or the possession thereof by any purchaser at any sale under this Article VII; and the Owner Trustee for itself and all who may claim under it, so far as it or any of them now or hereafter lawfully may, hereby waives the benefit of all such laws. The Owner Trustee for itself and all who may claim under it waives, to the extent that it lawfully may, all right to have the property in the Trust Indenture Estate marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Indenture may order the sale of the Trust Indenture Estate as an entirety.

         If any law referred to in this Section 7.13 and now in force, of which the Owner Trustee or its successors might take advantage despite this
Section 7.13, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the application of this Section 7.13.


                                 ARTICLE VIII

                          RIGHTS OF THE OWNER TRUSTEE
                           AND THE OWNER PARTICIPANT

         SECTION 8.01.  Certain Rights of Owner Trustee and Owner Participant.
(a) Subject to Section 13.01 hereof, without the consent of a Majority in Interest of Certificate Holders, the respective parties to the Indenture Documents may not modify, amend or supplement any of said agreements, or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder; provided, however, that the actions specified in subsection (b) of this Section 8.01 may be taken without the consent of the Indenture Trustee or any Holder.

         (b) Subject to the provisions of subsection (c) of this Section 8.01, the respective parties to the Indenture Documents, at any time and from time to time, without the consent of the Indenture Trustee or of any Holder, may:

         (1) so long as no Indenture Event of Default shall have occurred and be continuing, modify, amend or supplement the Lease, or give any waiver with respect thereto, except that without compliance with subsection (a) of this Section 8.01 the parties to the Lease shall not modify, amend or supplement, or give any waiver for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Lease as in effect on the effective date hereof: Article 2 (provided that, if in respect of the Term, the result thereof would not be to shorten the Term of the Lease to a period shorter than the period ending with the Maturity of any Certificate), Section 3.03 (except to the extent such Section relates to amounts payable (whether directly or pursuant to this Indenture) to Persons other than Holders and the Indenture Trustee in its individual capacity),
   Section 3.05, Section 3.06 (except insofar as it relates to the address or account information of the Owner Trustee or the Indenture Trustee) (other than as such Sections 3.03, 3.05 and 3.06 may be amended pursuant to
   Section 3.04 of the Lease as in effect on the effective date hereof),
   Section 5.01, Article 6, Article 10 (except that further restrictions may be imposed on the Lessee), Article 11 (except that additional requirements may be imposed on the Lessee), Article 13 (except for
   Section 13.05 and except that additional insurance requirements may be imposed on the Lessee), Article 14 (except in order to increase the Lessee's liabilities or enhance the Lessor's rights thereunder), Article
   15 (except in the case of an assignment by the Lessor in circumstances where the Aircraft shall remain registrable under the Federal Aviation
   Act), Section 16.01 (except to impose additional or more stringent
   Events of Default), Article 17 (except to impose additional remedies),
   Section 19.01 (except to impose additional requirements on the Lessee),
   Section 20.01, Article 22, Section 23.01, Section 26.03 and any definition of terms used in the Lease, to the extent that any modification of such definition would result in a modification of the Lease not permitted pursuant to this subsection (b); provided that the parties to the Lease may take any such action without the consent of the Indenture Trustee or any Holder to the extent such action relates to the payment of amounts constituting, or the Owner Trustee's, the Owner Participant's or the Lessee's rights or obligations with respect to, Excepted Payments (other than the place, time and manner of payment of Basic Rent constituting an Excepted Payment);

         (2) modify, amend or supplement the Trust Agreement and any other Indenture Document (other than the Lease and the Participation Agreement), or give any consent, waiver, authorization or approval with respect thereto, in each case only to the extent any such action shall not adversely impact the interests of the Holders;


         (3) modify, amend or supplement the Participation Agreement, or give any consent, waiver, authorization or approval with respect thereto, except that without compliance with subsection (a) of this Section 8.01 the parties to the Participation Agreement shall not modify, amend or supplement, or give any consent, waiver, authorization or approval for the purpose of adding provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Participation Agreement as in effect on the effective date hereof:
   Articles 6, 8 and 9 and Section 10.01(b) (insofar as such Articles 6, 8 and 9 and Section 10.01(b) relate to the Indenture Trustee, the Pass Through Trustee and the Holders), Article 7 and Sections 15.01 and 17.11 and any definition of terms used in the Participation Agreement, to the extent that any modification of such definition would result in a modification of the Participation Agreement not permitted pursuant to this subsection (b); and

         (4) modify, amend or supplement any of said agreements in order to cure any ambiguity, to correct or supplement any provisions thereof which may be defective or inconsistent with any other provision thereof or of any provision of this Indenture, or to make any other provision with respect to matters or questions arising thereunder or under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided the making of any such other provision shall not adversely affect the interests of the Holders.

         (c) No modification, amendment, supplement, consent, waiver, authorization or approval with respect to the Lease or the Participation Agreement, whether effected pursuant to subsection (a) or pursuant to subsection (b) of this Section 8.01 and anything in such subsections or elsewhere in this Indenture to the contrary notwithstanding, shall, without the consent of the Holder of each Outstanding Certificate affected thereby,

         (1) modify, amend or supplement the Lease in such a way as to extend the time of payment of Basic Rent, Stipulated Loss Value or any other amounts payable to the Indenture Trustee for its own account or for the account of the Holders (subject in any event to Section 3.05 of the Lease) upon the occurrence of an Event of Loss or Termination Value and any other amounts payable to the Indenture Trustee for its own account or for the account of the Holders (subject in any event to Section 3.05 of the Lease) upon termination of the Lease with respect to the Aircraft payable under, or as provided in, the Lease as in effect on the effective date hereof, or reduce the amount of any installment of Basic Rent or Supplemental Rent so that the same is less than the payment of principal of, and interest on the Certificates and Make-Whole Premium, if any, as the case may be, to be made from such installment of Basic Rent or Supplemental Rent, or reduce the aggregate amount of Stipulated Loss Value, or any other amounts payable under, or as provided in, the Lease as in effect on the effective date hereof upon the occurrence of an Event of Loss so that the same is less than the accrued interest on and the principal as of the Loss Payment Date, of the Certificates at the time Outstanding or reduce the amount of Termination Value and any other amounts payable under, or as provided in, the Lease as in effect on the effective date hereof upon termination of the Lease with respect to the Aircraft so that the same is less than the accrued interest on and principal as of the Lease Termination Date and Make-Whole Premium, if any, of Certificates at the time Outstanding, or

         (2) modify, amend or supplement the Lease in such a way as to, or consent to any assignment of the Lease or give any consent, waiver, authorization or approval which would, release the Lessee from its obligations in respect of payment of Basic Rent or Supplemental Rent, or Stipulated Loss Value and any other amounts payable to the Indenture Trustee for its own account or the account of the Holders (subject in any event to 3.05 of the Lease) upon the occurrence of an Event of Loss, or Termination Value and any other amounts payable to the Indenture Trustee for its own account or the account of the Holders (subject in any event to 3.05 of the Lease) of the Lease with respect to the Aircraft, payable under, or as provided in, the Lease as in effect on the effective date hereof, except for any such assignment pursuant to Section 2.12 hereof, and except as provided in the Lease as in effect on the effective date hereof.

         (d) At all times so long as this Indenture is in effect, the consent of the Owner Trustee (at the direction of the Owner Participant) shall be required in order (i) to amend, modify or supplement the Lease or any other Operative Document to which the Owner Trustee is a party or to waive compliance by the Lessee with any of its obligations thereunder, (ii) to grant any consent requested under the Lease and (iii) to exercise discretion on the Lessee's option to substitute a replacement airframe or Replacement Engines after an Event of Loss pursuant to the Lease.

Notwithstanding the foregoing, but subject always to the provision of Section
15.05 hereof, the Indenture Trustee shall at all times have the right, to the exclusion of the Owner Trustee and the Owner Participant, to (A) declare the lease to be in default under Article 17 (other than with respect to Excepted Payments) thereof and (B) subject only to the provisions of this Indenture exercise the remedies set forth in such Article 17 of the Lease (other than in connection with Excepted Payments) and in Article 7 hereof.

         Nothing in this Indenture shall be deemed to prohibit the Owner Participant or the Owner Trustee from making demand on the Lessee for, or from commencing an action at law to obtain the payment of, or from receiving payment of, any Excepted Payment; provided, however, that if the Owner Trustee is proceeding under the Lease, the Owner Trustee shall proceed pursuant to
Section 17.01(a)(v), and only Section 17.01(a)(v), of the Lease.

         SECTION 8.02. Owner Participant's Right to Elect to Prepay or Purchase the Certificates. (a) If (i) an Event of Default shall have occurred and be continuing for more than 180 days or the Certificates shall have become due and payable pursuant to Section 7.02(b) or (c) hereof or (ii) an Event of Default shall have occurred and be continuing for not more than 180 days and the Certificates shall not have become due and payable pursuant to Section 7.02(b) or (c) hereof, the Owner Participant (or the Owner Trustee on behalf of the Owner Participant) may, but shall be under no obligation to, do either of the following:

         (1) direct the Owner Trustee to cause the prepayment of all, but not less than all, of the Certificates then Outstanding by notifying the Indenture Trustee of such election, which notice in order to be effective shall state that it is irrevocable and shall designate a Prepayment Date which shall be a Rent Payment Date or monthly anniversary thereof and which shall be not less than 30 days after the date of such notice on which the Owner Trustee shall, in the manner provided for in Section 6.04 hereof, deposit the sum of amounts contemplated by paragraph "first" under Section
   5.03 and the aggregate Prepayment Price of all such Certificates with the Indenture Trustee. If such payment by the Owner Trustee to the Indenture Trustee is made, the Certificates shall cease to accrue interest from and after the Prepayment Date, and after distribution of such payment to the Holders, the Indenture Trustee shall release the Trust Indenture Estate from the Lien of this Indenture; or

         (2) purchase all, but not less than all, of the Outstanding Certificates by notifying the Indenture Trustee of such election, which notice in order to be effective shall state that it is irrevocable and shall designate a date which shall be a Rent Payment Date or monthly anniversary thereof and which shall be not less than 30 days after the date of such notice on which the Owner Trustee shall pay to the Indenture Trustee an amount equal to the aggregate unpaid principal amount of all Outstanding Certificates, together with accrued interest on such amount to the date of purchase, the aggregate amount of any Make-Whole Premium applicable to each Outstanding Certificate (if such purchase occurs prior to the Premium Termination Date for such Outstanding Certificate) in the case of a purchase pursuant to clause (a)(ii) above, plus all other sums due any Holder or the Indenture Trustee hereunder or under the Participation Agreement or the Lease. Upon receipt of the Indenture Trustee of such amount, each Holder will be deemed, whether or not Certificates shall have been delivered to the Indenture Trustee on such date, to have thereupon sold, assigned, transferred and conveyed (and shall promptly take such actions as the Owner Participant shall reasonably request to evidence such sale, assignment, transfer and conveyance) to the Owner Participant (without recourse or warranty of any kind except for its own acts), all of the right, title and interest of such Holder in and to the Trust Indenture Estate and this Indenture and all Certificates held by such Holder and the former Holders shall not be entitled to receive any interest on the principal amount of such Certificates after the purchase date, and the Owner Participant shall be deemed to have assumed (and shall promptly take such actions as any Holder shall reasonably request to evidence such assumption) all of such Holder's obligations under the Participation Agreement and this Indenture arising subsequent to such sale. If the Owner Trustee shall so request, such Holder will comply with all the provisions of Section 2.06 of this Indenture to enable new Certificates to be issued to the Owner Participant in such authorized denominations as the Owner Participant shall request. All charges and expenses required pursuant to Section 2.06 hereof in connection with the issuance of any such new Certificates shall be borne by the Owner Participant.

         (b) From and after the deposit by the Owner Trustee of the applicable Prepayment Price or purchase price with the Indenture Trustee pursuant to Section 8.02(a) hereof, the Owner Trustee shall be entitled to exercise all remedies of the Indenture Trustee under Article VII hereof as well as of the Lessor under the Lease.

         SECTION 8.03. Certain Rights of Owner Participant. (a) If (A) there shall occur an Event of Default under the Lease as a result of the Lessee's failure to make any payment of an installment of Basic Rent, and (B) the Owner Trustee shall have paid or caused to be paid on or prior to the date which is 15 Business Days after such Event of Default all principal and interest on the Certificates then due (as well as any interest on overdue principal and (to the extent permitted by applicable law) interest), but not including any principal or interest becoming due on account of such Event of Default, then the failure of the Lessee to make the payment of such installment of Basic Rent or of interest on account of such installment's being overdue shall not constitute or result in an Indenture Event of Default under this Indenture and any declaration based solely on the same shall be deemed to be automatically rescinded. Nothing contained in the preceding sentence shall be deemed to entitle the Owner Trustee to exercise any rights and powers or pursue any remedies pursuant to Article 17 of the Lease or otherwise except as set forth in this Indenture, and except that the Owner Trustee or the Owner Participant may attempt to recover any amount paid by it or them under this Indenture by demanding of the Lessee payment of such amount, or by commencing an action at law against the Lessee for the payment of such amount or taking appropriate action in a pending action at law against the Lessee pursuant to Section 17.01(a)(v), but only said Section 17.01(a)(v), of the Lease. Upon curing any such Event of Default pursuant to this Section 8.03, the Owner Trustee or the Owner Participant, as the case may be, shall, so long as no Indenture Event of Default shall have occurred and be continuing, be subrogated on an unsecured basis to all the rights of the Indenture Trustee under the Lease in respect of the payment giving rise to such Event of Default, and any right to any interest in respect of the same, and shall be entitled to any payment of Basic Rent (or interest thereon) actually made by the Lessee in respect of such cured payment upon receipt by the Indenture Trustee; provided that no such amount shall be paid to the Owner Trustee or the Owner Participant until all amounts then due and payable to each Certificate Holder hereunder and thereunder shall have been paid in full and no Indenture Event of Default shall have occurred and be continuing. Notwithstanding anything in this Indenture or the Lease to the contrary, the Owner Participant and the Owner Trustee collectively, shall not be entitled to cure more than six (6) Events of Default (no more than three (3) of which may be consecutive) occasioned by defaults in the payment of Basic Rent.

         (b) If (A) there shall occur an Event of Default under the Lease for any reason other than the Lessee's failure to make any payment of an installment of Basic Rent and (B) the Owner Trustee shall have taken or caused to be taken such action necessary to cure and shall have cured such Event of Default prior to the date which is 15 Business Days after such Event of Default, then the failure of the Lessee to perform such covenant, condition or agreement, the observance or performance of which was accomplished by the Owner Trustee hereunder shall not constitute or result in an Indenture Event of Default under this Indenture and any declaration based solely on the same shall be deemed to be automatically rescinded. Nothing contained in the preceding sentence shall be deemed to entitle the Owner Trustee or the Owner Participant to exercise any rights and powers or pursue any remedies pursuant to Article 17 of the Lease or otherwise except as set forth in this Indenture, and except that the Owner Trustee or the Owner Participant may attempt to recover any amount paid by it or them in effecting such cure by demanding of the Lessee payment of such amount, plus any interest due, or by commencing an action at law against the Lessee for the payment of such amount or taking appropriate action in a pending action at law against the Lessee pursuant to
Section 17.01(a)(v), but only said Section 17.01(a)(v), of the Lease. Upon curing any such Event of Default pursuant to this Section 8.03(b), the Owner Trustee or the Owner Participant, as the case may be, shall be subrogated to all the rights of the Indenture Trustee under the Lease in respect of the payment, agreement or covenant giving rise to such Event of Default, and any right to any interest in respect of the same, and shall be entitled to any payment or other performance upon receipt by the Indenture Trustee; provided that no such amount shall be paid to the Owner Trustee or the Owner Participant until all amounts then due and payable to each Certificate Holder hereunder and thereunder shall have been paid in full and no Indenture Event of Default shall have occurred and be continuing.


                                  ARTICLE IX

                       CONCERNING THE INDENTURE TRUSTEE

         SECTION 9.01. Acceptance of Trusts. The Indenture Trustee hereby accepts the trusts imposed upon it by this Indenture, and covenants and agrees to perform the same as expressed herein and agrees to receive and disburse all moneys constituting part of the Trust Indenture Estate in accordance with the terms hereof.

         SECTION 9.02. Duties and Responsibilities of the Indenture Trustee; During an Indenture Event of Default; Prior to an Indenture Event of Default.
(a) The Indenture Trustee, prior to the occurrence of an Indenture Event of Default and after the curing or waiving of all Indenture Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Indenture Event of Default has occurred (which has not been cured or waived) the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (i) prior to the occurrence of an Indenture Event of Default and after the curing or waiving of all Indenture Events of Default which may have occurred:

         (x) the duties and obligations of the Indenture trustee shall be determined solely by the express provisions of this Indenture, and the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read in to this Indenture against the Indenture Trustee; and

         (y) in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificate or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

         (ii)the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

         (iii)the Indenture Trustee shall not be liable with respect to any action taken or not taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of Outstanding Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

         None of the provisions contained in this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Indenture Trustee shall have determined in good faith that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

         The Indenture Trustee will execute and the Owner Trustee will file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created hereunder in the Trust Indenture Estate as may be specified from time to time in written instructions of the Holders of not less than 25% in aggregate principal amount of Certificates (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the execution form of such continuation statement so to be filed); provided that, notwithstanding the foregoing, the Indenture Trustee may execute and file or cause to be filed any financing statement which it from time to time deems appropriate.

         (b) If any Event of Default shall have occurred and be continuing and, after the latest date on which the Owner Trustee may cure such Event of Default pursuant to Section 8.03 hereof, on request of the Holders of not less than 25% in aggregate principal amount of Outstanding Certificates and subject to indemnification, to the extent provided in Sections 7.08 and 9.03 and
Article XI hereof, as it may require against the costs, expenses and liabilities to be incurred, the Indenture Trustee shall exercise such remedies under Article 17 of the Lease as shall be specified in such request.

         (c) The Indenture Trustee agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Article XI hereof) promptly take such action as may be necessary duly to discharge all Liens on any part of the Trust Indenture Estate which result from claims against it in its individual capacity not related to the administration of the Trust Indenture Estate or any other transaction pursuant to this Indenture or any document included in the Trust Indenture Estate.

         (d) The Indenture Trustee will execute and deliver to the Lessee for filing in accordance with Section 18 of the Lease any properly presented document, instrument or financing or continuation statement specified in any opinion delivered pursuant to Section 6.03(e) of the Participation Agreement. The Indenture Trustee may rely on the act of presentation of any such document, instrument, financing or continuation statement as evidencing the fact that it is properly prepared and presented, provided that the Indenture Trustee shall promptly correct any error in any such document, instrument, financing or continuation statement of which a Responsible Officer of the Indenture Trustee has actual knowledge.

         (e) The Indenture Trustee will furnish to each Holder promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Indenture Trustee, to the extent that the same shall not have been otherwise furnished to such Holder pursuant to this Indenture or to the extent the Indenture Trustee does not reasonably believe that the same shall have been furnished by the Lessee directly to such Holder.

         SECTION 9.03.  Certain Rights of the Indenture Trustee.  Subject to
Section 9.02 hereof:

         (a) the Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request, direction, order or demand of the Owner Trustee mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed) upon which the Indenture Trustee may rely to prove or establish a matter set forth therein;

         (c) the Indenture Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

         (d) the Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

         (e) the Indenture Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

         (f) prior to the occurrence of an Indenture Event of Default hereunder and after the curing or waiving of all Indenture Events of Default, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Majority in Interest of Certificate Holders; provided that, if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Owner Trustee or, if paid by the Indenture Trustee or any predecessor trustee, shall be repaid by the Owner Trustee upon demand; and

         (g) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

         SECTION 9.04. Indenture Trustee Not Responsible for Recitals, Disposition of Certificates or Application of Proceeds Thereof. The Indenture Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates, except the Indenture Trustee's
certificates of authentication.   The Indenture Trustee makes no
representation as to the validity or sufficiency of this Indenture or of the Certificates. The Indenture Trustee shall not be accountable for the use or application by the Owner Trustee of any of the Certificates or of the proceeds thereof.

         SECTION 9.05. Indenture Trustee and Agents May Hold Certificates; Collections, etc. The Indenture Trustee or any agent of the Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Indenture Trustee or such agent and may otherwise deal with the Owner Trustee and receive, collect, hold and retain collections from the Owner Trustee with the same rights it would have if it were not the Indenture Trustee or such agent.

         SECTION 9.06.  Moneys Held by Indenture Trustee.  Subject to Sections
5.08 hereof and 14.04 hereof, all moneys received by the Indenture Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other
funds except to the extent required by mandatory provisions of law.   Neither
the Owner Trustee nor, subject to Section 5.08 hereof, the Indenture Trustee nor any agent thereof shall be under any liability for interest on any moneys received by it hereunder.

         SECTION 9.07. Right of Indenture Trustee to Rely on Officers' Certificate, etc. Subject to Sections 9.02 and 9.03 hereof, whenever in the administration of the trusts of this Indenture the Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be specifically prescribed herein) may, in the absence of bad faith on the part of the Indenture Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Indenture Trustee, and such certificate, in the absence of bad faith on the part of the Indenture Trustee, shall be full warrant to the Indenture Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

         SECTION 9.08. Replacement Airframes and Replacement Engines. At any time and from time to time any Airframe or Engine which has been subject to an Event of Loss and may, or is required to, be replaced under Section 10.03,
11.03 or 11.04 of the Lease by a replacement airframe or Replacement Engine, as the case may be, shall be replaced in accordance with the provisions of this Section 9.08 and the provisions of said Sections of the Lease, the Owner Trustee shall, from time to time, direct the Indenture Trustee to execute and deliver to or as directed in writing by the Owner Trustee an appropriate instrument releasing such Airframe and/or Engine as appropriate from the Lien of this Indenture and the Indenture Trustee shall execute and deliver such instrument as aforesaid without recourse or warranty, but only upon receipt by or deposit with the Indenture Trustee of the following:

         (1) A written request from the Owner Trustee requesting such release and specifically describing the Airframe and/or Engine(s) to be so released.

         (2) A certificate signed by a duly authorized officer of the Lessee stating the following:

        A.   With respect to the replacement of any Airframe:

         (i) a description of the Airframe subject to the Event of Loss including the manufacturer, model, FAA registration number (or other applicable registration information) and manufacturer's serial number;

         (ii)a description of the replacement airframe, including the manufacturer, model, FAA registration number (or other applicable registration information) and manufacturer's serial number;

         (iii)that on the date of the Indenture and Security Agreement Supplement relating to the replacement airframe the Owner Trustee will be the legal owner of and have good and marketable title to such replacement airframe free and clear of all Liens except Liens permitted under Section 6.01 of the Lease, that such replacement airframe will on such date be in at least as good operating condition and repair as required by the terms of the Lease, and that such replacement airframe has been or, substantially concurrently with such replacement, will be duly registered in the name of the Owner Trustee under the Aviation Act or under the law then applicable to the registration of the Airframe subject to the Event of Loss and that an airworthiness certificate has been duly issued under the Aviation Act (or such other applicable law) with respect to such replacement airframe and that such registration and certificate is, or will be, in full force and effect, and that the Lessee will have the full right and authority to use such replacement airframe;

         (iv)that the insurance required by Article 13 of the Lease is in full force and effect with respect to such replacement airframe and all premiums then due thereon have been paid in full;

         (v) that the replacement airframe is of the same or an improved make or model as the Airframe requested to be released from this Indenture;

         (vi)that the value of the replacement airframe as of the date of such certificate is not less than the value of the Airframe requested to be released (assuming such Airframe was in the condition and repair required to be maintained under the Lease);

         (vii)that no Event of Default has occurred and is continuing or would result from the making and granting of the request for release and the addition of a replacement airframe;

         (viii)that the release of the Airframe subject to the Event of Loss will not impair the security of the Indenture in contravention of any of the provisions of this Indenture;

         (ix)that upon such replacement, the Lien of this Indenture will apply to the replacement airframe and such Lien will be a first priority security interest in favor of the Indenture Trustee; and

         (x) that each of the conditions specified in Section 11.03 of the Lease with respect to such replacement airframe has been satisfied.

        B.   With respect to the replacement of any Engine:

         (i) a description of the Engine subject to the Event of Loss including the manufacturer's serial number;

         (ii)a description of the Replacement Engine including the manufacturer's name, the engine model and serial number;


         (iii)that on the date of the Indenture and Security Agreement Supplement relating to the Replacement Engine the Owner Trustee will be the legal owner of such Replacement Engine free and clear of all Liens except Liens permitted under Section 6.01 of the Lease, and that such Replacement Engine will on such date be in at least as good operating condition and repair as required by the terms of the Lease;

         (iv)that the value of the Replacement Engine as of the date of such certificate is not less than the value of the Engine to be released (assuming such Engine was in the condition and repair required to be maintained under the Lease);

         (v) that the release of the Engine subject to the Event of Loss will not impair the security of the Indenture in contravention of any of the provisions of this Indenture;

         (vi)that upon such replacement, the Lien of this Indenture will apply to the Replacement Engine; and

         (vii)that each of the conditions specified in Section 10.03, 11.03 or
         11.04 of the Lease with respect to such Replacement Engine has been satisfied.

          (3) The appropriate instruments (i) transferring to the Owner Trustee title to the replacement airframe or Replacement Engine to be received as consideration for the Airframe or Engine to be released and (ii) assigning to the Owner Trustee the benefit of all manufacturer's and vendor's warranties, if any, generally available with respect to such replacement airframe or Replacement Engine, and an Indenture and Security Agreement Supplement subjecting such replacement airframe or Replacement Engine to the Trust Agreement and to the Lien of this Indenture.

          (4) A certificate from a firm of independent aircraft appraisers of national standing satisfactory to the Indenture Trustee and the Owner Trustee confirming the accuracy of the information set forth in clause (2)A.(vi) of this Section 9.08.

          (5) The opinion of Davis Polk & Wardwell, special counsel to the Lessee, or other counsel reasonably satisfactory to the Indenture Trustee, stating that:

         (i) the certificates, opinions and other instruments and/or property which have been or are therewith delivered to and deposited with the Indenture Trustee conform to the requirements of this Indenture and the Lease and, upon the basis of such application, the property so sold or disposed of may be properly released from the Lien of this Indenture and all conditions precedent herein provided for relating to such release have been complied with; and

         (ii)the replacement airframe or Replacement Engine has been validly subjected to the Lien of this Indenture and covered by the Lease, the instruments subjecting such replacement airframe or Replacement Engine to the Lease and to the Lien of this Indenture, as the case may be, have been duly filed for recordation pursuant to the Aviation Act or any other law then applicable to the registration of the Aircraft, and no further action, filing or recording of any document is necessary or advisable in order to establish and perfect the title of the Owner Trustee to and the Lien of this Indenture on such replacement airframe or Replacement Engine and the Indenture Trustee would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to such replacement airframe or Replacement Engine, provided, that such opinion need not be to the effect specified in the foregoing clause to the extent that the benefits of such Section 1110 would not have been, by reason of a change in law or governmental interpretation thereof after the date hereof, available to the Indenture Trustee with respect to the Aircraft immediately prior to such substitution had such Event of Loss not occurred.

         SECTION 9.09. Indenture and Security Agreement Supplement for Replacements. In the event of the substitution of a replacement airframe or a Replacement Engine as contemplated by Section 10.03 or Article 11 of the Lease, the Owner Trustee and the Indenture Trustee agree for the benefit of the Holders and the Lessee, subject to fulfillment of the conditions precedent and compliance by the Lessee with its obligations set forth in Section 10.03 or Article 11 of the Lease, to execute and deliver an Indenture and Security Agreement Supplement as contemplated by Section 9.08(3) hereof and, provided no Event of Default shall have occurred and be continuing, execute and deliver to the Lessee an appropriate instrument releasing the Airframe or Engine being replaced from the Lien of this Indenture.

         SECTION 9.10. Effect of Replacement. In the event of the substitution of a replacement airframe or a Replacement Engine as contemplated by Section 10.01 or Article 11 of the Lease and Section 9.08 hereof, all provisions of this Indenture relating to the Airframe or Engine or Engines being replaced shall be applicable to such replacement airframe or Replacement Engine or Engines with the same force and effect as if such replacement airframe or Replacement Engine or Engines were the same Airframe or engine or engines, as the case may be, as the Airframe or Engine or Engines being replaced but for the Event of Loss with respect to the Airframe or Engine or Engines being replaced.

         SECTION 9.11. Compensation. The Owner Trustee covenants and agrees to pay, and the Indenture Trustee shall be entitled to receive, reasonable compensation and payment or reimbursement for its reasonable advances, expenses and disbursements (including the reasonable compensation and expenses and disbursements of its counsel, agents and other persons not regularly in its employ) in connection with its services rendered hereunder or in any way relating to or arising out of the administration of the Trust Indenture Estate and shall have a priority claim on the Trust Indenture Estate for the payment of such compensation, advances, expenses and disbursements to the extent that such compensation, advances, expenses and disbursements shall not be paid by the Lessee, and shall have the right to use or apply any moneys held by it hereunder in the Trust Indenture Estate toward such payments; provided that, so long as the Lease is in effect, the Indenture Trustee shall not make any claim for payment under this Section 9.11 against the Owner Trustee without first making demand on the Lessee for payment of such claim. The Indenture Trustee agrees that it shall have no right against any Holder, FSBU or the Owner Participant for any fee as compensation for its services as trustee under this Indenture.


                                   ARTICLE X

                            CONCERNING THE HOLDERS

         SECTION 10.01. Evidence of Action Taken by Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, if expressly required herein, to the Owner Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections
9.02 and 9.03 hereof) conclusive in favor of the Indenture Trustee and the Owner Trustee, if made in the manner provided in this Article.

         (b) For the purpose of determining the Holders entitled to vote or consent to any direction, waiver or other action of such Holders under Section
7.10 or 7.11 hereof, the Lessee may set a record date for such vote or consent by specifying such record date in an Officer's Certificate delivered to the Indenture Trustee. Such record date shall be a date not more than 15 days prior to the first solicitation of such vote or consent.

         SECTION 10.02. Proof of Execution of Instruments and of Holding of Certificates. Subject to Sections 9.02 and 9.03 hereof, the execution of any instrument by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Indenture Trustee. The holding of Certificates shall be proved by the Register or by a certificate of the
Registrar.

         SECTION 10.03. Holders to Be Treated as Owners. Prior to due presentment for registration of transfer of any Certificate, the Owner Trustee, the Indenture Trustee, any agent of the Owner Trustee or the Indenture Trustee, the Paying Agent, if any, the Registrar and the Lessee may deem and treat the Person in whose name such Certificate shall be registered upon the Register as the absolute owner of such Certificate (whether or not such Certificate shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Certificate and for all other purposes; and neither the Owner Trustee nor the Indenture Trustee (nor any agent of the Owner Trustee or the Indenture Trustee) nor the Paying Agent, if any, nor the Registrar nor the Lessee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Certificate.

         SECTION 10.04. Certificates Owned by Owner Trustee and the Lessee Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Certificates have concurred in any direction, consent or waiver under this Indenture, Certificates which are owned by the Owner Trustee, the Owner Participant, FSBU, the Lessee or by any Affiliate thereof shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided that for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such direction, consent or waiver, only if a Responsible Officer of the Indenture Trustee has actual knowledge that certain Certificates are so owned by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Owner Trustee, the Owner Participant, FSBU shall such Certificates be so disregarded; and provided further that if all Certificates which would be deemed Outstanding in the absence of the foregoing provision are owned by the Owner Trustee or the Owner Participant or by any Affiliate thereof, then such Certificates shall be deemed Outstanding for the
purpose of any such determination.   Certificates so owned which have been
pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Owner Trustee, the Owner Participant, FSBU or the Lessee or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Owner Trustee, the Owner Participant, FSBU or the Lessee. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Indenture Trustee in accordance with such advice, unless the Lessee, the Owner Trustee, FSBU, or the Owner Participant are actually named in the Register. Upon request of the Indenture Trustee, the Owner Trustee, the
Owner Participant, FSBU and the Lessee shall furnish to the Indenture
Trustee promptly an Officers' Certificate listing and identifying all Certificates, if any, known by the Owner Trustee, the Owner Participant, FSBU or the Lessee to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 9.02 and 9.03 hereof, the Indenture Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts set forth therein and of the fact that all Certificates not listed therein are outstanding for the purpose of any such determination.

         SECTION 10.05. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Indenture Trustee, as provided in Section 10.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Certificates specified in this Indenture in connection with such action, any Holder of a Certificate, the serial number of which is shown by the evidence to be included among the serial numbers of the Certificates the Holders of which have consented to such action, may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Certificate. Except as aforesaid, any such action taken by the Holder shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Certificate and of any Certificates issued in exchange or substitution therefor, irrespective of whether or not any notation in regard
thereto is made upon any such Certificate or otherwise.   Any action taken by
the Holders of the percentage in aggregate principal amount of the Certificates specified in this Indenture in connection with such action shall be conclusively binding upon the Owner Trustee, the Indenture Trustee and the Holders of all the Certificates.

         Section 10.06. ERISA Plan Prohibition. No employee benefit plan subject to Title I of ERISA, or individual retirement account or plan subject to Section 4975 of the Code, or any trust established under any such plan or account (hereinafter collectively referred to as an "ERISA Plan"), may acquire or hold any of the Certificates (or participation interest therein). The purchase by any Person of any Certificate (or participation interest therein) constitutes a representation by such Person to the Owner Trustee, the Lessee, the Owner Participant and the Indenture Trustee that such Person is not an ERISA Plan and that such Person is not acquiring, and has not acquired, such Certificate (or participation interest therein) with assets of an ERISA Plan. Any transfer of a Certificate not permitted by this paragraph shall be void, and the transferor shall retain all the benefits of such Certificate under the Indenture, and the transferee shall not be entitled to any benefits under the Indenture.


                                  ARTICLE XI

                         INDEMNIFICATION OF INDENTURE
                           TRUSTEE BY OWNER TRUSTEE

         The Owner Trustee, not individually but solely in its capacity as Owner Trustee under the Trust Agreement, hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Indenture Trustee, in its individual capacity, and its successors, assigns, agents and servants solely from the Lessor's Estate, with respect to the claims of the Indenture Trustee for payment or reimbursement under Section 9.11 hereof and from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Indenture Trustee on or measured by any compensation received by the Indenture Trustee for its services under this Indenture), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Indenture Trustee (whether or not also agreed to be indemnified against by any other person under any other document) in any way relating to or arising out of this Indenture, or any other Indenture Documents or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft or any Engine (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Indenture Estate or the action or inaction of the Indenture Trustee hereunder, except only (a) in the case of willful misconduct or gross negligence of the Indenture Trustee in the performance of its duties hereunder, (b) as may result from the inaccuracy of any representation or warranty of the Indenture Trustee in the Participation Agreement, (c) as otherwise provided in Section 9.02(c) hereof or (d) as otherwise excluded by the terms of Article 8 or Article 9 of the Participation Agreement from the Lessee's indemnity to the Indenture Trustee under said Articles; provided that so long as the Lease is in effect, the Indenture Trustee shall not make any claim under this Article XI for any claim or expense indemnified by the Lessee under the Participation Agreement without first making demand on the Lessee for payment of such claim or expense. The Indenture Trustee shall be entitled to indemnification, from the Trust Indenture Estate, for any liability, obligation, loss, damage, penalty, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Article XI to the extent not reimbursed by the Lessee or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same the Indenture Trustee shall have a prior Lien on the Trust Indenture Estate. The indemnities contained in this Article XI shall survive the termination of this Indenture and the resignation or
removal of the Indenture Trustee.   Upon payment in full by the Owner Trustee
of any indemnity pursuant to this Article XI, the Owner Trustee shall, so long as no Indenture Event of Default shall have occurred and be continuing, be subrogated to the rights of the Indenture Trustee, if any, in respect of the matter as to which the indemnity was paid.


                                  ARTICLE XII

                              SUCCESSOR TRUSTEES

         SECTION 12.01. Notice of Successor Owner Trustee. In the case of any appointment of a successor to the Owner Trustee pursuant to the Trust Agreement or any merger, conversion, consolidation or sale of substantially all of the corporate trust business of the Owner Trustee pursuant to the Trust Agreement, the successor Owner Trustee shall give prompt written notice thereof to the Indenture Trustee.

         SECTION 12.02. Resignation and Removal of Indenture Trustee; Appointment of Successor. (a) The Indenture Trustee or any successor thereto may resign at any time without cause by giving at least 30 days' prior written notice to the Owner Trustee, the Owner Participant, the Lessee and each Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In addition, the Majority in Interest of the Certificate Holders or the Owner Trustee, with the consent of the Lessee and the Majority in Interest of the Certificate Holders may at any time remove the Indenture Trustee without cause by an instrument in writing delivered to the Lessee, the Owner Trustee, the Owner Participant, and the Indenture Trustee, and the Indenture Trustee shall promptly notify each Holder thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In the case of the resignation or removal of the Indenture Trustee, the Majority in Interest of the Certificate Holders, or the Owner Trustee, with the consent of the Lessee and the Majority in Interest of the Certificate Holders, may appoint a successor Indenture Trustee by an instrument signed by such Holders. If a successor Indenture Trustee shall not have been appointed within 30 days after such notice of resignation or removal, the Indenture Trustee, the Owner Trustee, the Lessee, the Owner Participant, or any Holder may apply to any court of competent jurisdiction to appoint a successor Indenture Trustee to act until such time, if any, as a successor shall have been appointed as provided above. The successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed as provided above.

         (b) In case at any time any of the following shall occur:

         (i) the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 12.03 hereof and shall fail to resign after written request therefor by the Owner Trustee or by any such Holder; or

         (ii)the Indenture Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then the Owner Trustee may remove the Indenture Trustee and, with the consent of the Lessee, appoint a successor trustee by written instrument, in duplicate, executed by a Responsible Officer of the Owner Trustee, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section
7.13 hereof, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Indenture Trustee and appoint a successor trustee, which removal and appointment shall become effective upon acceptance of appointment by the successor trustee as provided in Section 12.04 hereof. The successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed as provided above within one year from the date of appointment by such court.

         SECTION 12.03. Persons Eligible for Appointment as Indenture Trustee. There shall at all times be an Indenture Trustee hereunder which shall be (i)(x) a bank or trust company organized and doing business under the laws of the United States of America or any state or the District of Columbia having a combined capital and surplus of at least $100,000,000 or (y) a bank or trust company whose obligations hereunder are fully guaranteed by a direct or indirect parent thereof having a combined capital and surplus of at least $100,000,000 and (ii) a Citizen of the United States authorized under applicable law to exercise corporate trust powers and subject to supervision of examination by Federal, state or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 12.02 hereof.

         SECTION 12.04. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 12.02 hereof shall execute and deliver to the Owner Trustee, the Lessee, and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Owner Trustee or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 14.04 hereof, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Owner Trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Article XI hereof.

         No successor trustee shall accept appointment as provided in this
Section 12.04 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 12.03 hereof.

         Upon acceptance of appointment by a successor trustee as provided in this Section 12.04, the successor trustee shall mail notice thereof by first-class mail to the Holders at their last addresses as they shall appear in the Register, and shall mail a copy of such notice to the Lessee and the Owner Trustee. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 12.02 hereof.

         SECTION 12.05. Merger, Conversion, Consolidation or Succession to Business of Indenture Trustee. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Indenture Trustee, shall be the successor to the Indenture Trustee hereunder, provided that, anything herein to the contrary notwithstanding, such corporation shall be eligible under the provisions of Section 12.03 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         In case at the time such successor to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Certificates shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver such Certificates so authenticated; and, in case at that time any of the Certificates shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Certificates either in the name of any predecessor hereunder or in the name of the successor Indenture Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Certificates or in this Indenture provided that the certificate of the Indenture Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Indenture Trustee or to authenticate Certificates in the name of any predecessor Indenture Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         SECTION 12.06. Appointment of Separate Trustees. (a) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Indenture Estate may at the time be located or in which any action of the Indenture Trustee may be required to be performed or taken, the Indenture Trustee, by an instrument in writing signed by it, may appoint one or more individuals or corporations to act as a separate trustee or separate trustees or co-trustee, acting jointly with the Indenture Trustee, of all or any part of the Trust Indenture Estate, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Indenture Trustee to act.

         (b) The Indenture Trustee and, at the request of the Indenture Trustee, the Owner Trustee, shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully confirming such title, rights or duties to such separate trustee or separate trustees or co-trustee. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees or co-trustee, it, he or they shall be vested with such title to the Trust Indenture Estate or any part thereof, and with such rights, powers, duties and obligations, as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Indenture Trustee, or the Indenture Trustee and such separate trustee or separate trustees or co-trustee jointly with the Indenture Trustee subject to all the terms of this Indenture, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee, as the case may be. Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Indenture Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name. In case any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Indenture Estate and all assets, property, rights, powers, duties and obligations and duties of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Indenture Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.

         (c) All provisions of this Indenture which are for the benefit of the Indenture Trustee (including without limitation Article XI hereof) shall extend to and apply to each separate trustee or co-trustee appointed pursuant to the foregoing provisions of this Section 12.06.

         (d) Every additional trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed and act and the Indenture Trustee shall act, subject to the following provisions and conditions:

         (i) all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody, investment and payment of moneys shall be exercised solely by the Indenture Trustee;

         (ii)all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed and exercised or performed by the Indenture Trustee and such additional trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Indenture Estate in any such jurisdiction) shall be exercised and performed by such additional trustee or trustees or separate trustee or trustees;

         (iii)no power hereby given to, or exercisable by, any such additional trustee or separate trustee shall be exercised hereunder by such additional trustee or separate trustee except jointly with, or with the consent of, the Indenture Trustee; and

         (iv)no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

If at any time the Indenture Trustee shall deem it no longer necessary or prudent in order to conform to any such law, the Indenture Trustee shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional trustee or separate trustee.

         (e) Any request, approval or consent in writing by the Indenture Trustee to any additional trustee or separate trustee shall be sufficient warrant to such additional trustee or separate trustee, as the case may be, to take such action as may be so requested, approved or consented to.

         (f) Notwithstanding any other provision of this Section 12.06, the powers of any additional trustee or separate trustee shall not exceed those of the Indenture Trustee hereunder.

                                 ARTICLE XIII

                      SUPPLEMENTS AND AMENDMENTS TO THIS
                      TRUST INDENTURE AND OTHER DOCUMENTS

         SECTION 13.01. Supplemental Indentures Without Consent of Holders. The Owner Trustee (when authorized by the Owner Participant) and the Indenture Trustee, without consent of the Holders, may enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

         (a) to convey, transfer, assign, mortgage or pledge any property or assets to the Indenture Trustee as security for the Certificates;

         (b) to evidence the succession of another corporation to the Owner Trustee or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Owner Trustee herein and in the Certificates;

         (c) to add to the covenants of the Owner Trustee such further covenants, restrictions, conditions or provisions as it and the Indenture Trustee shall consider to be for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Indenture Event of Default permitting the enforcement of all or any of the several remedies provided herein; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Indenture Event of Default or may limit the remedies available to the Indenture Trustee upon such an Indenture Event of Default or may limit the right of not less than the Majority in Interest of Certificate Holders to waive such an Indenture Event of Default;

         (d) to surrender any right or power conferred herein upon the Owner Trustee or the Owner Participant;

         (e) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Owner Trustee may deem necessary or desirable and which shall not adversely affect the interests of the Holders;

         (f) to correct or amplify the description of any property at any time subject to the Lien of this Indenture or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of this Indenture or to subject replacement airframe or Replacement Engines to the Lien of this Indenture in accordance with the provisions hereof or with the Lease or to release from the Lien of this Indenture property that has been substituted on or removed from the Aircraft as contemplated in Section 3.07 hereof; provided that supplements to this Indenture entered into for the purpose of subjecting replacement airframe or Replacement Engines to the Lien of this Indenture need only be executed by the Owner Trustee and the Indenture Trustee;

         (g) to provide for the issuance under this Indenture of Certificates in coupon form (including Certificates registrable as to principal only) and to provide for exchangeability of such Certificates with Certificates issued hereunder in fully registered form, and to make all appropriate changes for such purpose;

         (h)  to effect the re-registration of the Aircraft pursuant to
   Section 6.03(b) of the Participation Agreement; and

         (i) to add, eliminate or change any provision hereunder so long as such action shall not adversely affect the interests of the Holders.

         The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be contained therein and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Indenture Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture may be executed without the consent of the Holders of Outstanding Certificates, notwithstanding any of the provisions of
Section 13.02 hereof.

         SECTION 13.02. Supplemental Indentures With Consent of Holders. With the consent (evidenced as provided in Article X) of the Majority in Interest of Certificate Holders, the Owner Trustee (when authorized by the Owner Participant) and the Indenture Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder, no such amendment of or supplement to this Indenture or any indenture supplemental hereto, or modification of the terms of, or consent under, any thereof, shall (a) modify any of the provisions of Section 7.11 hereof or this
Section 13.02, (b) reduce the amount or extend the time of payment of any amount owing or payable under any Certificate or reduce the interest payable on any Certificate (except that only the consent of the Holder shall be required for any decrease in any amounts of or the rate of interest payable on such Certificate or any extension for the time of payment of any amount payable under such Certificate), or alter or modify the provisions of Article V hereof with respect to the order of priorities in which distributions thereunder shall be made as between the Holder and the Owner Trustee or the Owner Participant or with respect to the amount or time of payment of any such distribution, or alter or modify the circumstances under which a Make-Whole Premium shall be payable, or alter the currency in which any amount payable under any Certificate is to be paid, or impair the right of any Holder to commence legal proceedings to enforce a right to receive payment hereunder, (c) reduce, modify or amend any indemnities in favor of any Holder or in favor of or to be paid by the Owner Participant (except as consented to by each Person adversely affected thereby), or (d) create or permit the creation of any Lien on the Trust Indenture Estate or any part thereof prior to or pari passu with the Lien of this Indenture, except as expressly permitted herein, or deprive any Holder of the benefit of the Lien of this Indenture on the Trust Indenture Estate, except as provided in Section 7.02 hereof or in connection with the exercise of remedies under Article VII. This Section 13.02 shall not apply to any indenture or indentures supplemental hereto permitted by, and complying with the terms of, Section 13.06 hereof.

         Upon the request of the Owner Trustee (at the direction of the Owner Participant) and upon the filing with the Indenture Trustee of evidence of the consent of Holders and other documents, if any, required by Section 10.01, the Indenture Trustee shall join with the Owner Trustee and the Lessee in the execution of such supplemental indenture unless such supplemental indenture affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Indenture Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Promptly after the execution by the Owner Trustee, the Indenture Trustee and the Lessee of any supplemental indenture pursuant to the provisions of this Section, the Indenture Trustee shall mail a notice thereof by first-class mail to the Holders at their addresses as they shall appear on the registry books of the Registrar, setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 13.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Indenture Trustee, the Owner Trustee, the Lessee and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 13.04. Documents to Be Given to Indenture Trustee. The Indenture Trustee, subject to the provisions of Sections 9.02 and 9.03, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.

         SECTION 13.05. Notation on Certificates in Respect of Supplemental Indentures. Certificates authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Indenture Trustee as to any matter provided for by such supplemental indenture. If the Owner Trustee or the Indenture Trustee shall so determine, new Certificates so modified as to conform, in the opinion of the Owner Trustee and the Indenture Trustee, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Owner Trustee, authenticated by the Indenture Trustee and delivered in exchange for the Outstanding Certificates.

         SECTION 13.06. No Request Necessary for Lease Supplement or Indenture and Security Agreement Supplement. Notwithstanding anything contained in Section 13.02 hereof, no written request or consent of the Indenture Trustee, any Holder or the Owner Participant pursuant to Section
13.02 hereof shall be required to enable the Owner Trustee to enter into any supplement to the Lease with the Lessee pursuant to the terms of the Lease to subject a replacement airframe or Replacement Engine thereto or to execute and deliver an Indenture and Security Agreement Supplement pursuant to the terms hereof.



                                  ARTICLE XIV

                   SATISFACTION AND DISCHARGE OF INDENTURE;
                               UNCLAIMED MONEYS

         SECTION 14.01. Satisfaction and Discharge of Indenture; Termination of Indenture. If at any time after (a) the Owner Trustee shall have paid or caused to be paid the principal of and interest on all the Certificates outstanding hereunder, as and when the same shall have become due and payable, or (b) the Owner Trustee shall have delivered to the Indenture Trustee for cancellation all Certificates theretofore authenticated (other than any Certificates which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07 hereof) or (c) (i) all such Certificates not theretofore delivered to the Indenture Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for prepayment within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of prepayment by the Indenture Trustee in the name and at the expense of the Owner Trustee, and (ii) the Owner Trustee shall have irrevocably deposited or caused to be deposited with the Indenture Trustee as trust funds the entire amount in cash (other than moneys repaid by the Indenture Trustee or any paying agent to the Owner Trustee in accordance with
Section 14.04 hereof) or Government obligations maturing as to principal and interest in such amounts and at such times as will insure the availability of cash sufficient to pay at maturity all such Certificates not theretofore delivered to the Indenture Trustee for cancellation, including principal and interest due or to become due to such date of maturity as the case may be, and if, in any such case, the Owner Trustee shall also pay or cause to be paid all other sums then payable hereunder by the Owner Trustee, then this Indenture shall cease to be of further effect (except as to (A) rights of registration of transfer and exchange, and the Owner Trustee's right of optional prepayment pursuant to Section 6.02(a)(ii) hereof, (B) substitution of mutilated, defaced, destroyed, lost or stolen Certificates, (C) rights of Holders to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), (D) the rights, obligations, indemnities and immunities of the Indenture Trustee hereunder and
(E) the rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them), and the Indenture Trustee, on demand of the Owner Trustee accompanied by an Officer's Certificate and an Opinion of Counsel (covering such matters reasonably requested by, and in form and substance reasonably satisfactory to, the Indenture Trustee) and at the cost and expense of the Owner Trustee, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture. The Owner Trustee agrees to reimburse and indemnify the Indenture Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Indenture Trustee for any services thereafter reasonably and properly rendered by the Indenture Trustee in connection with this Indenture or the Certificates.

         Upon (or at any time after) payment in full to the Indenture Trustee, as trust funds, of the principal of and interest on and Make-Whole Premium, if any, and all other amounts due hereunder and under all Certificates and provided that there shall then be no other amounts due to the Indenture Trustee hereunder or under the Participation Agreement or otherwise secured hereby, the Owner Trustee shall direct the Indenture Trustee to execute and deliver to or as directed in writing by the Owner Trustee an appropriate instrument releasing the Aircraft from the Lien of this Indenture and releasing the Indenture Documents from the assignment thereof hereunder, and the Indenture Trustee shall execute and deliver such instrument as aforesaid and, at the Owner Trustee's expense, will execute and deliver such other instruments or documents as may be reasonably requested by the Owner Trustee to give effect to such release; provided, however, that this Indenture and the trusts created hereby shall terminate earlier and this Indenture shall be of no further force or effect upon any sale or other final disposition by the Indenture Trustee of all property forming a part of the Trust Indenture Estate and the final distribution by the Indenture Trustee of all moneys or other property or proceeds constituting part of the Trust Indenture Estate in accordance with the terms hereof. Except as aforesaid otherwise provided, this Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

         SECTION 14.02. Application by Indenture Trustee of Funds Deposited for Payment of Certificates. Subject to Section 14.04 hereof, all moneys deposited with the Indenture Trustee pursuant to Section 14.01 hereof shall be held in trust and applied by it to the prompt payment, either directly or through any Paying Agent, to the Holders of the particular Certificates for the payment or prepayment of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal, interest and Make-Whole Premium, if any, but such money need not be segregated from other funds except to the extent required by law.

         SECTION 14.03.  Repayment of Moneys Held by Paying Agent.   Upon the
satisfaction and discharge of this Indenture all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Owner Trustee, be repaid to it or paid to the Indenture Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

         SECTION 14.04. Transfer of Moneys Held by Indenture Trustee and Paying Agent Unclaimed for Two Years and Eleven Months. Any moneys deposited with or paid to the Indenture Trustee or any Paying Agent for the payment of the principal of or interest or Make-Whole Premium on any Certificate and not applied but remaining unclaimed for two years and eleven months after the date upon which such principal, interest or Make-Whole Premium shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be paid to the Owner Trustee (or, if the Trust Agreement shall no longer be in effect, to the Owner Participant) by the Indenture Trustee or such Paying Agent and the Holder of such Certificate, as a general unsecured creditor, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Owner Trustee (or the Owner Participant) for any payment which such Holder may be entitled to collect, and all liability of the Indenture Trustee, or any Paying Agent with respect to such moneys shall thereupon cease.


                                  ARTICLE XV

                                 MISCELLANEOUS

         SECTION 15.01. Capacity in Which Acting. Each of FSBU (or its permitted successors or assigns) and the Indenture Trustee acts hereunder not in its individual capacity but solely as trustee except as expressly provided herein and in the other Operative Documents, and, in the case of FSBU (or its permitted successors or assigns), in the Trust Agreement.

         SECTION 15.02. No Legal Title to Trust Indenture Estate in Holders. No Holder shall have legal title to any part of the Trust Indenture Estate. No transfer, by operation of law or otherwise, of any Certificate or other right, title and interest of any Holder in and to the Trust Indenture Estate or hereunder shall operate to terminate this Indenture or entitle such Holder or any successor or transferee of such Holder to an accounting or to the transfer to it of legal title to any part of the Trust Indenture Estate.

         SECTION 15.03. Sale of Trust Indenture Estate by Indenture Trustee is Binding. Any sale or other conveyance of all or any part of the Trust Indenture Estate by the Indenture Trustee made pursuant to the terms of this Indenture or of the Lease shall bind the Lessee, the Owner Trustee, the Holders and the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Indenture Trustee, the Owner Trustee, the Owner Participant and such Holders therein and thereto. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Indenture Trustee.

         SECTION 15.04.  Indenture for Benefit of Owner Trustee, Indenture
Trustee, Owner Participant and Holders.   Nothing in this Indenture, whether
express or implied, shall be construed to give to any person other than FSBU, the Owner Trustee, the Lessee, the Indenture Trustee, as trustee and in its individual capacity, the Owner Participant, and the Holders any legal or equitable right, remedy or claim under or in respect of this Indenture.

         SECTION 15.05. No Action Contrary to the Lessee's Rights Under the Lease. Notwithstanding any of the provisions of this Indenture or the Trust Agreement to the contrary, so long as no Event of Default shall have occurred and be continuing, neither the Indenture Trustee nor the Owner Trustee will take any affirmative acts that interfere with the peaceful and quiet possession and enjoyment of the Aircraft by the Lessee.

         SECTION 15.06. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Indenture to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telex or telecopy, and (a) if to the Owner Trustee, addressed to it at its office at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department (facsimile:
(801) 246-5053) (with a copy to the Owner Participant at the address provided for notice pursuant to Section 14.01 of the Participation Agreement), (b) if personally delivered to the Indenture Trustee, addressed to it at its office at 600 Peachtree Street, N.E., Suite 900, Atlanta, Georgia 30308 (facsimile:
(404) 607-6534), Attention: Corporate Trust Lease Administration or (c) if to the Owner Participant or the Lessee, addressed to such party at such address as such party shall have furnished by notice to the Owner Trustee and the Indenture Trustee, or, until an address is so furnished, addressed to the address of such party if any, set forth in Section 14.01 of the Participation Agreement. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Indenture.

         Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after
the event, and such waiver shall be the equivalent of such notice.   Waivers
of notice by Holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Owner Trustee and Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         SECTION 15.07. Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Lessee or the Owner Trustee to the Indenture Trustee to take any action under any of the provisions of this Indenture, the Lessee or the Owner Trustee, as the case may be, shall furnish to the Indenture Trustee upon request (a) an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and that the proposed action is in conformity with the requirements of this Indenture, and (b) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

         Any certificate, statement or opinion of an officer of FSBU may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters information with respect to which is in the possession of the Lessee or FSBU, upon the certificate, statement or opinion of or representations by an officer or officers of the Lessee or FSBU, as the case may be, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate, statement or opinion of an officer of the Lessee or FSBU or of counsel thereto may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants employed by the Lessee or the Owner Trustee, as the case may be, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate or opinion of any independent firm of public accountants filed with the Indenture Trustee shall contain a statement that such firm is independent.

         SECTION 15.08. Severability. Any provision of this Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 15.09. No Oral Modifications or Continuing Waivers. No terms or provisions of this Indenture or the Certificates may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof or of any Certificate shall be effective only in the specific instance and for the specific purpose given.

         SECTION 15.10. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Holder shall bind the successors and assigns of such Holder. This Indenture and the Trust Indenture Estate shall not be affected by any amendment or supplement to the Trust Agreement or by any other action taken under or in respect of the Trust Agreement, except that each reference in this Indenture to the Trust Agreement shall mean the Trust Agreement as amended and supplemented from time to time to the extent permitted hereby and thereby.

         SECTION 15.11. Headings. The headings of the various Articles and Sections herein and in the table of contents hereto are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 15.12. Normal Commercial Relations. Anything contained in this Indenture to the contrary notwithstanding, the Owner Participant, the Indenture Trustee and any Holder, or any bank or other affiliate of any such party, may conduct any banking or other financial transactions, and have banking or other commercial relationships, with the Lessee fully to the same extent as if this Indenture were not in effect, including without limitation the making of loans or other extensions of credit to the Lessee for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

         SECTION 15.13.  Governing Law; Counterparts.   THIS INDENTURE AND
EACH CERTIFICATE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Indenture may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed this ____ day of August, 1995 by their respective officers thereunto duly authorized and acknowledge that this Indenture has been made and delivered in the City of New York, and this Indenture shall be effective only upon such execution and delivery.



                                   FIRST SECURITY BANK OF UTAH,
                                   NATIONAL ASSOCIATION,
                                   not in its individual capacity,
                                   but solely as Owner Trustee,


                                   By_________________________________
                                       Name:
                                       Title:



                                   NATIONSBANK OF GEORGIA,
                                   NATIONAL ASSOCIATION,
                                   not in its individual capacity,
                                   but solely as Indenture Trustee,


                                   By_________________________________
                                       Name:
                                       Title:


                                                                     Exhibit A
                                                                            to
                                        Trust Indenture and Security Agreement


                  Indenture and Security Agreement Supplement


         Indenture and Security Agreement Supplement (Federal Express Corporation Trust No. N658FE) dated ________, ____, of FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as owner trustee (herein called the "Owner Trustee") under the Trust Agreement dated as of May 1, 1995 as amended and restated as of August 1, 1995 (as at any time amended, herein called the "Trust Agreement") between First Security Bank of Utah, National Association and the Owner Participant named therein.


                             W I T N E S S E T H :


         WHEREAS, the Trust Agreement provides for the execution and delivery of this Indenture and Security Agreement Supplement which shall particularly describe the Aircraft and any replacement airframe or Replacement Engine included in the property covered by the Trust Agreement.

         WHEREAS, the Trust Indenture, Mortgage and Security Agreement (Federal Express Corporation Trust No. N658FE) dated as of May 1, 1995 (herein called the "Original Indenture") between the Owner Trustee and NationsBank of Georgia, National Association, as Indenture Trustee (herein called the "Indenture Trustee"), provides for the execution and delivery of a supplement thereto substantially in the form hereof which shall particularly describe the Aircraft (such term and other defined terms in the Indenture being used herein with the same meanings) and any replacement airframe or Replacement Engine included in the Trust Indenture Estate, and shall specifically mortgage such Aircraft, replacement airframe or Replacement Engine, as the case may be, to the Indenture Trustee.

         WHEREAS, the Original Indenture dated as of May 1, 1995 which together with the Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N658FE) dated May 4, 1995 (the Original Indenture being attached to and made a part of such Indenture and Security Agreement Supplement and filed therewith) have been duly recorded pursuant to Subtitle VII of Title 49 of the United States Code on May 5, 1995 as one document and have been assigned Conveyance No. NN008445.

         WHEREAS, the Original Indenture, as amended and restated as of August 1, 1995 (herein called the "Indenture"), was duly recorded pursuant to Subtitle VII of Title 49 of the United States Code on ________________, 1995 and assigned Conveyance No. ____________;

         NOW, THEREFORE, this Supplement witnesseth, that, to secure the prompt payment of the principal of and Make-Whole Premium, if any, and interest on, and all other amounts due with respect to, all Outstanding Certificates under the Indenture and all other amounts due hereunder and the performance and observance by the Owner Trustee of all the agreements, covenants and provisions for the benefit of the Holders contained in the Indenture, in the Lease, in the Participation Agreement and the Certificates, and the prompt payment of any and all amounts from time to time owing under the Participation Agreement by the Owner Trustee, the Owner Participant or the Lessee to the Holders and for the uses and purposes and subject to the terms and provisions of the Indenture and the Certificates, and in consideration of the premises and of the covenants contained in the Indenture, and of the purchase of the Certificates by the Holders, and of the sum of $1 paid to the Owner Trustee by the Indenture Trustee at or before the delivery of the Indenture, the receipt of which is hereby acknowledged, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged, granted a security interest in, and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge, grant a security interest in, and confirm, unto the Indenture Trustee, its successors and assigns, in trust for the equal and ratable security and benefit of the Holders, in the trust created by the Indenture, and subject to all of the terms, conditions, provisions and limitations set forth in the Indenture, a first priority security interest in and mortgage lien on all estate, right, title and interest of the Owner Trustee in, to and under the following described property:


                                   Airframe

                    One (1) Airframe identified as follows:

                                 FAA               Manufacturer's
                                 Registration      Serial
Manufacturer         Model       Number            Number




together with all appliances, equipment, instruments and accessories (including, without limitation, radio and radar) from time to time belonging thereto, owned by the Owner Trustee and installed in or appurtenant to said aircraft.


                               AIRCRAFT ENGINES

Two (2) aircraft engines, each such engine having 750 or more rated takeoff horsepower or the equivalent thereof, identified as follows:

                                                         Manufacturer's
                                                         Serial
Manufacturer                     Model                   Number




together with all equipment and accessories belonging thereto, by whomsoever manufactured, owned by the Owner Trustee and installed in or appurtenant to said aircraft engines.

         Together with all substitutions, replacements and renewals of the property described above, and all property which shall hereafter become physically attached to or incorporated in the property described above, whether the same are now owned by the Owner Trustee or shall hereafter be acquired by it.

         As further security for the obligations referred to above and secured by the Indenture and hereby, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee, its successors and assigns, for the security and benefit of the Holders, in the trust created by the Indenture, and subject to all of the terms, conditions. provisions and limitations set forth in the Indenture, all of the estate, right, title and interest of the Owner Trustee in, to and under the Lease Supplement (other than Excepted Payments, if any) covering the property described above.

         TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, for the benefit and security of the Holders for the uses and purposes and subject to the terms and provisions set forth in the Indenture.

         This Supplement shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

         This Supplement is being delivered in the State of New York.


         AND, FURTHER, the Owner Trustee hereby acknowledges that the Aircraft/Engines referred to in this Supplement and the aforesaid Lease Supplement has been delivered to the Owner Trustee and is included in the property of the Owner Trustee and covered by all the terms and conditions of the Trust Agreement, subject to the Lien of the Indenture.



         IN WITNESS WHEREOF, the Owner Trustee has caused this Supplement to be duly executed as of the date first written above by one of its officers thereunto duly authorized.




                                   FIRST SECURITY BANK OF UTAH,
                                   NATIONAL ASSOCIATION,
                                   not in its individual capacity,
                                   but solely as Owner Trustee,


                                   By_________________________________
                                       Name:
                                       Title:





                                                                     Exhibit B
                                                                            to
                                        Trust Indenture and Security Agreement


                             [Form of Certificate]


                THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER
                THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY
         NOT BE SOLD OR OFFERED FOR SALE IN CONTRAVENTION OF SAID ACT


No. ______                                 $_____________


                          EQUIPMENT TRUST CERTIFICATE
                (Federal Express Corporation Trust No. N658FE)

               FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION
                 not in its individual capacity but solely as
                      OWNER TRUSTEE UNDER TRUST AGREEMENT
                (Federal Express Corporation Trust No. N658FE)
                            dated as of May 1, 1995
                 as amended and restated as of August 1, 1995


Interest Rate                                                         Maturity




         First Security Bank of Utah, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee (herein in such capacity called the "Owner Trustee") under that certain Trust Agreement (Federal Express Corporation Trust No. N658FE) dated as of May 1, 1995 as amended and restated as of August 1, 1995, between the Owner Participant named therein and First Security Bank of Utah, National Association (herein as such Trust Agreement may be amended or supplemented from time to time called the "Trust Agreement"), hereby promises to pay to NationsBank, National Association (Carolinas), as Pass Through Trustee, or its registered assigns, the principal sum of ________________ _______________ Dollars, payable as set forth below for the Maturity specified above, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the principal outstanding from time to time, semiannually on each January 5 and July 5, on said principal sum in like coin or currency at the rate per annum set forth above from the January 5 or the July 5, as the case may be, next preceding the date of this Certificate to which interest on the Certificates has been paid or duly provided for, unless the date hereof is a date to which interest on the Certificates has been paid or duly provided for, in which case from the date of this Certificate. Notwithstanding the foregoing, if the date hereof is after any December 21 or June 20 and before the following January 5 or July 5, as the case may be, this Certificate shall bear interest from such January 5 or July 5; provided that, if the Owner Trustee shall default in the payment of interest due on such January 5 or July 5, then this Certificate shall bear interest from the next preceding January 5 or July 5 to which interest on this Certificate has been paid or duly provided for. The interest so payable on any January 5 or July 5 will, except as otherwise provided in the Indenture referred to below, be paid to the person in whose name this Certificate is registered at the close of business on the December 21 or June 20 preceding such January 5 or July 5, whether or not such day is a Business Day.

         This Certificate shall bear interest at the Past Due Rate on any principal hereof and on any other amount payable hereunder or under the Indenture which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the date thereof to but excluding the date the same is paid in full, payable from time to time on demand of the Indenture Trustee.

         Principal and interest and other amounts due hereunder shall be payable at the office or agency of NationsBank of Georgia, National Association (the "Indenture Trustee") maintained for such purpose; provided that, at the option of the Indenture Trustee or its Paying Agent, interest may be paid by mailing a check therefor payable to or upon the written order of the registered holder entitled thereto at his last address as it appears on
the Register.   If any amount payable under this Certificate, or under the
Indenture, falls due on a day that is not a Business Day, then such sum shall be payable on the next succeeding Business Day, without (provided that payment is made on such next succeeding Business Day) additional interest thereon for the period of such extension.

         First Security Bank of Utah, National Association and NationsBank of Georgia, National Association are not acting individually hereunder, but solely as Owner Trustee and Indenture Trustee.

         No employee benefit plan subject to Title I of ERISA, or individual retirement account or plan subject to Section 4975 of the Code, or any trust established under any such plan or account (hereinafter collectively referred to as an "ERISA Plan"), may acquire or hold any of the Certificates (or participation interest therein). The purchase by any Person of any Certificate (or participation interest therein) constitutes a representation by such Person to the Owner Trustee, the Lessee, the Owner Participant and the Indenture Trustee that such Person is not an ERISA Plan and that such Person is not acquiring, and has not acquired, such Certificate (or participation interest therein) with assets of an ERISA Plan. Any transfer of a Certificate not permitted by this paragraph shall be void, and the transferor shall retain all the benefits of such Certificate under the Indenture, and the transferee shall not be entitled to any benefits under the Indenture.

         This Certificate is one of a duly authorized issue of Certificates issued and to be issued under the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N658FE) dated as of May 1, 1995 as amended and restated as of August 1, 1995 (herein as amended, supplemented or modified from time to time called the "Indenture") between the Owner Trustee and the Indenture Trustee, designated as Equipment Trust Certificates (Federal Express Corporation Trust No. N658FE) limited in aggregate initial principal amount to $61,526,000 consisting of the following aggregate principal amounts of Certificates with the interest rates per annum and Maturities shown:


                              Initial
                             Aggregate
                             Principal
   Maturity                   Amount               Interest Rate
---------------            ------------            -------------
January 5, 2013            $48,360,000                7.63%
January 5, 2016            $13,166,000                8.06%


         Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties conveyed, pledged and assigned thereby, the nature and extent of the security, the respective rights of the Owner Trustee, the Owner Participant, the Lessee, the Indenture Trustee and the Holders, and the terms upon which the Certificates are, and are to be, executed and delivered, to all of which terms and conditions in the Indenture each Holder hereof agrees by its acceptance of this Certificate.

         Capitalized terms not otherwise defined herein shall have the meanings given to them in the Indenture.



         The principal amounts of the Certificates are payable as follows. The Certificates with a Maturity of January 5, 2013 are subject to redemption in part, pro rata (based on the face amount thereof) commencing on July 5, 1996 and the Certificates with a Maturity of January 5, 2016 are subject to redemption in part, pro rata (based on the face amount thereof), commencing on January 5, 2015, in each case through mandatory sinking fund redemptions providing for the redemption on the Sinking Fund Redemption Dates of the aggregate principal amounts set forth below, together with interest accrued thereon to the applicable Sinking Fund Redemption Date, but without Make-Whole Premium.


                               Principal Amount

                                      Certificates            Certificates
                                    with a Maturity         with a Maturity
 Sinking Fund Redemption Date      of January 5, 2013      of January 5, 2016
------------------------------    --------------------    --------------------

January 5, 1996                          $           0              $        0
July 5, 1996                                 1,109,050                       0
January 5, 1997                                      0                       0
July 5, 1997                                 1,201,660                       0
January 5, 1998                                      0                       0
July 5, 1998                                 1,293,350                       0
January 5, 1999                                      0                       0
July 5, 1999                                 1,392,030                       0
January 5, 2000                              1,557,670                       0
July 5, 2000                                         0                       0
January 5, 2001                              1,681,230                       0
July 5, 2001                                         0                       0
January 5, 2002                              3,806,730                       0
July 5, 2002                                    50,770                       0
January 5, 2003                                 75,680                       0
July 5, 2003                                         0                       0
January 5, 2004                              1,762,440                       0
July 5, 2004                                         0                       0
January 5, 2005                              1,384,680                       0
July 5, 2005                                         0                       0
January 5, 2006                              2,747,460                       0
July 5, 2006                                         0                       0
January 5, 2007                              3,110,340                       0
July 5, 2007                                         0                       0
January 5, 2008                              2,672,530                       0
July 5, 2008                                         0                       0
January 5, 2009                              4,408,670                       0
July 5, 2009                                         0                       0
January 5, 2010                              4,758,400                       0
July 5, 2010                                         0                       0
January 5, 2011                              5,135,860                       0
July 5, 2011                                         0                       0
January 5, 2012                              5,543,270                       0
July 5, 2012                                         0                       0
January 5, 2013                              4,668,180                       0
July 5, 2013                                         0                       0
January 5, 2014                                      0                       0
July 5, 2014                                         0                       0
January 5, 2015                                      0               6,367,540
July 5, 2015                                         0                       0
January 5, 2016                                      0               6,798,460
                                  --------------------    --------------------
Total                                      $48,360,000             $13,166,000


         Except as expressly provided in the Indenture, all payments of principal, Make-Whole Premium, if any, and interest and other amounts to be made to the Holder hereof by or at the behest of the Owner Trustee hereunder or under the Indenture shall be made only from the income and proceeds from the Lessor's Estate to the extent included in the Trust Indenture Estate and only to the extent that the Owner Trustee shall have sufficient income or proceeds from the Lessor's Estate to the extent included in the Trust Indenture Estate to enable the Indenture Trustee to make such distributions in accordance with the terms of the Indenture; provided that under the Lease, the Lessee is obligated to pay or cause to be paid, to the extent such payments are not required to be made from the assets subject to the Lien of this Indenture or the income and proceeds received by the Indenture Trustee therefrom, any net loss arising from the investment of funds held by the Indenture Trustee which but for an Event of Default would be payable to Lessee, and each Holder hereof, by its acceptance of this Certificate, agrees that it will (except as aforesaid) look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to the Holder hereof as provided above and that neither the Owner Participant, the Owner Trustee, First Security Bank of Utah, National Association nor the Indenture Trustee is personally liable to the Holder hereof for any amounts payable or any liability under this Certificate or under the Indenture, except as expressly provided in the Indenture, in the case of First Security Bank of Utah, National Association, the Owner Trustee and the Indenture Trustee.

         The Certificates are subject to prepayment in the following circumstances at the price determined as set forth below.

         (i) If an Event of Loss occurs with respect to the Airframe or with respect to the Airframe and the Engines or engines then installed on the Airframe (unless pursuant to Section 11.03 of the Lease and Section 9.08 of the Indenture replacement equipment is substituted therefor).

         (ii)If the Lessee, pursuant to Section 4.02(a) of the Lease, gives notice of purchase of the Aircraft (and the Lessee shall not have effected an assumption of the Certificates as provided in Section 2.12 of the Indenture).

         (iii)If the Owner Participant or the Owner Trustee on behalf of the Owner Participant gives notice of prepayment to the Indenture Trustee pursuant to Section 8.02 of the Indenture.

         (iv)If the Lessee, pursuant to Section 10.01 of the Lease, gives notice of a voluntary termination for obsolescence or surplus, but subject to Section 6.02(c) of Indenture.

         (v) Pursuant to Section 15.01 of the Participation Agreement in connection with a Refinancing of the Certificates.

         In the case of a prepayment of the Certificates pursuant to clauses
(ii), (iv) and (v) above, the Lessee, in accordance with and subject to the terms (including timing of notice) of Section 4.02(a) or 10.01 of the Lease or
Section 15 of the Participation Agreement, as the case may be, shall give irrevocable (subject to Section 6.02(c) of the Indenture) written notice to the Owner Trustee and the Indenture Trustee and to the Holders of all of the Certificates specifying the Business Day on which the Owner Trustee is directed to prepay the Certificates. In the case of a prepayment pursuant to clause (i) above, the Certificates shall be prepaid on the Loss Payment Date (as defined in Section 11.02 of the Lease). In the case of a prepayment pursuant to clause (iii) above, the Certificates shall be prepaid on the date designated in the notice of prepayment required by Section 8.02 of the Indenture. In the case of a prepayment of the Certificates pursuant to clauses
(ii) and (iv) above, the Certificates shall be prepaid in full on the Termination Date. In the case of a prepayment of the Certificates pursuant to clause (v) above, the Certificates shall be prepaid on the effective date of the Refinancing. The day on which the Certificates are to be prepaid is herein referred to as the "Prepayment Date". On or prior to the Prepayment Date, immediately available funds shall be deposited with the Indenture Trustee in an amount in respect of the Certificates equal to:

         (1) in the event of a prepayment of the Certificates pursuant to clause (i), (iii) (if clause (i) of the first sentence of Section 8.02(a) of the Indenture is applicable) or, if such prepayment is made on or after the applicable Premium Termination Date, clause (ii), (iii) (if clause (ii) of the first sentence of Section 8.02(a) of the Indenture is applicable),
   (iv) or (v) above, the sum of (A) the aggregate principal amount of such Certificates then Outstanding, (B) accrued interest on the Certificates to the Prepayment Date and (C) all other aggregate sums due the Indenture Trustee under the Indenture or under the Participation Agreement or the Lease, but excluding any Make-Whole Premium or other premium or penalty, or

         (2) if such prepayment is made prior to the applicable Premium Termination Date, in the event of a prepayment of the Certificates pursuant to clause (ii), (iii) (if clause (ii) of the first sentence of Section 8.02(a) of the Indenture is applicable), (iv) or (v) above, the sum of the amounts specified in clauses (A), (B) and (C) of the preceding clause (1) plus any Make-Whole Premium payable in respect of all Certificates with respect to which the Premium Termination Date therefor has not occurred

(the aggregate amount required to be paid pursuant to this sentence being herein referred to as the "Prepayment Price").

         If, in accordance with and subject to the satisfaction of the conditions set forth in Section 7.11 of the Participation Agreement, the Lessee shall assume all of the obligations of the Owner Trustee hereunder, under the Certificates and all other Operative Agreements, the Owner Participant and the Owner Trustee shall (except for prior acts) be released and discharged from any further obligations hereunder and under the Certificates and all other Operative Agreements (except any obligations that have accrued prior to such assumption).

         If an Indenture Event of Default under the Indenture shall occur and be continuing, the principal of the Certificates may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived the Majority in Interest of Holders. Any such consent or waiver shall be conclusive and binding upon the Holder of this Certificate and upon all future Holders and owners of this Certificate and any Certificate that may be issued in exchange or substitution therefor, whether or not any notation thereof is made upon this Certificate or such other Certificates. Moreover, if, and only if, an Event of Default shall occur, the Indenture Trustee may declare the Lease to be in default, and may, to the exclusion of the Owner Trustee, exercise one or more of the remedies of the Owner Trustee provided in the Lease.

         The Owner Trustee or the Owner Participant may cure a default by the Lessee under the Lease arising from the failure of the Lessee to make any Basic Rent payments under the Lease, but the Owner Trustee and the Owner Participant, collectively, may not cure more than three consecutive such failures or more than six such failures in total. The Owner Trustee or the Owner Participant may cure any other default by the Lessee in the performance of its obligations under the Lease.

         (A) If an Event of Default shall have occurred and be continuing for more than 180 days or the Certificates shall have been accelerated or (B) an Event of Default shall have occurred and be continuing for not more than 180 days and the Certificates shall not have been accelerated, the Owner Participant (or the Owner Trustee on behalf of the Owner Participant) may:

             (1) direct the Owner Trustee to cause the prepayment of all the Outstanding Certificates by notifying the Indenture Trustee of such election and depositing the sum of amounts contemplated by paragraph "first" under Section 5.03 of the Indenture and the aggregate Prepayment Price of all such Certificates with the Indenture Trustee for distribution to the Holders; or

             (2) purchase all of the Outstanding Certificates by paying to the Indenture Trustee an amount equal to the aggregate unpaid principal amount of all Outstanding Certificates, plus accrued interest on such amount to the date of purchase and any Make-Whole Premium applicable to each Outstanding Certificate, if such purchase occurs prior to the Premium Termination Date for such Outstanding Certificate, (in the case of a purchase pursuant to clause (ii) of the first sentence of
         Section 8.02(a) of the Indenture) plus all other sums due any Holder or the Indenture Trustee under the Indenture, the Participation Agreement or the Lease.

         The right of the Holder hereof to institute an action for any remedy under the Indenture is subject to certain restrictions specified in the Indenture, except that the right of the Holder of this Certificate to receive payment of the principal of and interest and Make-Whole Premium, if any, on this Certificate on or after the respective due dates, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such Holder.

         The Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples thereof. So long as any of the Certificates remain Outstanding, the Indenture Trustee will maintain an office or agency where the Certificates may be presented for payment and a facility or agency in New York, New York where the Certificates may be presented for registration of transfer and for exchange as provided in the Indenture. As provided in the Indenture and subject to certain limitations therein, this Certificate is transferable, and upon surrender of this Certificate for registration of transfer at the principal corporate trust office of the Indenture Trustee, or at the office or agency maintained for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Indenture Trustee duly executed by, the Holder or his attorney duly authorized in writing, one or more new Certificates of the same Maturity and interest rate and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

         As provided in the Indenture and subject to certain limitations therein, the Certificates are exchangeable for an equal aggregate principal amount of Certificates of the same Maturity and interest rate and of authorized denominations, as requested by the Holder surrendering the same, upon presentation thereof for such purpose at the principal corporate trust office of the Indenture Trustee, or at an office or agency maintained for such purpose.

         No service charge shall be levied for any such registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to the due presentment for registration of transfer of this Certificate, the Owner Trustee, the Indenture Trustee, any agent of the Owner Trustee or the Indenture Trustee, the Paying Agent, if any, the Registrar and the Lessee may deem and treat the person in whose name this Certificate is registered as the absolute owner hereof for all purposes whether or not this Certificate is overdue, and neither the Owner Trustee, the Indenture Trustee (nor any agent of the Owner Trustee or the Indenture Trustee), nor the Paying Agent, if any, the Registrar nor the Lessee shall be affected by notice to the contrary.

         As provided in the Indenture, the Indenture and the Certificates shall be construed in accordance with and governed by the laws of the State of New York.

         This Certificate shall not be secured by or be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless authenticated by the Indenture Trustee as evidenced by the manual signature of one of its authorized officers on the certificate below.



         IN WITNESS WHEREOF, the Owner Trustee has caused this Equipment Trust Certificate (Federal Express Corporation Trust No. N658FE) to be duly executed in its corporate name by its officer thereunto duly authorized.


Dated:                     FIRST SECURITY BANK OF UTAH,
                           NATIONAL ASSOCIATION,
                           not in its individual capacity,
                           but solely as Owner Trustee


                           By____________________________
                               Name:
                               Title:



          [FORM OF INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


         This is one of the Equipment Trust Certificates (Federal Express Corporation Trust No. N658FE) referred to in the within mentioned Indenture.


Dated:                     NATIONSBANK OF GEORGIA,
                           NATIONAL ASSOCIATION,
                           not in its individual
                           capacity, but solely as
                           Indenture Trustee



                           By___________________________
                             Title: Authorized Signatory


                                  SCHEDULE I




                          [Intentionally left blank.]

                                  SCHEDULE II
                                  DEFINITIONS


GENERAL PROVISIONS

         The following terms shall have the following meanings for all purposes of the Operative Agreements (other than the Pass Through Agreement and the Series Supplements) referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

         Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

         Act; Federal Aviation Act. Title 49 of the United States Code (which, among other things, recodified the Federal Aviation Act of 1958, as amended to the time of such recodification), as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

         Additional Insureds.  As defined in Article 13 of the Lease.

         Aeronautics Authority or FAA. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

         Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall the Owner Trustee or the Lessor be deemed an Affiliate of the Owner Participant.

         After-Tax Basis. A basis such that any payment received or deemed to have been received by a Person (the "Original Payment") shall be supplemented by a further payment to such Person so that the sum of the two payments shall be equal to the Original Payment, after taking into account (x) all Taxes that would result from the receipt or accrual of such payments and (y) any reduction in Taxes that would result from such increased Taxes. In the case of amounts payable to the Lessor, the Owner Participant, or any corporate Affiliate of the Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

         Agent. The Chase Manhattan Bank (National Association) and its successors and permitted assigns as Agent for the Original Loan Participants pursuant to Article 16 of the Original Participation Agreement.

         Airbus Guaranty. The Guaranty dated the Delivery Date executed by the Manufacturer and guaranteeing AVSA's Warranty Bill of Sale.

         Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Act) as to which there is in force a permit granted under
Section 41302 of the Act.

         Aircraft. The Airframe (or any permitted substitute airframe) together with the two Engines (or any Replacement Engine) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease.

         Airframe. The Airbus A300F4-605R aircraft (excluding the Engines or engines from time to time installed thereon) leased by the Lessor to the Lessee pursuant to the Lease and the initial Lease Supplement and having the United States FAA Registration Number and manufacturer's serial number specified in the initial Lease Supplement, including (i) all Parts in respect thereof and (ii) any replacement airframe which may be substituted pursuant to Section 11.03 of the Lease.

         Amendment No. 1 to the Original Tax Indemnity Agreement. Amendment No. 1 to the Original Tax Indemnity Agreement, dated as of August 1, 1995.

         Ancillary Agreement. Any written agreement of the Lessee to which the Lessor is a party or to which the Lessor has consented in writing entered into on the Delivery Date or the Refunding Date in connection with the transactions contemplated by the Operative Agreements, as such agreement may be amended and supplemented from time to time and delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant as amended from time to time.

         Appraisal. The report prepared by BK Associates, Inc. and delivered to the Owner Participant (with a copy of such report to the Lessee) on the Delivery Date pursuant to Section 4.01(n) of the Original Participation Agreement.

         AVSA. AVSA S.A.R.L., a societe a responsabilite limitee, organized and existing under the laws of France, and its successors and assigns.

         AVSA Consent and Agreement. The Consent and Agreement dated as of May 1, 1995, executed by AVSA, as the same may be amended, modified or supplemented from time to time.

         AVSA's FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by AVSA in favor of the Owner Trustee and dated the Delivery Date.

         AVSA's Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by AVSA as owner of the Aircraft in favor of the Owner Trustee and dated the Delivery Date.

         Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

         Bankruptcy Default.  An event specified in Section 16.01(e), (f) or
(g) of the Lease which either does or with the giving of notice or lapse of time or both would constitute an Event of Default.

         Basic Rent. The periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease, adjusted pursuant to
Article 3 of the Lease.

         Basic Term. The period commencing at the beginning of the day on the Commencement Date and ending at the end of the day on July 5, 2019 or such earlier date on which the Lease shall be terminated as provided therein.

         Beneficial Interest. The interest of the Owner Participant under the Trust Agreement.

         Breakage Costs. Has the meaning specified in Schedule II to the Original Participation Agreement.

         Business Day. Any day on which commercial banks are not authorized or required to close in New York, New York and Memphis, Tennessee, and so long as the Lien of the Indenture is in effect, in Atlanta, Georgia, Columbia, South Carolina and, thereafter, in Salt Lake City, Utah.

         Certificates. The Equipment Trust Certificates (Federal Express Corporation Trust No. N658FE), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

         Change in Tax Rate. Any amendment, modification, deletion, addition, or change to the Code which is enacted into law after the Delivery Date which changes the highest marginal statutory rate of Federal income tax applicable to the Owner Participant (other than a change which is in the nature of a minimum tax).

         Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Act, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

         Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the refunding of the Original Loan Certificates.

         Code. Except as otherwise provided, references to the Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

         Commencement Date.  July 5, 1995.

         Consent and Agreement. The Consent and Agreement dated as of May 1, 1995 executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time.

         Consent and Guaranty. The Consent and Guaranty of the Manufacturer attached to the Purchase Agreement.

         Corporate Trust Department. The principal office of the Owner Trustee located at 79 South Main Street, Salt Lake City, Utah 84111 or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified to the Lessee, the Indenture Trustee and the Owner Participant.

         Corporate Trust Office. The principal office of the Indenture Trustee located at 600 Peachtree Street, N.E., Suite 900, Atlanta, Georgia 30308, Attention: Corporate Trust Lease Administration or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Owner Trustee.

         Debt Rate. The weighted average (based on Outstanding principal amount) rate of interest on the Certificates issued pursuant to the Indenture.

         Default. Any event or condition, which with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         Delivery Date.  May 4, 1995.

         EBO Price. Has the meaning set forth in Section 4.02(a)(F) of the Lease.

         Engine. Each of the two General Electric CF6-80C2-A5F engines listed by its manufacturer's serial number in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Section 7.02(a)(vii), 10.03, 11.03, 11.04 or 12.02 of the Lease, together with all Parts related thereto. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, both Engines then leased to the Lessee pursuant to the Lease.

         Engine Consent. The Engine Consent dated as of May 1, 1995, executed by the Engine Manufacturer, as the same may be amended, modified or supplemented from time to time.

         Engine Manufacturer. General Electric Company, a New York corporation.

         Engine Warranty Assignment. The Engine Warranty Assignment (Federal Express Corporation Trust No. N658FE), dated as of May 1, 1995 between the Lessor and the Lessee, as the same may be amended, modified or supplemented from time to time.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plan. Has the meaning set forth in Section 7.06 of the Participation Agreement.

         Estimated Expense Amount. Has the meaning specified in Section 10.01(a) of the Participation Agreement.

         Event of Default. Each of the events specified in Article 16 of the Lease.

         Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use
(A) for a period in excess of 30 days due to theft or disappearance or such longer period not to exceed 60 days from the end of such initial 30-day period if and so long as the location of such property is known to the Lessee and the Lessee is diligently pursuing recovery of such property, or to the end of the Term, if less (unless such loss constitutes an Event of Loss under clause (ii) of this definition) or (B) for a period in excess of 60 days due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, or (2) condemnation, confiscation, or seizure of, or requisition or taking of, use of such property (A) by a foreign government or instrumentality or agency of any such foreign government, for a period in excess of 180 days (or such shorter period ending on the earlier of the expiration of the Term or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur) or (B) by the Government for a period extending beyond the Term, provided that no Event of Loss shall be deemed to have occurred, and the Term shall be extended automatically for a period of six months (or the date of return of the Aircraft, if shorter, so long as the Lessor receives at least six months notice of such date of return) beyond the end of the Term in the event that the Aircraft, the Airframe or any Engine is requisitioned by the Government pursuant to an activation as part of the Civil Reserve Air Fleet Program described in Section 7.02(a)(iv) of the Lease; and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all Airbus A300F-600 series aircraft equipped with engines of the same make and model as the Engines for a period of six (6) consecutive months, unless the Lessee, prior to the expiration of such six (6) month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use of the Aircraft or the Airframe shall have been prohibited for a period of twelve (12) consecutive months, unless the Lessee, prior to the expiration of such twelve (12) month period shall have conformed at least one Airbus A300F-600 series aircraft (but not necessarily the Aircraft or the Airframe) to the requirements of any such law, rule, regulation, order, or other action and shall have commenced regular commercial use and shall be diligently carrying forward, on a non-discriminatory basis, all steps necessary or desirable to permit the normal use of the Aircraft by the Lessee. The date of such Event of Loss shall be (s) the 31st day or the 91st day, as the case may be, following loss of such property or its use due to theft or disappearance (or the end of the Term, if earlier); (t) the 61st day following the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (u) the date of any insurance settlement on the basis of a total loss or constructive or compromised total loss; (v) the date of any condemnation, confiscation, seizure or requisition of title of such property;
(w) the 181st day following condemnation, confiscation, seizure or requisition for use of such property by a foreign government referred to in clause
(iii)(2)(A) above (or the end of the Term or the date of any insurance settlement described therein, if earlier than such 181st day); (x) the last day of the Term in the case of requisition for use of such property by the Government; (y) the last day of the 6 month or 12 month period, referred to in clause (iv) above. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe. If an Event of Loss described in any of clauses (i) (A), (iii),
(iv) or (v) above shall occur, Lessor may elect, within 30 days following the date upon which such Event of Loss is deemed to have occurred, to waive such Event of Loss and the consequences thereof.

         Excepted Payments. Collectively, (i) indemnity or other payments (and interest thereon to the extent provided in the Operative Agreements) paid or payable by the Lessee in respect of the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to the Participation Agreement or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to the Lease or the Participation Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) maintained in accordance with the provisions of but not required under Section 13 of the Lease, (iv) payments of Supplemental Rent by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) any amounts payable by the Lessee to the Owner Participant or the Owner Trustee in its individual capacity, after the release thereof from the Lien of the Indenture, (vi) (x) in the case of any Basic Rent received by the Indenture Trustee on or in respect of any Rent Payment Date, subject to receipt by the Indenture Trustee of Basic Rent due on such Rent Payment Date satisfying Section 3.05 of the Lease, payments of Basic Rent payable on such Rent Payment Date constituting increases in Basic Rent attributable to payments arising pursuant to
Section 5 of the Tax Indemnity Agreement and (y) in the case of any Basic Rent otherwise received by the Indenture Trustee, so long as no Payment Default or Indenture Event of Default shall have occurred and be continuing, payments of Basic Rent constituting increases in Basic Rent attributable to payments arising pursuant to Section 5 of the Tax Indemnity Agreement, (vii) the payment of incremental out-of-pocket expenses of the Owner Trustee, the Owner Participant or their respective authorized representatives payable by the Lessee under Section 6.03(b) of the Participation Agreement or Section 14.01 of the Lease following any reregistration of the Aircraft and (viii) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (vii) above.

         Expense; Expenses. Have the meaning specified in Section 9.01(a) of the Participation Agreement.

         Fair Market Renewal Term. A term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the second paragraph of Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease. Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell, assuming that the Aircraft (or other property) is unencumbered by the Lease. Unless otherwise provided in the applicable provisions of any Operative Agreement, in such determination it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease; provided that in connection with any determination pursuant to or for the purposes of Article 17 of the Lease, the Aircraft shall be appraised on an "as is, where is" basis. Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Federal Aviation Administration; FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

         FSBU. First Security Bank of Utah, National Association, a national banking association.

         Government. The United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.


         GTA. The General Terms Agreement dated as of July 3, 1991 between the Engine Manufacturer and the Lessee related to the purchase by the Lessee of the Engines as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the General Terms Agreement relates to the Engines, to the extent assigned to the Owner Trustee pursuant to the Engine Warranty Assignment.

         Holder of a Certificate; Certificate Holder; Holder. As of any particular time, the Person in whose name a Certificate shall be registered (but not including the holder of any Pass Through Certificate).

         Indemnitee. Each of FSBU, in its individual capacity and as Owner Trustee and Lessor, the Agent (to the extent set forth in Articles 8 and 9 of the Original Participation Agreement), the Owner Participant, the Original Loan Participants (to the extent set forth in Articles 8 and 9 of the Original Participation Agreement), the Indenture Trustee, in its individual capacity and as trustee, the Owner Participant Guarantor, and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate.

         Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N658FE), dated as of May 1, 1995, as amended and restated as of August 1, 1995, between the Lessor and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement, or amended including any amendment or supplement thereto entered into from time to time.

         Indenture and Security Agreement Supplement. The Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N658FE) dated May 4, 1995, as such Indenture and Security Agreement Supplement shall be amended or supplemented from time to time and any other supplement to the Indenture, substantially in the form of Exhibit A to the Indenture.

         Indenture Default. Any event or condition, which with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

         Indenture Documents. Has the meaning specified in the Granting Clause of the Indenture.

         Indenture Event of Default.  Each of the events specified in Section
7.01 of the Indenture.


         Indenture Trustee. NationsBank of Georgia, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture and each other Person which may from time to time be acting as successor trustee under the Indenture.

         Indenture Trustee's Liens. Any Lien on the Trust Indenture Estate resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements or (iii) Taxes or Expenses imposed against the Indenture Trustee which are not required to be indemnified against by the Lessee pursuant to the Participation Agreement by reason of
Section 8.01(b) or 9.01(b) thereof.

         Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

         Interim Term. The period commencing on the Delivery Date and ending at the end of the day immediately preceding the Commencement Date.

         Invoice.  The invoice for the Aircraft given by AVSA to the Lessor.

         Lease. The Lease Agreement (Federal Express Corporation Trust No. N658FE) dated as of May 1, 1995, as amended and restated as of August 1, 1995, entered into by the Lessor and the Lessee concurrently with the execution and delivery of the Indenture, as said Lease may from time to time be supplemented or amended, or its terms waived or modified, to the extent permitted by, and in accordance with, the terms of the Indenture, including, without limitation, supplementation by one or more Lease Supplements entered into pursuant to the applicable provisions of the Lease.

         Lease Supplement. The Lease Supplement No. 1 (Federal Express Corporation Trust No. N658FE) dated May 4, 1995, as such Lease Supplement shall be amended or supplemented from time to time and any other supplement to the Lease, substantially in the form of Exhibit A to the Lease.

         Lease Term. The period commencing on the Delivery Date and ending at the end of the Basic Term.

         Lessee. Federal Express Corporation, a Delaware corporation, and its successors and permitted assigns.

         Lessor. First Security Bank of Utah, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

         Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement, the Participation Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), the GTA, the Engine Warranty Assignment, the Engine Consent, any warranty with respect to the Airframe and the Engines, all amounts of Basic Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee in its individual capacity, the Owner Participant or the Indenture Trustee) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee in its individual capacity, or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement). Notwithstanding the foregoing, "Lessor's Estate" shall (i) not include any Excepted Payment and
(ii) include all property purported to be covered by the Granting Clause of the Indenture.

         Lessor's Liens. Liens on the Lessor's Estate or the Trust Indenture Estate arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant which is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, Owner Participant, Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to the Participation Agreement by reason of Section 8.01(b) or 9.01(b) thereof or which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement, or (iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft pursuant to Section 4.02(a) or Articles 7, 8, 9, 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease.

         Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

         Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Trustee or the Owner Participant or any interests of the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii) the Lessee or (iii) any Affiliate of any thereof.

         Make-Whole Premium. An amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to an excess of (i) the present values of all remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield, all as determined by the Independent Investment Banker over (ii) the unpaid principal amount of such Certificate.

         Manufacturer. Airbus Industrie G.I.E., a groupement d'interet economique formed under the laws of France, and its successors and assigns.

         Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

         Moody's.  Moody's Investors Service, Inc.

         Net Present Value of Rents. The net present value, as of the Delivery Date, of Basic Rent set forth in Schedule II of the Lease, discounted at a rate per semi-annual period equal to the Debt Rate.

         Non-U.S. Person. Any Person other than (i) a citizen or resident of the United States, as defined in Section 7701(a)(30) of the Code, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or therein, or
(iii) any estate or trust that is subject to United States federal income taxation regardless of the source of its income.

         Obsolete Parts. Parts which the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

         Officer's Certificate. When delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

         Operative Agreements. The Participation Agreement, the Trust Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the GTA, the Engine Warranty Assignment, the French Pledge Agreement, the Lease, the Lease Supplement, the Owner Participant Guaranty, any Owner Trustee Guaranty, any Ancillary Agreement entered into by or with the written consent of the Indenture Trustee, which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), the Engine Consent and the Tax Indemnity Agreement, each as amended from time to time.

         Opinion of Counsel. When delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

         Original Agreements. The documents and instruments delivered on the Delivery Date in connection with the transactions contemplated by the Original Participation Agreement.

         Original Indenture. The Trust Indenture, Mortgage and Security Agreement (Federal Express Corporation Trust No. N658FE) dated as of May 1, 1995 between the Owner Trustee and the Indenture Trustee, which together with the Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N658FE) dated May 4, 1995 attached thereto was recorded as one instrument by the FAA on May 5, 1995 and assigned Conveyance Number NN008445.

         Original Lease. The Lease Agreement (Federal Express Corporation Trust No. N658FE) dated as of May 1, 1995 between the Owner Trustee as lessor, and the Lessee, which together with Lease Supplement No. 1 (Federal Express Corporation Trust No. N658FE) dated May 4, 1995 attached thereto was recorded as one instrument by the FAA on May 5, 1995 and assigned Conveyance Number NN008446.

         Original Loan Certificates. The loan certificates issued on the Delivery Date to the Original Loan Participants.

         Original Loan Participants. The entities listed on Schedule I to the Original Participation Agreement and their successors and assigns (other than any assignees in connection with the first Refinancing after the Delivery
Date).

         Original Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N658FE) among the Lessee, the Owner Participant, the Indenture Trustee, the Owner Trustee and the Original Loan Participants as it was originally executed as of May 1, 1995.

         Original Tax Indemnity Agreement. The Tax Indemnity Agreement (Federal Express Corporation Trust No. N658FE) between the Lessee and the Owner Participant as it was originally executed as of May 1, 1995.

         Original Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N658FE) between the Owner Participant and the Owner Trustee as it was originally executed as of May 1, 1995 and filed with the FAA on May 4, 1995.

         Outstanding. When used with respect to Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

         (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
         Section 2.08 of the Indenture or otherwise;

         (ii) Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

         (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

         Owner Participant. The trustor originally named in the Trust Agreement and any successor thereto, and any Person to which Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

         Owner Participant Amount. The amount described in Section 2.03 of the Participation Agreement and set forth on Schedule II to the Lease.

         Owner Participant Guarantor. AmSouth Bank of Alabama, its successors and permitted assigns and any other provider of an Owner Participant Guaranty.

         Owner Participant Guaranty. The Owner Participant Guaranty dated the Delivery Date, as amended and restated on the Refunding Date substantially in the form of Exhibit E to the Participation Agreement, as the same may be amended, modified or supplemented from time to time.

         Owner Trustee. FSBU, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

         Owner Trustee Guarantor.  The provider of an Owner Trustee Guaranty.

         Owner Trustee Guaranty.  Any guaranty delivered in compliance with
Section 11.01(b)(ii) of the Participation Agreement.

         Owner's Economic Return. The Owner Participant's anticipated net after-tax book yield and aggregate after-tax cash flow during the Interim Term and the Basic Term utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value and Termination Value percentages and the EBO Price, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3.04 of the Lease.

         Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N658FE), dated as of May 1, 1995, as amended and restated as of August 1, 1995, among the Lessee, the Original Loan Participants, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as trustee, the Owner Participant, the Pass Through Trustee, not in its individual capacity except as otherwise expressly provided therein, but solely as pass through trustee and the Indenture Trustee, not in its individual capacity except as otherwise expressly stated therein, but solely as indenture trustee, as amended, modified or supplemented, or the terms thereof waived.

         Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or, prior to replacement thereof in accordance with the Lease, which may be removed therefrom.

         Pass Through Agreement. The Pass Through Trust Agreement dated as of August 1, 1995 between the Lessee and the Pass Through Trustee, as such Pass Through Agreement may be modified, supplemented or amended from time to time in accordance with the provisions thereof.

         Pass Through Certificates.  Any of the 1995 Pass Through
Certificates, Series A1 or 1995 Pass Through Certificates, Series A2, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means all of the Pass Through Certificates issued by each of the Pass Through Trusts.

         Pass Through Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement takes place.

         Pass Through Trust. The Federal Express Pass Through Trust, 1995-A1 or Federal Express Pass Through Trust, 1995-A2, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means both of such Pass Through Trusts.

         Pass Through Trustee. NationsBank, National Association (Carolinas), a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust, and its successors and permitted assigns as Pass Through Trustee thereunder.

         Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Debt Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2% plus the interest rate applicable to such Certificate and (ii) in the case of any other such amount, 2% plus the Debt Rate.

         Payment Date.  Each January 5 and July 5 commencing July 5, 1995.

         Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and (iv) of the Lease.

         Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

         Premium Termination Date. With respect to the Certificates having a Maturity in 2013, February 22, 2007, and with respect to the Certificates having a Maturity in 2016, May 4, 2015.

         Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

         Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

         Proposed Termination Date. Has the meaning specified in Section 10.01(a) of the Lease.

         Purchase Agreement. The Airbus A300-600R Freighter Purchase Agreement, dated as of July 3, 1991 between AVSA and the Lessee, including all exhibits, appendices and letter agreements attached thereto as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only to the extent that the foregoing relates to the Aircraft and to the extent assigned pursuant to the Purchase Agreement Assignment.

         Purchase Agreement Assignment. The Purchase Agreement Assignment (Federal Express Corporation Trust No. N658FE), dated as of May 1, 1995 between the Lessor and the Lessee, as the same may be amended, modified or supplemented from time to time.

         Purchase Price. Has the meaning specified in Schedule II to the Original Participation Agreement.

         Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), December 21 for January 5 Payment Dates and June 20 for July 5 Payment Dates, whether or not such date is a Business Day.

         Recourse Amount. Has the meaning specified in Section 17.10 of the Participation Agreement.

         Refinancing.  A non-recourse loan to the Lessor arranged pursuant to
Section 15.01 of the Participation Agreement.

         Refunding Date. A Business Day on which the refunding of the Original Loan Certificates occurs, the expected date thereof having been specified by the Lessee in a written notice given to the parties to the Participation Agreement and the Underwriters at least ten Business Days prior to such expected Refunding Date.

         Register. Has the meaning set forth in Section 3.02 of the Indenture.

         Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

         Remaining Weighted Average Life. For any Certificate, as of any determination date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining mandatory sinking fund redemption payment of principal, including the payment due on the Maturity of such Certificate, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such determination date, and the date on which such payment is scheduled to be made, by (b) the then outstanding principal amount of such Certificate.

         Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

         Renewal Term. One or more terms with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

         Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental Rent, collectively.

         Rent Payment Date.  Each January 5 and July 5 commencing July 5,
1995.

         Reoptimization Date. Has the meaning specified in Section 15.02(a) of the Participation Agreement.

         Replacement Engine. A General Electric CF6-80C2-A5F engine (or an engine of the same or another manufacturer) of the same or of equal or greater value, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine; provided, however, that if such replacement engine is not a General Electric CF6-80C2-A5F engine, such replacement engine must then be commonly used in the commercial aviation industry on Airbus A300-600 airframes.

         Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust Agreement in which case the definition of Responsible Officer set forth in Section 3.10 of the Trust Agreement is applicable) or the Indenture Trustee, any officer in its Corporate Trust Department or Corporate Trust Office (in the Corporate Trust Lease Administration Department), as the case may be, designated by such Person to perform obligations under the Operative Agreements, with respect to the Owner Participant, the president or any vice president with direct responsibility for the transactions contemplated by the Operative Agreements, and with respect to any other party, any corporate officer or (except in the case of the Owner Participant) other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

         S&P.  Standard & Poor's Corporation.

         Securities Act.  The Securities Act of 1933, as amended.

         SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

         Series Supplement. The Series Supplement 1995-A1 to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1995-A2 to be executed and delivered by the Lessee and the Pass Through Trustee, in each case as such Series Supplement may be modified, supplemented or amended from time to time in accordance with the provisions thereof and "Series Supplements" means both of such Series Supplements.

         Sinking Fund Redemption Date.  Has the meaning specified in Section
6.06 of the Indenture.

         Sinking Fund Redemption Price.  Has the meaning specified in Section
6.06 of the Indenture.

         Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

         Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Basic Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factor" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section 3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of Stipulated Loss Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule III of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Stipulated Loss Value is to be calculated with reference to any such date.

         Stipulated Loss Value Determination Date.  Each date set forth on
Schedule III of the Lease under the heading "Stipulated Loss Value Date."

         Supplemental Rent. All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any Ancillary Agreement or any other Operative Agreement to the Lessor, the Owner Participant or others, including, without limitation, payments of Stipulated Loss Value, EBO Price and amounts calculated by reference to Termination Value and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Basic Rent.

         Tax. Shall have the meaning set forth in Section 8.01(a) of the Participation Agreement.

         Tax Indemnity Agreement. The Original Tax Indemnity Agreement as amended by Amendment No. 1 to the Original Tax Indemnity Agreement, as from time to time modified, amended or supplemented pursuant to its applicable provisions.

         Term. The Interim Term and the Basic Term of the lease for the Aircraft under the Lease and, if renewed pursuant to Section 4.01 of the Lease, each Renewal Term for the Aircraft for which the Lease is renewed, or such earlier date on which the Lease is terminated pursuant to its terms.

         Termination Date. A Rent Payment Date during the Basic Term that is on or after July 5, 2002 in the case of Article 10 of the Lease, and in the case of (i) Section 4.02(a)(A) of the Lease, the Rent Payment Date falling on January 5, 2011 or January 5, 2014, as the case may be, (ii) Section 4.02(a)(D) or (E) of the Lease, a Rent Payment Date that is on or after the eighth anniversary of the Commencement Date and (iii) Section 4.02(a)(F) of the Lease, January 5, 2016.

         Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule IV of the Lease under the heading "Termination Value Factor" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule IV of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Termination Value is to be calculated with reference to any such date.

         Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation Agreement.

         Treasury Yield. (i) In the case of a Certificate having a Maturity within one year after the Prepayment Date the average yield to maturity on a government bond equivalent basis of the applicable United States Treasury Bill due the week of Maturity of such Certificate and (ii) in the case of a Certificate having a Maturity one year or more after the Prepayment Date, the average yield of the most actively traded United States Treasury Note (as reported by Cantor Fitzgerald Securities Corp. on page 5 of Telerate Systems, Inc., a financial news service, or if such report is not available, a source deemed comparable by the Independent Investment Banker selected to determine the Make-Whole Premium and reasonably acceptable to the Lessee) corresponding in maturity to the Remaining Weighted Average Life of such Certificate (or, if there is no corresponding maturity, an interpolation of maturities by the Independent Investment Banker), in each case determined by the Independent Investment Banker selected to determine the Make-Whole Premium based on the average of the yields to stated maturity determined from the bid prices as of 10:00 a.m. and 2:00 p.m. New York time, on the second Business Day preceding the Prepayment Date.

         Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N658FE), dated as of May 1, 1995 as amended and restated as of August 1, 1995, between the Owner Participant and the Owner Trustee in its individual capacity, as from time to time modified, amended or supplemented pursuant to its applicable provisions and in accordance with the Operative Agreements.

         Trust Indenture Act.  The Trust Indenture Act of 1939, as amended.

         Trust Indenture Estate. All estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture.

         Underwriters. The several Underwriters named in the Underwriting Agreement.

         Underwriting Agreement. The Underwriting Agreement dated August 16, 1995 among the Lessee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Chase Securities, Inc.

         United States, U.S. or US.  The United States of America.

         U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or Section 41103 of the Federal Aviation Act, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Federal Aviation Act and Part 121 of the regulations under such Act, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.


                                 SCHEDULE III
                       DESCRIPTION OF ORIGINAL INDENTURE


         Trust Indenture, Mortgage and Security Agreement (Federal Express Corporation Trust No. N658FE) dated as of May 1, 1995 between First Security Bank of Utah, National Association, as owner trustee under Trust Agreement (Federal Express Corporation Trust No. N658FE) dated as of May 1, 1995, and NationsBank of Georgia, National Association, as indenture trustee, recorded by the Federal Aviation Administration on May 5, 1995 and assigned Conveyance No. NN008445, as supplemented by the following described instrument:

                                              FAA            FAA
                              Date of         Recording      Conveyance
Instrument                    Instrument      Date           Number

Indenture and Security Agreement
Supplement No. 1
(Federal Express Corporation
Trust No. N658FE)             05/04/95        05/05/95       NN008445









                    TRUST INDENTURE AND SECURITY AGREEMENT

                (Federal Express Corporation Trust No. N659FE)


                           Dated as of July 1, 1995

                   Amended and Restated as of August 1, 1995


                                    between


              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                             Not in its Individual
                             Capacity, but solely
                               As Owner Trustee,
                                 Owner Trustee



                                      and



                 NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION,
                               Indenture Trustee



                   COVERING ONE AIRBUS A300F4-605R AIRCRAFT
                   SERIAL NO. 757, REGISTRATION NO. N659FE






                               TABLE OF CONTENTS


                                                                          Page

Initial Recitals.........................................................    1
Granting Clause..........................................................    2
Habendum Clause..........................................................    5


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01.  Definitions........................................  7


                                  ARTICLE II

                          ISSUE, EXECUTION, FORM AND
                         REGISTRATION OF CERTIFICATES

   SECTION 2.01.  Authentication and Delivery of Certificates..............  8
   SECTION 2.02.  Execution of Certificates................................  8
   SECTION 2.03.  Certificate of Authentication............................  8
   SECTION 2.04.  Form and Terms of Certificates; Payments of Principal,
                  Make-Whole Premium and Interest..........................  9
   SECTION 2.05.  Payments from Trust Indenture Estate Only................ 10
   SECTION 2.06.  Registration, Transfer and Exchange...................... 11
   SECTION 2.07.  Mutilated, Defaced, Destroyed, Lost and Stolen
                  Certificates............................................. 12
   SECTION 2.08.  Cancellation of Certificates; Destruction Thereof........ 13
   SECTION 2.09.  Temporary Certificates................................... 13
   SECTION 2.10.  Termination of Interest in Trust Indenture Estate........ 14
   SECTION 2.11.  Certificates in Respect of Replacement Aircraft.......... 14
   SECTION 2.12.  Assumption of Obligations Under Certificates and Other
                  Operative Agreements..................................... 14



                                  ARTICLE III

                                   COVENANTS

   SECTION 3.01.  Payment of Principal, Make-Whole Premium and Interest.... 15
   SECTION 3.02.  Offices for Payments, etc................................ 15
   SECTION 3.03.  Appointment to Fill a Vacancy in Office of Indenture
                  Trustee.................................................. 15
   SECTION 3.04.  Paying Agents............................................ 15
   SECTION 3.05.  Covenants of FSBU and the Owner Trustee.................. 16
   SECTION 3.06.  [Intentionally Left Blank.].............................. 17
   SECTION 3.07.  Disposal of Trust Indenture Estate....................... 17
   SECTION 3.08.  No Representations or Warranties as to Aircraft or
                  Documents................................................ 17
   SECTION 3.09.  Further Assurances; Financing Statements................. 17


                                  ARTICLE IV

                                 HOLDER LISTS

   SECTION 4.01.  Holder Lists; Ownership of Certificates.................. 18


                                   ARTICLE V

                   RECEIPT, DISTRIBUTION AND APPLICATION OF
                    INCOME FROM THE TRUST INDENTURE ESTATE

   SECTION 5.01.  Basic Rent Distribution.................................. 18
   SECTION 5.02.  Event of Loss and Replacement; Prepayment................ 19
   SECTION 5.03.  Payment After Indenture Event of Default, etc............ 19
   SECTION 5.04.  Certain Payments......................................... 20
   SECTION 5.05.  Other Payments........................................... 21
   SECTION 5.06.  Payments to Owner Trustee................................ 21
   SECTION 5.07.  Application of Payments.................................. 21
   SECTION 5.08.  Investment of Amounts Held by Indenture Trustee.......... 22
   SECTION 5.09.  Withholding Taxes........................................ 22



                                  ARTICLE VI

                          PREPAYMENT OF CERTIFICATES

   SECTION 6.01.  No Prepayment Prior to Maturity.......................... 23
   SECTION 6.02.  Prepayment of Certificates............................... 23
   SECTION 6.03.  Notice of Prepayment to Holders.......................... 25
   SECTION 6.04.  Deposit of Prepayment Price and Sinking Fund
                  Redemption Price......................................... 25
   SECTION 6.05.  Certificates Payable on Prepayment Date.................. 26
   SECTION 6.06.  Mandatory Sinking Fund Redemption........................ 26


                                  ARTICLE VII

                    INDENTURE EVENTS OF DEFAULT; REMEDIES
                       OF INDENTURE TRUSTEE AND HOLDERS

   SECTION 7.01.  Indenture Event of Default............................... 28
   SECTION 7.02.  Remedies................................................. 30
   SECTION 7.03.  Return of Aircraft, etc.................................. 32
   SECTION 7.04.  Indenture Trustee May Prove Debt......................... 35
   SECTION 7.05.  Remedies Cumulative...................................... 37
   SECTION 7.06.  Suits for Enforcement.................................... 37
   SECTION 7.07.  Discontinuance of Proceedings............................ 37
   SECTION 7.08.  Limitations on Suits by Holders.......................... 37
   SECTION 7.09. Unconditional Right of Holders to Receive Principal, Interest and Make-Whole Premium, and to Institute
                  Certain Suits............................................ 38
   SECTION 7.10.  Control by Holders....................................... 38
   SECTION 7.11.  Waiver of Past Indenture Default......................... 39
   SECTION 7.12.  Notice of Indenture Default.............................. 39
   SECTION 7.13.  Waiver of Appraisement, etc.; Laws....................... 39



                                 ARTICLE VIII

                          RIGHTS OF THE OWNER TRUSTEE
                           AND THE OWNER PARTICIPANT

   SECTION 8.01.  Certain Rights of Owner Trustee and Owner Participant.... 40
   SECTION 8.02.  Owner Participant's Right to Elect to Prepay or Purchase
                  the Certificates......................................... 43
   SECTION 8.03.  Certain Rights of Owner Participant...................... 45


                                  ARTICLE IX

                       CONCERNING THE INDENTURE TRUSTEE

   SECTION 9.01.  Acceptance of Trusts..................................... 46
   SECTION 9.02.  Duties and Responsibilities of the Indenture Trustee;
                  During an Indenture Event of Default; Prior to an
                  Indenture Event of Default............................... 46
   SECTION 9.03.  Certain Rights of the Indenture Trustee.................. 49
   SECTION 9.04.  Indenture Trustee Not Responsible for Recitals,
                  Disposition of Certificates or Application of
                  Proceeds Thereof......................................... 50
   SECTION 9.05.  Indenture Trustee and Agents May Hold Certificates;
                  Collections, etc......................................... 50
   SECTION 9.06.  Moneys Held by Indenture Trustee......................... 50
   SECTION 9.07.  Right of Indenture Trustee to Rely on Officers' Certificate,
                  etc...................................................... 50
   SECTION 9.08.  Replacement Airframes and Replacement Engines............ 51
   SECTION 9.09.  Indenture and Security Agreement Supplement for
                  Replacements............................................. 54
   SECTION 9.10.  Effect of Replacement.................................... 54
   SECTION 9.11.  Compensation............................................. 54


                                   ARTICLE X

                            CONCERNING THE HOLDERS

   SECTION 10.01.  Evidence of Action Taken by Holders..................... 55
   SECTION 10.02.  Proof of Execution of Instruments and of Holding of
                   Certificates............................................ 55
   SECTION 10.03.  Holders to Be Treated as Owners......................... 55
   SECTION 10.04.  Certificates Owned by Owner Trustee and the Lessee Deemed
                   Not Outstanding......................................... 56
   SECTION 10.05.  Right of Revocation of Action Taken..................... 56
   Section 10.06.  ERISA Plan Prohibition.................................. 57


                                  ARTICLE XI

                         INDEMNIFICATION OF INDENTURE
                           TRUSTEE BY OWNER TRUSTEE


                                  ARTICLE XII

                              SUCCESSOR TRUSTEES

   SECTION 12.01.  Notice of Successor Owner Trustee....................... 58
   SECTION 12.02.  Resignation and Removal of Indenture Trustee; Appointment
                   of Successor............................................ 59
   SECTION 12.03.  Persons Eligible for Appointment as Indenture Trustee... 60
   SECTION 12.04.  Acceptance of Appointment by Successor Trustee.......... 60
   SECTION 12.05.  Merger, Conversion, Consolidation or Succession to Business
                   of Indenture Trustee.................................... 61
   SECTION 12.06.  Appointment of Separate Trustees........................ 61


                                 ARTICLE XIII

                      SUPPLEMENTS AND AMENDMENTS TO THIS
                      TRUST INDENTURE AND OTHER DOCUMENTS

   SECTION 13.01.  Supplemental Indentures Without Consent of Holders...... 63
   SECTION 13.02.  Supplemental Indentures With Consent of Holders......... 65
   SECTION 13.03.  Effect of Supplemental Indenture........................ 66
   SECTION 13.04.  Documents to Be Given to Indenture Trustee.............. 67
   SECTION 13.05.  Notation on Certificates in Respect of Supplemental
                   Indentures.............................................. 67
   SECTION 13.06.  No Request Necessary for Lease Supplement or Indenture and
                   Security Agreement Supplement........................... 67


                                  ARTICLE XIV

                   SATISFACTION AND DISCHARGE OF INDENTURE;
                               UNCLAIMED MONEYS

   SECTION 14.01.  Satisfaction and Discharge of Indenture; Termination of
                   Indenture............................................... 67
   SECTION 14.02.  Application by Indenture Trustee of Funds Deposited for
                   Payment of Certificates................................. 69
   SECTION 14.03.  Repayment of Moneys Held by Paying Agent................ 69
   SECTION 14.04.  Transfer of Moneys Held by Indenture Trustee and Paying
                   Agent Unclaimed for Two Years and Eleven Months......... 69


                                  ARTICLE XV

                                 MISCELLANEOUS

   SECTION 15.01.  Capacity in Which Acting................................ 69
   SECTION 15.02.  No Legal Title to Trust Indenture Estate in Holders..... 70
   SECTION 15.03.  Sale of Trust Indenture Estate by Indenture Trustee is
                   Binding................................................. 70
   SECTION 15.04.  Indenture for Benefit of Owner Trustee, Indenture Trustee,
                   Owner Participant and Holders........................... 70
   SECTION 15.05.  No Action Contrary to the Lessee's Rights Under the
                   Lease................................................... 70
   SECTION 15.06.  Notices................................................. 70
   SECTION 15.07.  Officers' Certificates and Opinions of Counsel; Statements
                   to Be Contained Therein................................. 71
   SECTION 15.08.  Severability............................................ 72
   SECTION 15.09.  No Oral Modifications or Continuing Waivers............. 72
   SECTION 15.10.  Successors and Assigns.................................. 72
   SECTION 15.11.  Headings................................................ 73
   SECTION 15.12.  Normal Commercial Relations............................. 73
   SECTION 15.13.  Governing Law; Counterparts............................. 73


Exhibit A      -- Form of Indenture and Security Agreement Supplement
Exhibit B      -- Form of Certificate

Schedule I     -- [Intentionally Left Blank]
Schedule II    -- Definitions
Schedule III   -- Description of Original Indenture


                    TRUST INDENTURE AND SECURITY AGREEMENT
                (FEDERAL EXPRESS CORPORATION TRUST NO. N659FE)


         TRUST INDENTURE AND SECURITY AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N659FE) dated as of July 1, 1995 as amended and restated as of August 1, 1995 (the "Indenture"), between First Security Bank of Utah, National Association, a national banking association, not in its individual capacity, except as otherwise specifically set forth herein (when acting in such individual capacity, "FSBU"), but solely as owner trustee (the "Owner Trustee") under the Trust Agreement, as defined herein, and NationsBank of Georgia, National Association, a national banking association, as Indenture Trustee hereunder (the "Indenture Trustee").


                             W I T N E S S E T H:


         WHEREAS, capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

         WHEREAS, the Owner Participant and FSBU entered into the Original Trust Agreement whereby, among other things, the Owner Trustee declared a certain trust for the use and benefit of the Owner Participant, subject, however, to the Lien of the Original Indenture;

         WHEREAS, the Owner Trustee and the Indenture Trustee entered into the Original Indenture for the benefit and security of the Original Loan Participants and pursuant to which the Owner Trustee issued to the Original Loan Participants the Original Loan Certificates as evidence of the loan made by the Original Loan Participants to the Owner Trustee, the proceeds of which were used by the Owner Trustee to pay a portion of the Purchase Price for the Aircraft;

         WHEREAS, the Original Indenture was recorded by the FAA and assigned a Conveyance Number as more particularly described on Schedule III attached hereto;

         WHEREAS, pursuant to Section 15 of the Original Participation Agreement, the parties hereto desire to refinance the Original Loan Certificates with the proceeds of the Certificates to be issued hereunder;

         WHEREAS, in connection with the refinancing of the Original Loan Certificates, the parties hereto desire to amend and restate the Original Indenture in its entirety as this Indenture sets forth, in order to provide, among other things, (i) for the issuance by the Owner Trustee of the Certificates, as provided in the Participation Agreement, and (ii) for the assignment, mortgage and pledge by the Owner Trustee to the Indenture Trustee, as part of the Trust Indenture Estate hereunder, among other things, of certain of the Owner Trustee's right, title and interest in and to the Aircraft, the Lease and payments and other amounts received hereunder or thereunder in accordance with the terms hereof (other than Excepted Payments), as security for the Owner Trustee's obligations to the Holders and for the ratable benefit and security of such Holders;

         WHEREAS, the Owner Participant and FSBU, prior to the execution and delivery of this Indenture, entered into the Trust Agreement whereby the Original Trust Agreement was amended and restated and pursuant to which, among other things, the Owner Trustee is authorized and directed to execute and deliver this Indenture;

         WHEREAS, all things have been done to make the Certificates, when executed by the Owner Trustee, and authenticated, issued and delivered hereunder, the valid obligations of the Owner Trustee; and

         WHEREAS, all things necessary to make this Indenture the valid, binding and legal obligation of the Owner Trustee, enforceable in accordance with its terms, have been done and performed and have happened.

         NOW, THEREFORE, the parties agree that such Original Indenture be and the same is hereby amended and restated to read in its entirety as follows:


                                GRANTING CLAUSE

         NOW, THEREFORE, in consideration of the mutual promises contained herein and to secure (i) the prompt payment of the principal of and Make-Whole Premium, if any, and interest on, and all other amounts due with respect to, all the Certificates from time to time outstanding under this Indenture and all other amounts due hereunder and (ii) the performance and observance by the Owner Trustee of all the agreements, covenants and provisions in this Indenture, in the Certificates, in the Participation Agreement and in the Lease contained for the benefit of the Holders of the Certificates, and the prompt payment of any and all amounts from time to time owing under the Participation Agreement by the Owner Trustee, the Owner Participant or the Lessee to the Holders and for the uses and purposes and subject to the terms and provisions of this Indenture, and in consideration of the premises and of the covenants in this Indenture and in the Certificates and of the purchase of the Certificates by their Holders, and of the sum of $1 paid to the Owner Trustee by the Indenture Trustee at or before the delivery of this Indenture, the receipt and sufficiency of which is hereby acknowledged, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged, granted a security interest in and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and grant a security interest in and confirm to the Indenture Trustee, its successors and assigns, in trust for the equal and ratable security and benefit of the Holders from time to time of the Certificates, a first priority security interest in and first mortgage Lien on all estate, right, title and interest of the Owner Trustee in, to and under the following described property, rights and privileges other than Excepted Payments, which collectively, excluding Excepted Payments but including all property specifically subjected to the Lien of this Indenture by the terms hereof, by any Indenture and Security Agreement Supplement or any mortgage supplemental to this Indenture, are included within the Trust Indenture Estate, subject always to the rights granted to the Owner Trustee or the Owner Participant hereunder and to the other terms and conditions of this Indenture:

         (1) The Airframe, as the same is more particularly described in the Indenture and Security Agreement Supplement and any airframe substituted in replacement thereof pursuant to the provisions of this Indenture; the Engines, as the same are more particularly described in the Indenture and Security Agreement Supplement, whether or not such Engines shall be installed in or attached to the Airframe or any other airframe, and any Replacement Engine therefor; and all Parts in respect of the Airframe and the Engines and all records, logs and other documents at any time maintained with respect to the foregoing property;

         (2) The Lease and all Rent thereunder, including, without limitation, all amounts of Basic Rent and Supplemental Rent, and payments of any kind thereunder and including all rights of the Owner Trustee to execute any election or option or to give or receive any notice, consent, waiver or approval under or in respect of the Lease or to accept any surrender of the Aircraft or any part thereof as well as any rights, powers or remedies on the part of the Owner Trustee, whether arising under the Lease or by statute or at law or in equity or otherwise arising out of any Event of Default;

         (3) The Purchase Agreement, the Purchase Agreement Assignment, the AVSA Consent and Agreement, the Consent and Agreement, the Consent and Guaranty, the GTA, the Engine Warranty Assignment and the Engine Consent, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty and the Participation Agreement (to the extent of amounts payable to the Owner Trustee thereunder) (collectively, and together with the Lease, the Trust Agreement and the Certificates, the "Indenture Documents"), including all rights of the Owner Trustee to execute any election or option or to give or receive any notice, consent, waiver or approval under or in respect of any of the foregoing documents and instruments;

         (4) All the tolls, rents, issues, profits, products, revenues and other income (including sales proceeds) of the property subjected or required to be subjected to the Lien of this Indenture, and all of the estate, right, title and interest of the Owner Trustee in and to the same and every part of said property;


         (5) All moneys and securities (including Permitted Investments) now or hereafter paid or deposited or required to be paid or deposited to or with the Indenture Trustee by or for the account of the Owner Trustee pursuant to any term of any Operative Agreement, except the Tax Indemnity Agreement, and held or required to be held by the Indenture Trustee hereunder;

         (6) All requisition proceeds with respect to the Aircraft or any part thereof (to the extent of the Owner Trustee's interest therein pursuant to the terms of the Lease) and all insurance proceeds with respect to the Aircraft or any part thereof from insurance required to be maintained by the Lessee under
Section 13 of the Lease, but excluding any insurance maintained by the Lessee and not required under Section 13 of the Lease; and

         (7) All proceeds of the foregoing.

         Notwithstanding the foregoing provisions:

         (a) (i) whether or not an Indenture Event of Default shall occur and be continuing, the Owner Trustee and the Owner Participant shall at all times retain the right, to the exclusion of the Indenture Trustee, (A) to Excepted Payments and to commence an action at law to obtain such Excepted Payments and
(B) to adjust Basic Rent and the percentages relating to Stipulated Loss Value and Termination Value and the EBO Price as provided in Section 3.04 of the Lease and Section 15.01 of the Participation Agreement, (C) to exercise any election or option to make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case only to the extent relating to, Excepted Payments, (D) to retain the rights of the "Lessor" with respect to solicitations of bids, and the election to retain the Aircraft pursuant to
Article 10 of the Lease, (E) to retain the right of "Lessor" to determine the Fair Market Rental or Fair Market Value pursuant to Article 4 of the Lease,
(F) to retain all rights with respect to insurance maintained for its own account which Section 13.05 of the Lease specifically confers on the "Lessor" and (G) to exercise, to the extent necessary to enable it to exercise its rights under Section 8.03 hereof, the rights of the "Lessor" under Section
17.04 of the Lease;

         (ii)whether or not an Indenture Event of Default shall occur and be continuing, the Owner Trustee and the Indenture Trustee shall each have the rights separately but not to the exclusion of the other (agreement of both required in the case of clause (E) below), (A) to receive from the Lessee all notices, certificates, reports, filings, opinions of counsel, copies of all documents and all information which the Lessee is permitted or required to give or furnish to the "Lessor" pursuant to the Lease or to the Owner Trustee pursuant to any other Operative Agreement, (B) to exercise inspection rights pursuant to Section 14.01 of the Lease (provided that if an Indenture Event of Default shall be continuing, no inspection right of the Owner Trustee shall interfere with the efforts of the Indenture Trustee to exercise remedies under the Lease or this Indenture), (C) to maintain separate insurance pursuant to
Section 13.05 of the Lease and to retain all rights with respect to such insurance maintained for its own account, (D) to give any notice of default under Section 16.01 of the Lease and to declare the Lease in default in respect thereof, and (E) the right to consent to changes to the list of countries on Schedule III to the Participation Agreement;

         (iii)(A) so long as no Indenture Event of Default shall have occurred and be continuing (but subject to the provisions of Section 8.01 hereof), the Owner Trustee shall retain the right, to the exclusion of the Indenture Trustee, to approve as satisfactory any accountants, engineers, appraisers or counsel to render services for or issue appraisals, reports, certificates or opinions to the Owner Trustee and to exercise all rights, elections and options of the Lessor in connection with the return of the Aircraft pursuant to express provisions of the Operative Agreements, and (B) so long as no Indenture Event of Default not constituting an Event of Default shall have occurred and be continuing (but subject to the provisions of Section 8.01 hereof), the Owner Trustee shall retain the right, jointly with the Indenture Trustee (agreement of both not being required), to further assurances and financial information from the Lessee pursuant to Section 19.01 of the Lease (other than the right to receive any funds to be delivered to the "Lessor" under the Lease (except funds delivered with respect to Excepted Payments) and under the Purchase Agreement;

         (iv)at all times the Owner Trustee shall have the right as Lessor, but not to the exclusion of the Indenture Trustee, to seek specific performance of the covenants of the Lessee under the Lease relating to the protection, insurance, maintenance, possession and use of the Aircraft; and

         (v) at all times the Owner Trustee and the Owner Participant shall have the rights granted to them under Articles VI, VIII and X and Section 7.02 hereof.

         (b) The leasehold interest granted to the Lessee by the Lease shall not be subject to the security interest granted by this Indenture, and nothing in this Indenture shall affect the rights of the Lessee under the Lease so long as no Event of Default has occurred and is continuing.


                                HABENDUM CLAUSE

         TO HAVE AND TO HOLD the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the equal and ratable benefit and security of the Holders from time to time of the Certificates, without any priority of any one Certificate over any other and for the uses and purposes and subject to the terms and conditions set forth in this Indenture.

         It is expressly agreed that anything contained in this Indenture to the contrary notwithstanding, the Owner Trustee shall remain liable under the Indenture Documents to perform all of the obligations assumed by it under any of those documents, all in accordance with and pursuant to the terms and provisions of those documents, and the Indenture Trustee and the Holders of the Certificates shall have no obligation or liability under the Indenture Documents by reason of or arising out of the assignment under this Indenture, nor shall the Indenture Trustee or the Holders of the Certificates be required or obligated in any manner to perform or fulfill any obligations of the Owner Trustee under or pursuant to the Indenture Documents or, except as expressly provided in this Indenture, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         Effective upon the occurrence and continuance of an Indenture Event of Default, the Owner Trustee hereby constitutes the Indenture Trustee the true and lawful attorney of the Owner Trustee, irrevocably, with full power (in the name of the Owner Trustee or otherwise), subject to the terms and conditions of this Indenture, to ask, require, demand, receive, compound and give acquittance for any and all Basic Rent, Supplemental Rent payable to the Owner Trustee, Stipulated Loss Value and Termination Value payments, insurance proceeds and any and all moneys and claims for moneys due and to become due under or arising out of the Lease (subject to Section 8.01 hereof) or the other Indenture Documents (other than Excepted Payments), to endorse any checks or other instruments or orders in connection with the same and to file any claims, take any action or institute any proceeding which the Indenture Trustee may deem to be necessary or advisable in the premises.

         Under the Lease the Lessee is directed to make all payments of Rent (other than Excepted Payments) payable to the Owner Trustee and all other amounts (other than Excepted Payments) which are required to be paid to or deposited with the Owner Trustee pursuant to the Lease directly to the Indenture Trustee at such address in the United States of America as the Indenture Trustee shall specify for application as provided in this Indenture. The Owner Trustee agrees that if, notwithstanding such provision, it shall have received any such amounts, promptly on receipt of any such payment, it will transfer to the Indenture Trustee any and all moneys from time to time received by the Owner Trustee constituting part of the Trust Indenture Estate for distribution by the Indenture Trustee pursuant to this Indenture, except that the Owner Trustee shall accept for distribution pursuant to the Trust Agreement (i) any amounts distributed to it by the Indenture Trustee under this Indenture, and (ii) any Excepted Payments.

         The Owner Trustee agrees that at any time and from time to time, upon the written request of the Indenture Trustee, the Owner Trustee will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Indenture Trustee may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and of the rights and powers herein granted; provided, however, that the Owner Trustee shall have no obligation to execute and deliver or cause to be executed or delivered to the Indenture Trustee any such instrument or document if such execution and delivery would result in the imposition of additional liabilities on the Owner Trustee or the Owner Participant or would result in a burden on the Owner Participant's business activities, unless the Owner Trustee or the Owner Participant, as the case may be, is indemnified to its reasonable satisfaction against any losses, liabilities and expenses incurred in connection with such execution and delivery.

         The Owner Trustee does hereby warrant and represent that it has not assigned, pledged or otherwise disposed of, and hereby covenants that it will not assign or pledge or otherwise dispose of, so long as the assignment hereunder shall remain in effect and shall not have been terminated pursuant to Section 14.01 hereof, any of its right, title or interest hereby assigned, to anyone other than the Indenture Trustee, and that it will not, except in respect of Excepted Payments or otherwise as provided in or permitted by this Indenture, accept any payment from the Lessee or any sublessee (other than Excepted Payments), enter into an agreement amending or supplementing any of the Operative Agreements, execute any waiver or modification of, or consent under the terms of any of the Operative Agreements, settle or compromise any claim (other than claims in respect of Excepted Payments) against the Lessee arising under any of the Operative Agreements, or submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Operative Agreements, to arbitration thereunder.

         Concurrently with the delivery of this Indenture, the Owner Trustee has delivered to the Indenture Trustee executed counterparts of the Trust Agreement and the chattel paper original counterpart of the Lease.

         It is hereby further covenanted and agreed by and between the parties as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01. Definitions. Unless the context otherwise requires, capitalized terms utilized herein shall have the meanings set forth in
Schedule II hereto for all purposes of this Indenture and shall be equally applicable to both the singular and plural forms of the terms defined.


                                  ARTICLE II

                          ISSUE, EXECUTION, FORM AND
                         REGISTRATION OF CERTIFICATES

         SECTION 2.01. Authentication and Delivery of Certificates. Forthwith upon the execution and delivery of this Indenture, and from time to time thereafter, Certificates in an aggregate principal amount not in excess of the amount specified in Section 2.04 hereof (except as otherwise provided in Sections 2.06 and 2.07 hereof) shall be executed by the Owner Trustee and delivered to the Indenture Trustee for authentication, and the Indenture Trustee shall thereupon authenticate and deliver said Certificates to or upon the oral or written order of the Owner Trustee, signed, if written, by an authorized officer of the Owner Trustee, without any further action by the Owner Trustee.

         SECTION 2.02. Execution of Certificates. The Certificates shall be signed on behalf of the Owner Trustee by an authorized officer of FSBU. Such signatures may be the manual or facsimile signatures of such officer and minor errors or defects in any reproduction of any such signature shall not affect the validity or enforceability of any Certificate which has been duly authenticated and delivered by the Indenture Trustee.

         In case any officer of FSBU who shall have signed any of the Certificates shall cease to be such officer before the Certificate so signed shall be authenticated and delivered by the Indenture Trustee or disposed of by FSBU, such Certificate nevertheless may be authenticated and delivered or disposed of as though the person who signed such Certificate had not ceased to be such officer of FSBU; and any Certificate may be signed on behalf of the Owner Trustee by such person or persons as, at the actual date of the execution of such Certificate, shall be the proper officers of FSBU, although at the date of the execution and delivery of this Indenture any such person was not such an officer. Certificates bearing the facsimile signatures of individuals who were authorized officers of FSBU at the time such Certificates were issued shall bind the Owner Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the respective dates of such Certificates.

         SECTION 2.03. Certificate of Authentication. Only such Certificates as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit B, executed by the Indenture Trustee by manual signature of one of its authorized officers, shall be entitled to the security and benefits of this Indenture or be valid or obligatory for any purpose.
Such certificate by the Indenture Trustee upon any Certificate executed by the Owner Trustee shall be conclusive evidence that the Certificate so authenticated has been duly authenticated and delivered hereunder and that the Holder, as evidenced on the Register, is entitled to the security and benefits of this Indenture.

         SECTION 2.04. Form and Terms of Certificates; Payments of Principal, Make-Whole Premium and Interest. The Certificates and the Indenture Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit B hereto. Certificates may differ with respect to Maturity and as to other terms. The Certificates shall be issuable as registered securities without coupons and shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Owner Trustee executing the same may determine with the approval of the Indenture Trustee.

         The aggregate principal amount of Certificates that may be authenticated and delivered under this Indenture is limited as provided in the form of Certificate attached as Exhibit B hereto. The Certificates shall be issued in registered form only and in denominations of $1,000 and any integral multiple thereof, shall be dated the Refunding Date, and shall be issued in the Maturities and principal amounts, and shall bear interest at the rates per annum, specified in the form of Certificate set forth in Exhibit B.

         Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

         Each Certificate shall bear interest from the date of original issuance thereof or from the most recent date to which interest has been paid and duly provided for, as the case may be, which shall be payable on the dates specified on the face of the form of Certificate set forth in Exhibit B hereto until the principal thereof is paid. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

         Notwithstanding the preceding paragraph, each Certificate shall bear interest at the Past Due Rate on any principal, interest and any other amount payable hereunder or under such Certificate, which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full, payable from time to time on demand of the Indenture Trustee.

         The principal of, and Make-Whole Premium, if any, and interest on, the Certificates shall be payable at the Corporate Trust Office of the Indenture Trustee or at any office or agency maintained for such purpose pursuant to Section 3.02 hereof; provided, however, that interest may be payable at the option of the Indenture Trustee or its Paying Agent, as defined in Section 3.04, by mailing checks for such interest payable to or upon the written order of the Holders entitled thereto as they shall appear on the Register. If any amount payable under the Certificates, or under this Indenture, falls due on a day that is not a Business Day, then such sum shall be payable on the next succeeding Business Day, without (provided that payment is made on such next succeeding Business Day) additional interest thereon for the period of such extension.

         The Holder at the close of business on any Record Date with respect to any Payment Date shall be entitled to receive the interest if any payable on such Payment Date notwithstanding any transfer or exchange of such Certificate subsequent to the Record Date and prior to such Payment Date, except if and to the extent the Owner Trustee shall default in the payment of the interest due on such Payment Date, in which case such defaulted interest shall be paid to the Holder at the close of business on a subsequent Record Date (which shall be not less than five (5) or more than fifteen (15) Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Owner Trustee to the Holders not less than fifteen (15) days preceding such subsequent Record Date.

         SECTION 2.05. Payments from Trust Indenture Estate Only. All payments to be made by the Owner Trustee under this Indenture shall be made only from the income and the proceeds from the Lessor's Estate to the extent included in the Trust Indenture Estate and from any other amounts of the type described in Section 5.01 hereof to the extent actually received by the Indenture Trustee and only to the extent that the Owner Trustee shall have sufficient income or proceeds from the Lessor's Estate to the extent included in the Trust Indenture Estate (and such other amounts) to enable the Indenture Trustee to make distributions of the amounts due in respect of the Certificates in accordance with the terms hereof and thereof. Each Holder by its acceptance of a Certificate agrees that it will look solely to the income and proceeds from the Trust Indenture Estate (and such other amounts of the type described in Section 5.01 hereof to the extent actually received by the Indenture Trustee) to the extent available for distribution to it as provided herein and that neither the Owner Participant, the Owner Trustee, FSBU nor the Indenture Trustee is personally liable to such Holder for any amounts payable under this Indenture or such Certificate or for any amounts payable or liability under any Certificate or this Indenture, except as expressly provided herein in the case of FSBU, the Owner Trustee or the Indenture Trustee.

         FSBU is not personally liable to any Holder, the Lessee, the Owner Participant or the Indenture Trustee for any amounts payable under this Indenture or for any liability under this Indenture or the Certificates, except as a result of FSBU's gross negligence or willful misconduct, or as otherwise expressly provided herein or in the Participation Agreement.

         If (1) all or any part of the Lessor's Estate becomes the property of a debtor subject to the reorganization provisions of the Bankruptcy Code, (2) pursuant to such reorganization provisions the Owner Participant is required, by reason of the Owner Participant being held to have recourse liability to the debtor or the trustee of the debtor directly or indirectly, to make payment on account of any amount payable as principal of or interest, Make-Whole Premium or other amounts payable on the Certificates, and (3) the Indenture Trustee actually receives any Recourse Amount which reflects any payment by the Owner Participant on account of (2) above, then the Indenture Trustee shall promptly refund to the Owner Participant such Recourse Amount. Nothing contained in this paragraph shall prevent the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Participant under the Participation Agreement, or from retaining any amount paid by the Owner Participant under Sections 5.01, 8.02 and 8.03 hereof.

         SECTION 2.06. Registration, Transfer and Exchange. The Indenture Trustee will keep, on behalf of the Owner Trustee, at each office or agency to be maintained for the purpose as provided in Section 3.02 hereof a Register or Registers on which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Certificates as provided in this Article. Such Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable period of time.

         Upon due presentation for registration of transfer of any Certificate at any such office or agency, the Owner Trustee shall execute and the Indenture Trustee shall authenticate and deliver in the name of the transferee or transferees a new Certificate or Certificates of the same Maturity, principal amount and interest rate and in authorized denominations for an equal aggregate principal amount; provided, that such Certificate being transferred shall be cancelled in accordance with Section 2.08 hereof simultaneously with the issuance of the new Certificate.

         Any Certificate or Certificates may be exchanged for a Certificate or Certificates of the same Maturity and interest rate but in other authorized denominations, in an equal aggregate principal amount. Certificates to be exchanged shall be surrendered at any office or agency to be maintained by the Indenture Trustee for the purpose as provided in Section 3.02 hereof, and the Owner Trustee shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor the Certificate or Certificates which the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously or previously outstanding.

         All Certificates presented for registration of transfer, exchange, prepayment or payment shall (if so required by the Owner Trustee or the Indenture Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Owner Trustee and the Indenture Trustee duly executed by the Holder or its attorney duly authorized in writing and (except in the case of transfers pursuant to Section 15.01 of the Participation Agreement) the Indenture Trustee may require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act.

         The Indenture Trustee may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Certificates. No service charge shall be levied for any such transaction.

         The Indenture Trustee shall not be required to exchange or register a transfer of any Certificates (a) for a period of fifteen (15) days immediately preceding the first mailing of notice of prepayment of such Certificates or
(b) with respect to which notice of prepayment has been given pursuant to
Section 6.03 hereof and such notice has not been revoked.

         All Certificates issued upon any transfer or exchange of Certificates shall be valid obligations of the Owner Trustee, evidencing the same debt, and entitled to the same security and benefits under this Indenture, as the Certificates surrendered upon such transfer or exchange.

         SECTION 2.07. Mutilated, Defaced, Destroyed, Lost and Stolen Certificates. In case any temporary or definitive Certificate shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Owner Trustee in its discretion may execute, and upon the oral or written request of any officer of FSBU, the Indenture Trustee shall authenticate and deliver, a new Certificate of like Maturity, principal amount and interest rate as the Certificate being replaced, bearing a number not contemporaneously or previously outstanding, in exchange and substitution for the mutilated or defaced Certificate, or in lieu of and substitution for the Certificate so apparently destroyed, lost or stolen. In the case of any Certificate so apparently destroyed, lost or stolen, the applicant for a substitute Certificate shall furnish to the Owner Trustee and to the Indenture Trustee such security or indemnity as may be required by them to indemnify and defend and to hold each of them harmless and evidence to their satisfaction of the apparent destruction, loss or theft of such Certificate and of the ownership thereof.

         Upon the issuance of any substitute Certificate, the Owner Trustee or the Indenture Trustee may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses incurred in connection therewith.
In case any Certificate which has matured or is about to mature, or has been called for prepayment in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Owner Trustee may, instead of issuing a substitute Certificate, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Certificate), if the applicant of any Certificate so apparently destroyed, lost or stolen, for such payment shall furnish to the Owner Trustee and to the Indenture Trustee such security or indemnity as any of them may require to hold each of them harmless and the applicant shall also furnish to the Owner Trustee and the Indenture Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Certificate and of the ownership thereof.

         Every substitute Certificate issued pursuant to the provisions of this Section by virtue of the fact that any Certificate is apparently destroyed, lost or stolen shall constitute an original additional contractual obligation of the Owner Trustee, whether or not the apparently destroyed, lost or stolen Certificate shall be enforceable at any time by anyone and shall be entitled to all the security and benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Certificates duly authenticated and delivered hereunder. All Certificates shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Certificates and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         SECTION 2.08. Cancellation of Certificates; Destruction Thereof. All Certificates surrendered for payment, prepayment, registration of transfer or exchange, if surrendered to the Owner Trustee or any agent of the Owner Trustee or the Indenture Trustee, shall be delivered to the Indenture Trustee for cancellation or, if surrendered to the Indenture Trustee, shall be cancelled by it; and no Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Indenture Trustee shall destroy cancelled Certificates held by it and deliver a certificate of destruction to the Owner Trustee. If the Owner Trustee shall acquire any of the Certificates, such acquisition shall not operate as a prepayment or satisfaction of the indebtedness represented by such Certificates unless and until the same are delivered to the Indenture Trustee for cancellation.

         SECTION 2.09. Temporary Certificates. Pending the preparation of definitive Certificates, the Owner Trustee may execute and, upon the oral or written request of an officer of FSBU, the Indenture Trustee shall authenticate and deliver temporary Certificates (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Indenture Trustee). Temporary Certificates shall be issuable as registered Certificates without coupons, of any authorized denomination, and substantially in the form of the definitive Certificates but with such omissions, insertions and variations as may be appropriate for temporary Certificates, all as may be determined by the Owner Trustee with the concurrence of the Indenture Trustee. Temporary Certificates may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Certificate shall be executed by the Owner Trustee and, upon the oral or written request of an authorized officer of the Owner Trustee, be authenticated by the Indenture Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Certificates. Without unreasonable delay the Owner Trustee shall execute and shall furnish definitive Certificates and thereupon temporary Certificates shall be surrendered in exchange therefor without charge at any office or agency to be maintained by the Indenture Trustee for the purpose pursuant to
Section 3.02 hereof, and, upon the oral or written request of an authorized officer of the Owner Trustee, the Indenture Trustee shall authenticate and deliver in exchange for such temporary Certificates an equal aggregate principal amount of definitive Certificates of the same Maturities and interest rates and in authorized denominations. Until so exchanged, temporary Certificates shall be entitled to the same security and benefits under this Indenture as definitive Certificates.

         SECTION 2.10. Termination of Interest in Trust Indenture Estate. A Holder shall not, as such, have any further interest in, or other right with respect to, the Trust Indenture Estate when and if the principal amount of and Make-Whole Premium, if any, and interest on and other amounts due under all Certificates held by such Holder and all other sums payable to such Holder hereunder shall have been paid in full.

         SECTION 2.11. Certificates in Respect of Replacement Aircraft. Upon the execution and delivery of an Indenture and Security Agreement Supplement covering a replacement airframe and/or Replacement Engine, as provided in
Section 9.09 hereof, each Certificate shall be deemed to have been issued in connection with such replacement airframe and/or Replacement Engine and each Certificate issued thereafter upon a transfer or exchange of, or as a replacement for, a Certificate, shall be designated as having been issued in connection with such replacement airframe and/or Replacement Engine, but without any other change therein except as provided for in this Article II.

         SECTION 2.12. Assumption of Obligations Under Certificates and Other Operative Agreements. If, in accordance with and subject to the satisfaction of the conditions set forth in Section 7.11 of the Participation Agreement, the Lessee shall assume all of the obligations of the Owner Trustee hereunder, under the Certificates and all other Operative Agreements, the Owner Participant and the Owner Trustee shall be released and discharged from any further obligations hereunder and under the Certificates and all other Operative Agreements (except any obligations that have accrued prior to such assumption).




                                  ARTICLE III

                                   COVENANTS

         SECTION 3.01. Payment of Principal, Make-Whole Premium and Interest. The Owner Trustee covenants and agrees that it will, subject to Section 2.05 hereof, duly and punctually pay or cause to be paid the principal of, and interest and Make-Whole Premium, if any, and all other amounts due on, each of the Certificates and under this Indenture at the place or places, at the respective times and in the manner provided in this Indenture and in the Certificates.

         Principal and interest and other amounts due hereunder or under the Certificates shall be payable in Dollars on the due date thereof, to the Indenture Trustee at the Corporate Trust Office (or such other account at such other financial institution as the Indenture Trustee may designate for the purpose). If any amount payable under the Certificates or under this Indenture falls due on a day which is not a Business Day, then such sum shall be payable on the next succeeding Business Day, without (provided that payment is made on such next succeeding Business Day) additional interest thereon for the period of such extension.

         SECTION 3.02. Offices for Payments, etc. So long as any of the Certificates remain outstanding, the Indenture Trustee will maintain the following: (a) an office or agency where the Certificates may be presented for payment and (b) a facility or agency in New York, New York where the Certificates may be presented for registration of transfer and for exchange and for prepayment as provided in this Indenture (the "Registrar"). The Registrar shall keep a register (the "Register") with respect to the Certificates and their transfer and exchange. The Indenture Trustee may appoint one or more co-registrars ("Co-Registrars") for the Certificates and may terminate any such appointment at any time upon written notice. The term "Registrar" includes any Co-Registrar.

         The Indenture Trustee shall initially act as Registrar.

         SECTION 3.03. Appointment to Fill a Vacancy in Office of Indenture Trustee. The Owner Trustee, whenever necessary to avoid or fill a vacancy in the office of Indenture Trustee, will, with the consent of the Lessee, appoint, in the manner provided in Section 12.02 hereof, an Indenture Trustee, so that there shall at all times be an Indenture Trustee hereunder.

         SECTION 3.04. Paying Agents. Whenever the Indenture Trustee in its sole discretion shall appoint a paying agent (the "Paying Agent"), it will cause the Paying Agent to execute and deliver an instrument in which the Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section:

         (a) that it will hold all sums received by it as such agent for the payment of the principal of, and interest and Make-Whole Premium, if any, on the Certificates (whether such sums have been paid to it by the Indenture Trustee or the Owner Trustee) in trust for the benefit of the Holders or of the Indenture Trustee, and

         (b) that it will give the Indenture Trustee notice of any failure by the Owner Trustee to make any payment of the principal of or interest or Make-Whole Premium, if any, on the Certificates when the same shall be due and payable.

         Anything in this Section to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Sections 14.03 and 14.04 hereof.

         SECTION 3.05.  Covenants of FSBU and the Owner Trustee.

         (a) FSBU hereby covenants and agrees to perform its covenants set forth in Sections 7.04(b) and 7.04(c) of the Participation Agreement.

         (b)  The Owner Trustee hereby covenants and agrees as follows:

         (i) in the event a Responsible Officer of the Owner Trustee shall have actual knowledge of an Indenture Event of Default, an Indenture Default or an Event of Loss, the Owner Trustee will give prompt written notice of such Indenture Event of Default, Indenture Default or Event of Loss to the Indenture Trustee, the Lessee and the Owner Participant;

         (ii)the Owner Trustee will furnish to the Indenture Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Trustee under the Lease, including, without limitation, a copy of each report or notice received pursuant to Section 11 of the Lease, to the extent that the same shall not have been furnished to the Indenture Trustee;

         (iii)the Owner Trustee will not enter into any business or other activity other than the business of owning the Aircraft, the leasing thereof to the Lessee and the carrying out of the transactions contemplated hereby and by the Lease, the Participation Agreement, the Trust Agreement and the other Indenture Documents; and

         (iv)except as contemplated by the Operative Agreements, the Owner Trustee will not contract for, create, incur or assume any debt, and will not guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing, or otherwise), endorse or otherwise take action to become contingently liable, directly or indirectly, in connection with the debt of any other Person.

         SECTION 3.06.  [Intentionally Left Blank.]

         SECTION 3.07. Disposal of Trust Indenture Estate. At any time and from time to time any part of the Trust Indenture Estate may be sold or disposed of in accordance with the provisions of this Indenture and the Lease. The Indenture Trustee shall, from time to time, release any part of the Trust Indenture Estate so sold or disposed of or as to which an Event of Loss has occurred or as to which the Lease has been terminated from the Lien of this Indenture. In addition, to the extent that such property constitutes an Airframe or Engine, the further requirements of Section 9.08 hereof shall be complied with.

         SECTION 3.08. No Representations or Warranties as to Aircraft or Documents. NEITHER THE INDENTURE TRUSTEE NOR THE OWNER TRUSTEE NOR FSBU NOR THE OWNER PARTICIPANT MAKES OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, WORKMANSHIP, VALUE, CONDITION, DESIGN, COMPLIANCE WITH SPECIFICATIONS, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE OF THE AIRCRAFT OR ANY ENGINE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE AIRCRAFT OR ANY ENGINE WHATSOEVER, except that FSBU warrants that on the Delivery Date (a) the Owner Trustee shall have received whatever title was conveyed to it by the Lessee, and (b) the Aircraft shall be free and clear of Lessor's Liens attributable to FSBU. Neither FSBU, the Indenture Trustee nor the Owner Participant makes or shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Trust Agreement, the Certificates or any Indenture Document or as to the correctness of any statement contained in any thereof, except for the representations and warranties of FSBU, the Indenture Trustee and the Owner Participant made under this Indenture or in the Participation Agreement.

         SECTION 3.09. Further Assurances; Financing Statements. At any time and from time to time, upon the request of the Indenture Trustee or the Lessee, the Owner Trustee shall promptly and duly execute and deliver any and all such further instruments and documents as may be specified in such request and as are necessary or advisable to perfect, preserve or protect the Liens and assignments created or intended to be created hereby, or to obtain for the Indenture Trustee the full benefit of the specific rights and powers granted herein, including, without limitation, the execution and delivery of Uniform Commercial Code financing statements and continuation statements with respect thereto, or similar instruments relating to the perfection of the Liens or assignments created or intended to be created hereby.


                                  ARTICLE IV

                                 HOLDER LISTS

         SECTION 4.01. Holder Lists; Ownership of Certificates. (a) The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Indenture Trustee is not the Registrar, the Registrar shall furnish to the Indenture Trustee semi-annually not more than fifteen
(15) days after each Record Date, as of such Record Date, or at such other times as the Indenture Trustee may request in writing, a list, in such form and as of such date as the Indenture Trustee may reasonably require, containing all the information in the possession or control of the Registrar as to the names and addresses of the Holders and the amounts and Maturities of the Certificates held by such Holders.

         (b) Ownership of the Certificates shall be proved by the Register kept by the Registrar.


                                   ARTICLE V

                   RECEIPT, DISTRIBUTION AND APPLICATION OF
                    INCOME FROM THE TRUST INDENTURE ESTATE

         SECTION 5.01. Basic Rent Distribution. Except as otherwise provided in Section 5.03 hereof, each installment of Basic Rent, any amount paid by the Owner Participant under Section 2.03 of the Participation Agreement, any payment of interest on overdue installments of Basic Rent and any payment received by the Indenture Trustee pursuant to Section 8.03(a) hereof shall be promptly distributed on the date such payment is due (or as soon thereafter as such payment shall be received by the Indenture Trustee) in the following order of priority: first, so much of such installment or payment as shall be required to pay in full the aggregate amount of the payment or payments of principal and interest and other amounts (as well as any interest on overdue principal and, to the extent permitted by law, on Make-Whole Premium, if any, interest and other amounts) then due under all Certificates shall be distributed to the Holders ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each such Certificate bears to the aggregate amount of the payments then due under all such Certificates, and, second, the balance if any of such installment or payment remaining thereafter shall be distributed to the Owner Trustee, or as the Owner Trustee may request, for distribution pursuant to the Trust Agreement.

         SECTION 5.02.  Event of Loss and Replacement; Prepayment.  (a)
Except as otherwise provided in Section 5.03 hereof, any payment received by the Indenture Trustee as the result of an Event of Loss with respect to the Aircraft (including pursuant to Section 11.03(e) of the Lease, but, in the case of said Section 11.03(e), subject to the time limits specified therein) or as the result of, or in connection with any event under the Lease giving rise to, a prepayment pursuant to Section 6.02 hereof, shall be promptly distributed by the Indenture Trustee in the following order of priority: first, to reimburse the Indenture Trustee for any costs or expenses reasonably incurred in connection with such prepayment, second, as provided in clause "second" of Section 5.03 hereof (without giving effect to the parenthetical at the end thereof), and third, as provided in clause "third" of Section 5.03 hereof; provided that if a replacement airframe shall be substituted for an Airframe subject to an Event of Loss as provided in Section 11.03 of the Lease and Section 9.08 hereof, any proceeds which result from such Event of Loss and are paid to the Indenture Trustee shall be held by the Indenture Trustee as part of the Trust Indenture Estate and, unless otherwise applied pursuant to
Section 5.01 or 5.03 hereof, such proceeds shall be released to the Lessee upon the release of such damaged Airframe and the replacement thereof as herein provided.

         (b) Any amounts received directly or indirectly from any governmental authority, insurer or other party pursuant to any provision of
Article 11 or 13 of the Lease as the result of loss or damage not constituting an Event of Loss (x) with respect to the Aircraft, or as a result of such loss or damage constituting an Event of Loss if and to the extent that such amounts would at the time be required to be paid to the Lessee pursuant to said Article 11 or 13 but for the fact that an Event of Default shall have occurred and be continuing or (y) are pledged to the Lessor as security in connection with an Event of Loss in accordance with
Section 11.03(e) of the Lease, shall be held by the Indenture Trustee as security for the obligations of the Lessee under the Lease and the Participation Agreement and shall be invested in accordance with the terms of Article 5.08 hereof and at such time as the conditions for payment to the Lessee specified in said Article 11 or 13, as the case may be, shall be fulfilled and there shall not be continuing any Event of Default, such amount, and the proceeds of any investment thereof, shall, to the extent not theretofore applied, be paid to the Lessee to the extent provided in the Lease.

         SECTION 5.03. Payment After Indenture Event of Default, etc. Except as otherwise provided in Sections 5.02(b), 5.04(b), 5.04(c) and 5.05 hereof, all payments (other than Excepted Payments) received and all amounts held or realized by the Indenture Trustee (a) after an Indenture Event of Default shall have occurred and so long as such an Indenture Event of Default shall be continuing, and after the Indenture Trustee has received a request in accordance with Section 7.10 hereof, or (b) after the Certificates shall have become due and payable as provided in Section 7.02(b) or (c) hereof, shall be promptly distributed by the Indenture Trustee in the following order of priority:
         first, so much of such payments or amounts as shall be required to reimburse the Indenture Trustee for any tax, expense, charge or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, products and profits of, the property included in the Trust Indenture Estate pursuant to
   Section 7.03(b) hereof) incurred by the Indenture Trustee (to the extent not previously reimbursed) (including, without limitation, the expenses of any sale, taking or other proceeding, attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Indenture Trustee in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Indenture Trustee, liquidated or otherwise, upon such Indenture Event of Default) shall be applied by the Indenture Trustee in reimbursement of such expenses;

         second, so much of such payments or amounts as shall be required to pay in full the aggregate unpaid principal amount of all Outstanding Certificates, all accrued but unpaid interest thereon to the date of distribution and all other amounts due hereunder and thereunder, shall be distributed to the Holders, and if the aggregate amount so to be distributed shall be insufficient to pay all such amounts in full as aforesaid, then such amount shall be distributed ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all Certificates held by each such Holder, the accrued but unpaid interest thereon to the date of distribution and all other amounts due hereunder and thereunder, bears to the aggregate unpaid principal amount of all Outstanding Certificates, plus accrued but unpaid interest thereon to the date of distribution and all other amounts due hereunder and thereunder (it being understood that amounts payable hereunder shall not include Make-Whole Premium); and

         third, the balance, if any of such payments or amounts remaining thereafter shall be distributed to the Owner Trustee for distribution pursuant to the Trust Agreement.

         SECTION 5.04. Certain Payments. (a) Except as otherwise provided in this Indenture, any payments received by the Indenture Trustee which are to be applied according to any provision in any other Indenture Document shall be applied thereunder in accordance therewith.

         (b) The Indenture Trustee will distribute, promptly upon receipt, any Excepted Payment received by it from the Owner Trustee or the Lessee pursuant to Article 8 or Article 9 of the Participation Agreement or as Supplemental Rent, directly to the Person (which may include the Indenture Trustee) entitled thereto.

         (c) Notwithstanding anything to the contrary contained herein, any sums received by the Indenture Trustee which constitute Excepted Payments shall be distributed promptly upon receipt by the Indenture Trustee directly to the Person or Persons entitled thereto.

         SECTION 5.05. Other Payments. Any payments received by the Indenture Trustee for which no provision as to the application thereof is made elsewhere in this Indenture or in any other Indenture Document (including without limitation Section 9 of the Lease) shall be distributed by the Indenture Trustee (a) to the extent received or realized at any time prior to the payment in full of all obligations to the Holders, in the order of priority specified in Section 5.01 hereof, and (b) to the extent received or realized at any time after payment in full of all obligations to the Holders, in the following order of priority: first, in the manner provided in clause "first" of Section 5.03 hereof and second, in the manner provided in clause "third" of Section 5.03 hereof.

         SECTION 5.06. Payments to Owner Trustee. Any amounts distributed hereunder by the Indenture Trustee to the Owner Trustee shall be paid to the Owner Trustee by wire transfer of immediately available funds of the type received by the Indenture Trustee at such office and to such account or accounts of such entity or entities as shall be designated by notice from the Owner Trustee to the Indenture Trustee from time to time. The Owner Trustee hereby notifies the Indenture Trustee that unless and until the Indenture Trustee receives notice to the contrary from the Owner Trustee, all amounts to be distributed to the Owner Trustee hereunder for distribution in accordance with the Trust Agreement shall be distributed by wire transfer of immediately available funds of the type received by the Indenture Trustee to such account of the Owner Participant as may be specified pursuant to Section 2.06 of the Trust Agreement.

         SECTION 5.07. Application of Payments. Each payment of principal of and interest or other amounts due on each Certificate shall, except as otherwise provided herein, be applied, first, to the payment of interest on such Certificate due and payable to the date of such payment, as provided in such Certificate, as well as any interest on overdue principal and Make-Whole Premium, if any, and, to the extent permitted by law, interest and other amounts due thereunder, second, to the payment of any other amount (other than the principal of such Certificate) due hereunder to the Holder of such Certificate or under such Certificate, third, to the payment of the principal of such Certificate if then due hereunder or under such Certificate and fourth, the balance, if any remaining thereafter, to the payment of the principal of such Certificate remaining unpaid (provided that such Certificate shall not be subject to prepayment without the consent of the affected Holder except as permitted by Sections 6.02, 6.06 and 8.02 hereof); provided that, solely for the purpose of determining whether an Indenture Event of Default shall have occurred and be continuing, each such payment shall be deemed applied in the following order of priority: first, in the manner provided in clause "first" above, second, in the manner provided in clause "third" above, third, in the manner provided in clause "second" above and fourth, in the manner provided in clause "fourth" above.

         SECTION 5.08. Investment of Amounts Held by Indenture Trustee. Amounts held by the Indenture Trustee pursuant to Section 5.02(b) hereof or pursuant to any provision of any Indenture Document providing for investment by the Indenture Trustee of sums pursuant to Section 23.01 of the Lease or this Section 5.08 shall be invested by the Indenture Trustee from time to time in securities selected by (i) so long as no Event of Default shall have occurred and be continuing, the Lessee (and in the absence of written direction by the Lessee, the Indenture Trustee shall invest such monies in direct obligations of the United States of America) or (ii) so long as an Event of Default shall have occurred and be continuing, the Indenture
Trustee and in each case shall be of the type listed in clauses (i) through
(iv) of Section 23.01 of the Lease. Unless otherwise expressly provided in this Indenture, any income realized as a result of any such investment, net of the Indenture Trustee's reasonable fees and expenses in making such investment, shall be held and applied by the Indenture Trustee in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Lessee shall be responsible for and will promptly pay to the Indenture Trustee or the Lessor, as the case may be, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other costs and expenses, if any, incurred by the Indenture Trustee or the Lessor in connection with such investment), such amount to be disposed of in accordance with the terms hereof or the Lease, as the case may be. The Indenture Trustee shall not be liable for any loss resulting from any investment made by it under this Indenture in accordance with instructions from the Lessee other than by reason of its willful misconduct or gross negligence, and any such investment may be sold (without regard to its maturity) by the Indenture Trustee without instructions whenever the Indenture Trustee reasonably believes such sale is necessary to make a distribution required by this Indenture.

         Unless otherwise confirmed in writing, an account statement delivered by the Indenture Trustee to the Owner Trustee (with a copy to the Lessee) shall be deemed written confirmation by the Owner Trustee that the investment transactions identified therein accurately reflect the investment directions given to the Indenture Trustee by or on behalf of the Owner Trustee, unless the Owner Trustee (or the Lessee on its behalf) notifies the Indenture Trustee in writing to the contrary within 30 days of the date of receipt of such statement.

         SECTION 5.09. Withholding Taxes. The Indenture Trustee shall withhold any Taxes required to be withheld, except to the extent that the Holder has furnished evidence satisfactory to the Indenture Trustee of any exemption from withholding claimed by such Holder and under no circumstances shall the failure of any such Holder to receive any amounts so withheld constitute an Indenture Event of Default. Notwithstanding any provision to the contrary in Sections 5.01 through 5.05 hereof and subject to Article 8 of the Participation Agreement, if the Lessee is required to pay any such Tax, or any interest or penalty thereon, or to indemnify the Owner Participant or the Owner Trustee with respect thereto pursuant to Section 8.01(c) of the Participation Agreement, the Lessee shall be entitled to receive any payments otherwise distributable to the Holder of any Certificate who was subject to such Tax pursuant to Sections 5.01 to 5.05 hereof until the foregoing amounts shall have been recovered in full by the Lessee.


                                  ARTICLE VI

                          PREPAYMENT OF CERTIFICATES

         SECTION 6.01.  No Prepayment Prior to Maturity.   Except as provided
in Sections 6.02, 6.06 and 8.02 hereof, the Certificates may not be prepaid prior to their respective Maturities.

         SECTION 6.02. Prepayment of Certificates. (a) The Outstanding Certificates shall be prepaid in full (and not in part):

         (i) If an Event of Loss occurs with respect to the Airframe or with respect to the Airframe and the Engines or engines then installed on the Airframe (unless pursuant to Section 11.03 of the Lease and Section 9.08 hereof replacement equipment is substituted therefor).

         (ii)If the Lessee, pursuant to Section 4.02(a) of the Lease, gives notice of purchase of the Aircraft (and Section 2.12 hereof shall not be applicable in connection with such purchase).

         (iii)If the Owner Participant or the Owner Trustee on behalf of the Owner Participant gives notice of prepayment to the Indenture Trustee pursuant to Section 8.02 hereof.

         (iv)If the Lessee, pursuant to Section 10.01 of the Lease, gives notice of a voluntary termination for obsolescence or surplus, but subject to Section 6.02(c) below.

         (v) Pursuant to Section 15.01 of the Participation Agreement in connection with a refinancing of the Certificates.


         (b) In the event of a prepayment of the Certificates pursuant to Sections 6.02(a)(ii), (iv) and (v) above, the Owner Trustee, having received notice from the Lessee in accordance with and subject to the terms of Section 4.02(a) or 10.01 of the Lease or Section 15 of the Participation Agreement, as the case may be, shall give irrevocable (subject to clause (c) below) written notice to the Indenture Trustee and to the Holders of all of the Certificates specifying the Business Day on which the Certificates shall be prepaid. In the case of a prepayment of the Certificates pursuant to Section 6.02(a)(i) above, the Certificates shall be prepaid in full on the Loss Payment Date as defined in Section 11.02 of the Lease. In the case of a prepayment of the Certificates pursuant to Section 6.02(a)(iii) above, the Certificates shall be prepaid in full on the date so designated in the notice referred to in Section
8.02 hereof.  In the case of a prepayment of the Certificates pursuant to
Section 6.02(a)(ii) or (iv) above, the Certificates shall be prepaid in full on the Termination Date. In the case of a prepayment of the Certificates pursuant to Section 6.02(a)(v) above, the Certificates shall be prepaid on the effective date of the Refinancing. The day on which the Certificates are to be prepaid pursuant to this Section 6.01(b) is herein referred to as the "Prepayment Date".

         On or prior to the Prepayment Date, immediately available funds shall be deposited with the Indenture Trustee in an amount in respect of the Certificates equal to:

         (1) in the event of a prepayment of the Certificates pursuant to
   Section 6.02(a)(i), 6.02(a)(iii) (if clause (i) of the first sentence of Section 8.02(a) hereof is applicable) or, if such prepayment is made on or after the applicable Premium Termination Date, 6.02(a)(ii), 6.02(a)(iii) (if clause (ii) of the first sentence of Section 8.02(a) hereof is applicable), 6.02(a)(iv) or 6.02(a)(v) above, the sum of (A) the aggregate principal amount of such Certificates then Outstanding, (B) accrued interest on the Certificates to the Prepayment Date and (C) all other aggregate sums due the Indenture Trustee hereunder or under the Participation Agreement or the Lease, but excluding any Make-Whole Premium or other premium or penalty, or

         (2) if such prepayment is made prior to the applicable Premium Termination Date, in the event of a prepayment of the Certificates pursuant to Section 6.02(a)(ii), 6.02(a)(iii) (if clause (ii) of the first sentence of Section 8.02(a) hereof is applicable), 6.02(a)(iv) or 6.02(a)(v) above, the sum of the amounts specified in clauses (A), (B) and (C) of the preceding clause (1) plus any Make-Whole Premium payable in respect of all Certificates with respect to which the Premium Termination Date therefor has not occurred

(the aggregate amount required to be paid pursuant to this sentence being herein referred to as the "Prepayment Price").

         (c) If, pursuant to the last paragraph of Section 10.01(f) of the Lease, no Termination Date shall occur, or if no refinancing shall occur pursuant to Section 15.01 of the Participation Agreement, the Lessee shall give notice thereof to the Indenture Trustee, and the prepayment proposed to be effected in respect thereof shall not occur.

         SECTION 6.03. Notice of Prepayment to Holders. In order to effect any prepayment set forth in Section 6.02(a) hereof, the Indenture Trustee shall give prompt notice by first class mail of prepayment to each Holder of an Outstanding Certificate. Such notice may be revoked by the Owner Trustee at any time on or before the Prepayment Date by prompt notice to the Holders except as otherwise provided in the Lease or the Participation Agreement.

         All notices of prepayment shall state:

         (1)  the Prepayment Date,

         (2)  the applicable basis for determining the Prepayment Price,

         (3) that on the Prepayment Date, subject to the provisions hereof, the Prepayment Price will become due and payable, and that interest on the Certificates shall cease to accrue on and after such Prepayment Date, and

         (4) the place or places where such Certificates are to be surrendered for payment.

         SECTION 6.04. Deposit of Prepayment Price and Sinking Fund Redemption Price. On the Prepayment Date or the Sinking Fund Redemption Date (as defined in Section 6.06 hereof), the Owner Trustee shall, to the extent an amount equal to the Prepayment Price or the Sinking Fund Redemption Price (as defined in Section 6.06 hereof), as the case may be, shall not then be held in cash or Permitted Investments (marked-to-market net of all costs and expenses of liquidation thereof) by the Indenture Trustee in immediately available funds and deposited for the purpose, pay to the Indenture Trustee an amount equal to the difference between (a) the amount then so held and (b) the Prepayment Price or the Sinking Fund Redemption Price, as the case may be. If there shall so be on deposit and/or deposited the applicable Prepayment Price or Sinking Fund Redemption Price on or prior to a Prepayment Date or Sinking Fund Redemption Date, interest shall cease to accrue in respect of all or, in the case of a mandatory sinking fund redemption, the relevant portion being prepaid of, the Outstanding Certificates on and after such Prepayment Date or such Sinking Fund Redemption Date.


         SECTION 6.05. Certificates Payable on Prepayment Date. On the Prepayment Date, the Outstanding Certificates shall (except (A) if the Owner Trustee has requested the Indenture Trustee to revoke such notice of prepayment in accordance with Section 6.03 hereof or (B) as otherwise provided in the Lease) become due and payable and from and after such Prepayment Date (unless there shall be a default in the payment of the Prepayment Price) such Certificates shall cease to bear interest. Upon surrender by any Holder of its Certificate for prepayment in accordance with said notice, such Holder shall be paid the principal amount of its Certificate then outstanding, accrued interest thereon to the Prepayment Date, all other sums due to such Holder hereunder, under the Participation Agreement or the Lease, plus, if a Make-Whole Premium is payable pursuant to Section 6.02(b) hereof, the Make-Whole Premium in respect of such Certificate.

         If any Certificate called for prepayment shall not be so paid upon surrender thereof for prepayment, the principal shall, until paid, continue to bear interest from the Prepayment Date at the interest rate applicable to such Certificate.

         SECTION 6.06. Mandatory Sinking Fund Redemption. The Certificates with a Maturity of January 5, 2014 and the Certificates with a Maturity of January 5, 2015 shall be subject to partial redemption, at the aggregate principal amount set forth for the Certificates of the respective Maturity, on a pro rata basis, on each date specified in this Section (a "Sinking Fund Redemption Date") for such payment on the Certificates of such Maturity. The Owner Trustee shall deposit funds sufficient to pay the Sinking Fund Redemption Price with the Indenture Trustee as provided in Section 6.04 hereof. The Indenture Trustee shall pay from the amounts so deposited on each applicable Sinking Fund Redemption Date to the Holders of each Certificate then Outstanding on a pro rata basis the aggregate principal amount set forth below, together with accrued interest to such Sinking Fund Redemption Date, but without Make-Whole Premium (the "Sinking Fund
Redemption Price"):


                               Principal Amount

                                      Certificates            Certificates
                                    with a Maturity         with a Maturity
 Sinking Fund Redemption Date      of January 5, 2014      of January 5, 2015
------------------------------    --------------------    --------------------

January 5, 1996                          $           0              $        0
July 5, 1996                                         0                       0
January 5, 1997                              1,240,454                       0
July 5, 1997                                         0                       0
January 5, 1998                              1,335,101                       0
July 5, 1998                                         0                       0
January 5, 1999                              1,437,284                       0
July 5, 1999                                         0                       0
January 5, 2000                              5,501,541                       0
July 5, 2000                                         0                       0
January 5, 2001                              2,044,396                       0
July 5, 2001                                         0                       0
January 5, 2002                              2,206,570                       0
July 5, 2002                                         0                       0
January 5, 2003                              2,381,609                       0
July 5, 2003                                         0                       0
January 5, 2004                              2,107,891                       0
July 5, 2004                                         0                       0
January 5, 2005                              1,592,236                       0
July 5, 2005                                         0                       0
January 5, 2006                              1,663,647                       0
July 5, 2006                                         0                       0
January 5, 2007                              3,754,078                       0
July 5, 2007                                         0                       0
January 5, 2008                              2,691,537                       0
July 5, 2008                                         0                       0
January 5, 2009                              2,812,210                       0
July 5, 2009                                         0                       0
January 5, 2010                              4,449,260                       0
July 5, 2010                                         0                       0
January 5, 2011                              5,456,643                       0
July 5, 2011                                         0                       0
January 5, 2012                              5,889,498                       0
July 5, 2012                                         0                       0
January 5, 2013                              6,356,690                       0
July 5, 2013                                         0                       0
January 5, 2014                              2,053,355                       0
July 5, 2014                                         0                       0
January 5, 2015                                      0               6,316,000
                                  --------------------    --------------------
Total                                      $54,974,000              $6,316,000


                                  ARTICLE VII

                    INDENTURE EVENTS OF DEFAULT; REMEDIES
                       OF INDENTURE TRUSTEE AND HOLDERS

         SECTION 7.01. Indenture Event of Default. "Indenture Event of Default" means any of the following events (whatever the reason for such Indenture Event of Default and whether it shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) any Event of Default specified in Article 16 of the Lease (other than an Event of Default arising solely as the result of the failure to make an Excepted Payment unless the Owner Participant shall notify the Indenture Trustee in writing that such failure shall constitute an Indenture Event of Default); or

         (ii)the failure of the Owner Trustee other than by reason of a Default or an Event of Default (i) to pay principal, interest or Make-Whole Premium, if any, on any Certificate when due, and such failure shall have continued unremedied for ten (10) Business Days after the date when due or (ii) to pay any other amounts hereunder or under the Certificates when due and such failure shall have continued unremedied for a period of thirty (30) days after the Owner Trustee and the Owner Participant shall receive written demand therefor from the Indenture Trustee or by the Holders of not less than 25% in aggregate principal amount of Outstanding Certificates; or

         (iii)(A) any representation or warranty made by FSBU, the Owner Trustee, the Owner Participant or any Owner Participant Guarantor or any Owner Trustee Guarantor, in any Operative Agreement or in any certificate of FSBU, the Owner Trustee, the Owner Participant, or any Owner Participant Guarantor furnished to the Indenture Trustee or any Holder in connection herewith or therewith or pursuant hereto or thereto shall prove to have been incorrect when made and was and remains in any respect material to the Holders and if such misrepresentation is capable of being corrected as of a subsequent date and if such correction is being sought diligently, and such misrepresentation shall not have been corrected within 30 days following notice thereof identified as a "Notice of Indenture Event of Default" being given to the Owner Trustee and the Owner Participant by the Indenture Trustee or by a Majority in Interest of Holders; or


         (B) any (x) covenant made by the Owner Trustee in the fifth paragraph following the Habendum Clause hereof or Section 3.05(b)(iii) hereof or Section 7.02(b) or 7.04(b) of the Participation Agreement shall be breached in any respect, (y) covenant made by the Owner Participant in Section 7.02(c), 7.03(c), 7.03(d) or 7.13 of the Participation Agreement shall be breached in any respect or (z) other covenant made by the Owner Trustee, in its individual capacity or as Owner Trustee, or by any Owner Trustee Guarantor, or by the Owner Participant or any Owner Participant Guarantor in any Operative Agreement shall be breached in any respect and such breach shall remain unremedied for a period of thirty (30) days after there has been given to the Owner Trustee and the Owner Participant by the Indenture Trustee or by Certificate Holders of not less than 25% in aggregate principal amount of Outstanding Certificates a written notice identified as a "Notice of Indenture Event of Default" specifying such breach and requiring it to be remedied; or

         (iv)the Owner Trustee, the Lessor's Estate, any Owner Trustee Guarantor, the Owner Participant or any Owner Participant Guarantor shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation;

         (v) an order for relief shall be entered in respect of the Owner Trustee or any Owner Trustee Guarantor or the Owner Participant or any Owner Participant Guarantor or the Lessor's Estate by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws as now or hereafter in effect; or the Owner Trustee or any Owner Trustee Guarantor or the Owner Participant or any Owner Participant Guarantor or the Lessor's Estate shall file any answer admitting or not contesting the material allegations of a petition filed against the Owner Trustee or any Owner Trustee Guarantor or the Owner Participant or any Owner Participant Guarantor or the Lessor's Estate in any proceeding referred to in clause (vi) below or seek or consent or acquiesce in the appointment of any trustee, custodian, receiver or liquidator of the Owner Trustee or any Owner Trustee Guarantor or the Owner Participant or any Owner Participant Guarantor or the Lessor's Estate, as the case may be, or of all or any substantial part of its properties; or

         (vi)without the consent or acquiescence of the Owner Trustee or any Owner Trustee Guarantor or the Owner Participant or any Owner Participant Guarantor or the Lessor's Estate, as the case may be, an order shall be entered constituting an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or if any such petition shall be filed against the Owner Trustee or any Owner Trustee Guarantor or the Owner Participant or any Owner Participant Guarantor or the Lessor's Estate, as the case may be, and such petition shall not be dismissed within 90 days, or if, without the consent or acquiescence of the Owner Trustee or any Owner Trustee Guarantor or the Owner Participant or any Owner Participant Guarantor or the Lessor's Estate, as the case may be, an order shall be entered appointing a trustee, custodian, receiver or liquidator of the Owner Trustee or any Owner Trustee Guarantor or the Owner Participant or any Owner Participant Guarantor or the Lessor's Estate, as the case may be, or of all or any substantial part of the properties of the Owner Trustee or any Owner Trustee Guarantor or the Owner Participant or any Owner Participant Guarantor or the Lessor's Estate, as the case may be, and such order shall not be dismissed within 90 days; or

         (vii)any Owner Trustee Guaranty or any Owner Participant Guaranty shall cease to be a valid and enforceable obligation of any Owner Trustee Guarantor or any Owner Participant Guarantor, as the case may be, or otherwise shall not be in full force and effect.

         SECTION 7.02. Remedies. (a) If an Indenture Event of Default shall have occurred and be continuing and so long as the same shall be continuing unremedied, then and in every such case, the Indenture Trustee may, and when required by the provisions of Article IX or Section 7.02(c) hereof, shall (i) exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article VII and (ii) in the event such Indenture Event of Default is an Indenture Event of Default referred to in clause (i) of
Section 7.01 hereof, exercise any and all of the remedies pursuant to Article 17 of the Lease; provided that such exercise of remedies shall not occur until after the latest date on which the Owner Trustee may cure the related Event of Default pursuant to Section 8.03 hereof. The Indenture Trustee may take possession of all or any part of the properties covered or intended to be covered by the Lien and security interest created hereby or pursuant hereto and may exclude the Owner Participant, the Owner Trustee, the Lessee and any transferee of the Lessee and all Persons claiming under any of them wholly or partly therefrom. In addition, the Indenture Trustee may exercise any other right or remedy in lieu of or in addition to the foregoing that may be available to it under applicable law, or proceed by appropriate court action to enforce the terms hereof, of the Lease, or both, or to rescind the Lease. Without limiting any of the foregoing, it is understood and agreed that the Indenture Trustee may exercise any right of sale of the Aircraft available to it, even though it shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale.

         Notwithstanding the foregoing, it is understood and agreed that if the Indenture Trustee shall proceed to foreclose the Lien of this Indenture, it shall substantially simultaneously therewith, to the extent the Indenture Trustee is then entitled to do so hereunder and under the Lease, and is not then stayed or otherwise prevented from doing so, proceed (to the extent it has not already done so) to declare the Lease in default and commence the exercise in good faith of one or more of the significant remedies under Section 17 of the Lease (as the Indenture Trustee determines in its sole discretion). It is further understood and agreed that if the Indenture Trustee is unable to exercise one or more remedies under Section 17 of the Lease because of any stay or operation or law or otherwise, the Indenture Trustee shall not be entitled to foreclose the Lien of this Indenture (A) until the earlier of (i) 60 days from the date of any such stay or applicable order under Section 1110 of the Bankruptcy Code including any extension consented to by the Indenture Trustee or the Holders of Certificates of such period permitted under Section 1110(b) of the Bankruptcy Code and (ii) the date of actual repossession of the Aircraft by the Indenture Trustee or (B) if the Lessee has agreed to perform or assume the Lease and no Event of Default other than as specified in Section 16.01(e), (f) or (g) of the Lease shall be continuing. For the avoidance of doubt, it is expressly understood and agreed that except as aforesaid the above-described inability of the Indenture Trustee to exercise any right or remedy under the Lease shall in no event and under no circumstances prevent the Indenture Trustee from exercising all of its rights, powers and remedies under this Indenture, including, without limitation, this Article VII. The Indenture Trustee further agrees that notice of intent to foreclose shall be given to the Owner Trustee at the earlier of the commencement of any proceeding or at least 30 days prior to the consummation of foreclosure of the Lien of this Indenture.

         (b) If an Indenture Event of Default under clause (iv), (v) or (vi) of Section 7.01 hereof shall occur and be continuing, the unpaid principal of all Outstanding Certificates, together with interest accrued but unpaid thereon and all other amounts due thereunder, but without Make-Whole Premium, shall immediately become due and payable, without presentment, demand, protest or notice, all of which are hereby waived.

         (c) If any Indenture Event of Default not described in the preceding paragraph (b) shall have occurred and be continuing, then and in every such case, the Indenture Trustee may on its own accord or at the direction of Holders of not less than 25% in aggregate principal amount of Outstanding Certificates, at any time, by written notice to the Owner Trustee and the Lessee, declare the principal of all the Certificates to be due and payable, whereupon the unpaid principal amount of all Outstanding Certificates, together with accrued interest thereon and all other amounts due thereunder, but without Make-Whole Premium, shall immediately become due and payable without presentment, demand, protest or other notice, all of which are hereby waived. At any time after such declaration and prior to the sale or disposition of the Trust Indenture Estate, however, the Holders of not less than 50% in aggregate principal amount of Outstanding Certificates, by notice to the Indenture Trustee, the Owner Trustee and the Lessee, may rescind such declaration, whether made by the Indenture Trustee on its own accord or as directed, if (x) there has been paid or deposited with the Indenture Trustee a sum sufficient to pay all overdue installments of interest on all Certificates (together, to the extent permitted by law, with interest on such overdue installments of interest), the principal on any Certificates that has become due otherwise than by such declaration of acceleration, all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, or (y) all Indenture Events of Default (other than the nonpayment of principal that has become due solely because of such acceleration) have been either cured or waived as provided in Section 7.11 hereof. No such rescission shall affect any subsequent default or impair any right consequent thereon.

         (d) Each Holder shall be entitled at any sale to a credit against any purchase price bid at such sale by such Holder all or any part of the unpaid obligations owing to such Holder secured by the Lien of this Indenture.

         SECTION 7.03. Return of Aircraft, etc. Subject to Section 7.02 hereof: (a) If an Indenture Event of Default shall have occurred and be continuing, at the request of the Indenture Trustee, the Owner Trustee shall promptly execute and deliver to the Indenture Trustee such documents as the Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Trust Indenture Estate to which the Indenture Trustee shall at the time be entitled under this Indenture. Subject to the foregoing, if the Owner Trustee shall for any reason fail to execute and deliver such documents after such request by the Indenture Trustee, the Indenture Trustee may (i) obtain a judgment conferring on the Indenture Trustee or an agent or representative designated by the Indenture Trustee, the right to immediate possession and requiring the Owner Trustee to execute and deliver such instruments and documents to the Indenture Trustee or an agent or representative designated by the Indenture Trustee, to the entry of which judgment the Owner Trustee hereby specifically consents, and (ii) pursue all or part of such Trust Indenture Estate wherever it may be found and enter any of the premises of the Lessee or the Owner Trustee wherever such Trust Indenture Estate may be or be supposed to be and search for such Trust Indenture Estate and take possession of and remove such Trust Indenture Estate. All expenses of obtaining such judgment or of pursuing, searching for and taking such Trust Indenture Estate shall, until paid, be secured by the Lien of this Indenture.

         (b) Upon every such taking of possession, the Indenture Trustee may, from time to time, at the expense of the Trust Indenture Estate, make all such expenditures for maintenance, insurance and repairs to and of such Trust Indenture Estate, as the Indenture Trustee may reasonably deem proper. In each case subject to Section 7.02 hereof, the Indenture Trustee shall have the right to maintain, use, operate, store, lease, control or manage the Trust Indenture Estate and to carry on the business and to exercise all rights and powers of the Owner Participant and the Owner Trustee relating to the Trust Indenture Estate, as the Indenture Trustee may reasonably deem best, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management or disposition of all or any part of the Trust Indenture Estate as the Indenture Trustee may determine. Further, the Indenture Trustee shall be entitled to collect and receive directly all tolls, rents (including Rent), revenues, issues, income, products and profits of the Trust Indenture Estate other than Excepted Payments, without prejudice, however, to the right of the Indenture Trustee under any provision of this Indenture to collect and receive all cash held by, or required to be deposited with, the Indenture Trustee under this Indenture. Such tolls, rents (including Rent), revenues, issues, income, products and profits shall be applied to pay the expenses of the use, operation, storage, leasing, control, management, or disposition of the Trust Indenture Estate, and of all maintenance and repairs, and to make all payments which the Indenture Trustee may be required or may reasonably elect to make for any taxes, assessments, insurance or other proper charges upon the Trust Indenture Estate (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner Trustee and the Lessee), and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of the Indenture Trustee and of all persons properly engaged and employed for such purposes by the Indenture Trustee; provided, that any excess amounts shall be promptly distributed in accordance with Section 5.03 hereof.

          (c) If an Indenture Event of Default shall have occurred and be continuing and the Indenture Trustee shall be entitled to exercise remedies hereunder, and subject to Article VIII hereof, the Indenture Trustee, either with or without taking possession, and either before or after taking possession, and without instituting any legal proceedings whatsoever, may sell, assign, transfer and deliver the whole or, from time to time, to the extent permitted by law, any part of the Trust Indenture Estate, or any part thereof, or interest therein, at any private sale or public auction to the highest bidder, with or without demand, advertisement or notice, except that in respect of any private sale 20 days prior notice will be provided, for cash or, with the consent of the Owner Trustee, which shall not be unreasonably withheld, credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Indenture Trustee in exercising reasonable commercial discretion may determine; provided, that any such action shall be at the time lawful and that all mandatory legal requirements shall be complied with. Any notice required pursuant to the terms hereof in the case of a public sale, shall state the time and place fixed for such sale. Any such public sale shall be held at such time or times within ordinary business hours as the Indenture Trustee shall fix in the notice of such sale. At any such sale, the Trust Indenture Estate may be sold in one lot as an entirety or in separate lots. The Indenture Trustee shall not be obligated to make any sale pursuant to such notice. The Indenture Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication. The Indenture Trustee may exercise such right of sale without possession or production of the Certificates or proof of ownership thereof, and as representative of the Holders may exercise such right without notice to the Holders or without including the Holders as parties to any suit or proceedings relating to the foreclosure of any part of the Trust Indenture Estate. The Owner Trustee shall execute any and all such bills of sale, assignments and other documents, and perform and do all other acts and things requested by the Indenture Trustee in order to permit consummation of any sale of the Trust Indenture Estate in accordance with this Section 7.03(c) and to effectuate the transfer or conveyance referred to in the first sentence of this Section 7.03(c). Notwithstanding any other provision of this Indenture, the Indenture
Trustee shall not sell the Trust Indenture Estate or any part thereof unless the Certificates shall have been accelerated.

         (d) To the extent permitted by applicable law, the Indenture Trustee or any Holder may be a purchaser of the Trust Indenture Estate or any part thereof or any interest therein at any sale thereof, whether pursuant to foreclosure or power of sale or otherwise. The Indenture Trustee may apply against the purchase price therefor the amount then due hereunder or under any of the Certificates secured hereby and any Holder may apply against the purchase price therefor the amount then due to it hereunder, under any other Indenture Document or under the Certificates held by such Holder to the extent that such portion of the purchase price as it would have received had it been entitled to share any distribution thereof. The Indenture Trustee or any Holder or nominee thereof shall, upon any such purchase, acquire good title to the property so purchased, free of the Lien of this Indenture and, to the extent permitted by applicable law, free of all rights of redemption in the Owner Trustee or the Owner Participant in respect of the property so purchased.

         (e) Subject to Article VIII hereof, and effective upon the occurrence and continuance of an Indenture Event of Default, the Owner Trustee hereby irrevocably appoints and constitutes the Indenture Trustee the true and lawful attorney-in-fact of the Owner Trustee in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Indenture, whether pursuant to foreclosure or power of sale or otherwise, to execute and deliver all such bills of sale, assignments and other instruments as the Indenture Trustee may consider necessary or appropriate, with full power of substitution, and the Owner Trustee hereby ratifies and confirms all that such attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by the Indenture Trustee or any purchaser, the Owner Trustee shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Indenture Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

         (f) The Indenture Trustee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Indenture Trustee or any successor or nominee) for all or any part of the Trust Indenture Estate, whether such receivership be incidental to a proposed sale of the Trust Indenture Estate or the taking of possession thereof or otherwise, and the Owner Trustee hereby consents to the appointment of such receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Trust Indenture Estate shall be entitled to exercise all of the rights and powers of the Indenture Trustee with respect to the Trust Indenture Estate.

         (g) Any sale of the Trust Indenture Estate or any part thereof or any interest therein, whether pursuant to foreclosure or power of sale or otherwise hereunder, shall be a perpetual bar against the Owner Trustee after the expiration of the period, if any, during which the Owner Trustee shall have the benefit of prepayment laws which may not be waived pursuant to
Section 7.13 hereof.

         SECTION 7.04.  Indenture Trustee May Prove Debt.   If the Owner
Trustee shall fail to pay any amount payable hereunder or under the Certificates, the Indenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Owner Trustee and collect in the manner provided by law out of the property of the Owner Trustee wherever situated, the moneys adjudged or decreed to be payable; provided, that any sale of any portion of the Trust Indenture Estate shall be done in accordance with Section 7.03(c) hereof.

         In case there shall be pending proceedings relative to the Owner Trustee under the Bankruptcy Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Owner Trustee or its property, or in case of any other comparable judicial proceedings relative to the Owner Trustee, or to the creditors or property of the Owner Trustee, the Indenture Trustee, irrespective of whether the principal of the Certificates shall then be due and payable as therein or herein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

         (a) to file and prove a claim or claims for the whole amount of principal, interest and other amounts owing and unpaid in respect of the Certificates or hereunder, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to the Owner Trustee or to the creditors or property of the Owner Trustee,

         (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

         (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Indenture Trustee on their behalf;

and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to the Holders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or willful misconduct.

         Nothing contained herein shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Certificates or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

         All rights of action and rights to assert claims under this Indenture, or under any of the Certificates, may be enforced by the Indenture Trustee without the possession of such Certificates on any trial or other proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders, as provided herein.

         In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party) the Indenture Trustee shall be held to represent all the Holders of the Certificates, and it shall not be necessary to make any Holders parties to such proceedings.

         SECTION 7.05. Remedies Cumulative. Each and every right, power and remedy given to the Indenture Trustee in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy specifically given herein or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically given herein or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee or the Holders, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or later any other right, power or remedy. No delay or omission by the Indenture Trustee or of any Holder in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Trustee or the Lessee or to be an acquiescence in any such default.

         SECTION 7.06. Suits for Enforcement. If an Indenture Event of Default has occurred, has not been waived and is continuing, the Indenture Trustee may in its discretion and subject to its rights of appropriate indemnification under Sections 7.08 and 9.03 and Article XI hereof proceed to protect and enforce its rights and rights of the Holders by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Indenture Trustee or the Holders by this Indenture or by law; provided, that any sale of any portion of the Trust Indenture Estate shall be done in accordance with Section 7.03(c) hereof.

         SECTION 7.07. Discontinuance of Proceedings. In case the Indenture Trustee or any Holder shall have instituted any proceeding to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee or such Holder, then the Owner Trustee, the Indenture Trustee, the Owner Participant, the Holders and the Lessee shall, subject to any binding determination in such proceeding, be restored to their former positions and rights under this Indenture with respect to the Trust Indenture Estate, and all rights, remedies and powers of the Indenture Trustee and the Holders shall continue as if no such proceeding had been instituted.

         SECTION 7.08. Limitations on Suits by Holders. No Holder of any Certificate shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Indenture Trustee written notice that an Indenture Event of Default shall then have occurred and be continuing, as hereinbefore provided, and the Holders of not less than 25% in aggregate principal amount of Outstanding Certificates shall have made written request upon the Indenture Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Indenture Trustee pursuant to Section 7.10 hereof; it being understood and intended, and being expressly covenanted by the Holder of each Certificate with every other Holder of each other Certificate and the Indenture Trustee, that no one or more Holders shall have any right in any manner whatever to affect, disturb or prejudice the rights of any other Holder or the Lien of this Indenture or any part of the Trust Indenture Estate or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner provided herein and for the equal, ratable and common benefit of all Holders. For the protection and enforcement of the provisions of this Section, each and every Holder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 7.09. Unconditional Right of Holders to Receive Principal, Interest and Make-Whole Premium, and to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Certificate, the right of any Holder to receive payment of the principal of and interest and Make-Whole Premium, if any, on such Certificate on or after the respective due dates and in the manner expressed in such Certificate, or, subject to Section 7.08 hereof, to institute suit for the enforcement of any such payment on or after such respective dates as provided herein, shall not be impaired or affected without the consent of such Holder.

         SECTION 7.10. Control by Holders. The Majority in Interest of Certificate Holders shall have the right to direct the Indenture Trustee as to the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and the Indenture Trustee shall have received, to the extent provided in Sections 7.08 and 9.03 and Article XI hereof, such reasonable indemnification as it may require against the costs, expenses and liabilities to be incurred by the Indenture Trustee; and provided further that (subject to the provisions of Section 9.02 hereof) the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Indenture Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Indenture Trustee shall determine that the action or proceedings so directed would involve the Indenture Trustee in personal liability or if the Indenture Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of Holders not joining in the giving of said direction, it being understood that (subject to Section
9.02 hereof) the Indenture Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

         Nothing in this Indenture shall impair the right of the Indenture Trustee in its discretion to take any action deemed proper by the Indenture Trustee and which is not inconsistent with the direction by the Majority in Interest of Certificate Holders.

         SECTION 7.11. Waiver of Past Indenture Default. Upon written instructions from the Majority in Interest of Certificate Holders, the Indenture Trustee shall waive any past Indenture Default and its consequences and upon any such waiver such Indenture Default shall cease to exist and any Indenture Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Indenture Default or impair any right consequent thereon; provided, however, that in the absence of written instructions from all Holders, the Indenture Trustee shall not waive any Indenture Default (a) in the payment of the principal of or Make-Whole Premium, if any, or interest on, or other amounts due under, any Certificate then Outstanding, or (b) in respect of a covenant or provision of this Indenture which, under Article XIII hereof, cannot be modified or amended without the consent of each Holder.

         SECTION 7.12. Notice of Indenture Default. The Indenture Trustee shall transmit to the Owner Trustee, the Holders and to the Owner Participant notice of any Indenture Defaults actually known to a Responsible Officer of the Indenture Trustee, such notice to be transmitted by mail to the Holders within 90 days, and to the Owner Trustee and the Owner Participant promptly after the occurrence thereof, unless such Indenture Default shall have been cured before the giving of such notice; provided that under no circumstances shall the Indenture Trustee give such notice to the Holders until the expiration of a period of 60 days from the occurrence of such Indenture Default; and provided further that, except in the case of default in the payment of the principal of or interest on or any other amount due under any of the Certificates, the Indenture Trustee shall be protected in withholding such notice to the Holders if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Indenture Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

         SECTION 7.13. Waiver of Appraisement, etc.; Laws. The Owner Trustee covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or prepayment law wherever enacted, now or at any time hereafter in force, in order to prevent or hinder the enforcement of this Indenture or the execution of any power granted herein to the Indenture Trustee, or the absolute sale of the Trust Indenture Estate, or any part thereof, or the possession thereof by any purchaser at any sale under this Article VII; and the Owner Trustee for itself and all who may claim under it, so far as it or any of them now or hereafter lawfully may, hereby waives the benefit of all such laws. The Owner Trustee for itself and all who may claim under it waives, to the extent that it lawfully may, all right to have the property in the Trust Indenture Estate marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Indenture may order the sale of the Trust Indenture Estate as an entirety.

         If any law referred to in this Section 7.13 and now in force, of which the Owner Trustee or its successors might take advantage despite this
Section 7.13, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the application of this Section 7.13.


                                 ARTICLE VIII

                          RIGHTS OF THE OWNER TRUSTEE
                           AND THE OWNER PARTICIPANT

         SECTION 8.01.  Certain Rights of Owner Trustee and Owner Participant.
(a) Subject to Section 13.01 hereof, without the consent of a Majority in Interest of Certificate Holders, the respective parties to the Indenture Documents may not modify, amend or supplement any of said agreements, or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder; provided, however, that the actions specified in subsection (b) of this Section 8.01 may be taken without the consent of the Indenture Trustee or any Holder.

         (b) Subject to the provisions of subsection (c) of this Section 8.01, the respective parties to the Indenture Documents, at any time and from time to time, without the consent of the Indenture Trustee or of any Holder, may:

         (1) so long as no Indenture Event of Default shall have occurred and be continuing, modify, amend or supplement the Lease, or give any waiver with respect thereto, except that without compliance with subsection (a) of this Section 8.01 the parties to the Lease shall not modify, amend or supplement, or give any waiver for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Lease as in effect on the effective date hereof: Article 2 (provided that, if in respect of the Term, the result thereof would not be to shorten the Term of the Lease to a period shorter than the period ending with the Maturity of any Certificate), Section 3.03 (except to the extent such Section relates to amounts payable (whether directly or pursuant to this Indenture) to Persons other than Holders and the Indenture Trustee in its individual capacity),
   Section 3.05, Section 3.06 (except insofar as it relates to the address or account information of the Owner Trustee or the Indenture Trustee) (other than as such Sections 3.03, 3.05 and 3.06 may be amended pursuant to
   Section 3.04 of the Lease as in effect on the effective date hereof),
   Section 5.01, Article 6, Article 10 (except that further restrictions may be imposed on the Lessee), Article 11 (except that additional requirements may be imposed on the Lessee), Article 13 (except for
   Section 13.05 and except that additional insurance requirements may be imposed on the Lessee), Article 14 (except in order to increase the Lessee's liabilities or enhance the Lessor's rights thereunder), Article
   15 (except in the case of an assignment by the Lessor in circumstances where the Aircraft shall remain registrable under the Federal Aviation
   Act), Section 16.01 (except to impose additional or more stringent
   Events of Default), Article 17 (except to impose additional remedies),
   Section 19.01 (except to impose additional requirements on the Lessee),
   Section 20.01, Article 22, Section 23.01, Section 26.03 and any definition of terms used in the Lease, to the extent that any modification of such definition would result in a modification of the Lease not permitted pursuant to this subsection (b); provided that the parties to the Lease may take any such action without the consent of the Indenture Trustee or any Holder to the extent such action relates to the payment of amounts constituting, or the Owner Trustee's, the Owner Participant's or the Lessee's rights or obligations with respect to, Excepted Payments;

         (2) modify, amend or supplement the Trust Agreement and any other Indenture Document (other than the Lease and the Participation Agreement), or give any consent, waiver, authorization or approval with respect thereto, in each case only to the extent any such action shall not adversely impact the interests of the Holders;

         (3) modify, amend or supplement the Participation Agreement, or give any consent, waiver, authorization or approval with respect thereto, except that without compliance with subsection (a) of this Section 8.01 the parties to the Participation Agreement shall not modify, amend or supplement, or give any consent, waiver, authorization or approval for the purpose of adding provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Participation Agreement as in effect on the effective date hereof:
   Articles 6, 8 and 9 and Section 10.01(b) (insofar as such Articles 6, 8 and 9 and Section 10.01(b) relate to the Indenture Trustee, the Pass Through Trustee and the Holders), Article 7 and Sections 15.01 and 17.11 and any definition of terms used in the Participation Agreement, to the extent that any modification of such definition would result in a modification of the Participation Agreement not permitted pursuant to this subsection (b); and

         (4) modify, amend or supplement any of said agreements in order to cure any ambiguity, to correct or supplement any provisions thereof which may be defective or inconsistent with any other provision thereof or of any provision of this Indenture, or to make any other provision with respect to matters or questions arising thereunder or under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided the making of any such other provision shall not adversely affect the interests of the Holders.

         (c) No modification, amendment, supplement, consent, waiver, authorization or approval with respect to the Lease or the Participation Agreement, whether effected pursuant to subsection (a) or pursuant to subsection (b) of this Section 8.01 and anything in such subsections or elsewhere in this Indenture to the contrary notwithstanding, shall, without the consent of the Holder of each Outstanding Certificate affected thereby,

         (1) modify, amend or supplement the Lease in such a way as to extend the time of payment of Basic Rent, Stipulated Loss Value or any other amounts payable to the Indenture Trustee for its own account or for the account of the Holders (subject in any event to Section 3.05 of the Lease) upon the occurrence of an Event of Loss or Termination Value and any other amounts payable to the Indenture Trustee for its own account or for the account of the Holders (subject in any event to Section 3.05 of the Lease) upon termination of the Lease with respect to the Aircraft payable under, or as provided in, the Lease as in effect on the effective date hereof, or reduce the amount of any installment of Basic Rent or Supplemental Rent so that the same is less than the payment of principal of, and interest on the Certificates and Make-Whole Premium, if any, as the case may be, to be made from such installment of Basic Rent or Supplemental Rent, or reduce the aggregate amount of Stipulated Loss Value, or any other amounts payable under, or as provided in, the Lease as in effect on the effective date hereof upon the occurrence of an Event of Loss so that the same is less than the accrued interest on and the principal as of the Loss Payment Date, of the Certificates at the time Outstanding or reduce the amount of Termination Value and any other amounts payable under, or as provided in, the Lease as in effect on the effective date hereof upon termination of the Lease with respect to the Aircraft so that the same is less than the accrued interest on and principal as of the Lease Termination Date and Make-Whole Premium, if any, of Certificates at the time Outstanding, or

         (2) modify, amend or supplement the Lease in such a way as to, or consent to any assignment of the Lease or give any consent, waiver, authorization or approval which would, release the Lessee from its obligations in respect of payment of Basic Rent or Supplemental Rent, or Stipulated Loss Value and any other amounts payable to the Indenture Trustee for its own account or the account of the Holders (subject in any event to 3.05 of the Lease) upon the occurrence of an Event of Loss, or Termination Value and any other amounts payable to the Indenture Trustee for its own account or the account of the Holders (subject in any event to 3.05 of the Lease) of the Lease with respect to the Aircraft, payable under, or as provided in, the Lease as in effect on the effective date hereof, except for any such assignment pursuant to Section 2.12 hereof, and except as provided in the Lease as in effect on the effective date hereof.

         (d) At all times so long as this Indenture is in effect, the consent of the Owner Trustee (at the direction of the Owner Participant) shall be required in order (i) to amend, modify or supplement the Lease or any other Operative Document to which the Owner Trustee is a party or to waive compliance by the Lessee with any of its obligations thereunder and (ii) to grant any consent requested under the Lease.

Notwithstanding the foregoing, but subject always to the provision of Section
15.05 hereof, the Indenture Trustee shall at all times have the right, to the exclusion of the Owner Trustee and the Owner Participant, to (A) declare the lease to be in default under Article 17 (other than with respect to Excepted Payments) thereof and (B) subject only to the provisions of this Indenture exercise the remedies set forth in such Article 17 of the Lease (other than in connection with Excepted Payments) and in Article 7 hereof.

         Nothing in this Indenture shall be deemed to prohibit the Owner Participant or the Owner Trustee from making demand on the Lessee for, or from commencing an action at law to obtain the payment of, or from receiving payment of, any Excepted Payment; provided, however, that if the Owner Trustee is proceeding under the Lease, the Owner Trustee shall proceed pursuant to
Section 17.01(a)(v), and only Section 17.01(a)(v), of the Lease.

         SECTION 8.02. Owner Participant's Right to Elect to Prepay or Purchase the Certificates. (a) If (i) an Event of Default shall have occurred and be continuing for more than 180 days or the Certificates shall have become due and payable pursuant to Section 7.02(b) or (c) hereof or (ii) an Event of Default shall have occurred and be continuing for not more than 180 days and the Certificates shall not have become due and payable pursuant to Section 7.02(b) or (c) hereof, the Owner Participant (or the Owner Trustee on behalf of the Owner Participant) may, but shall be under no obligation to, do either of the following:

         (1) direct the Owner Trustee to cause the prepayment of all, but not less than all, of the Certificates then Outstanding by notifying the Indenture Trustee of such election, which notice in order to be effective shall state that it is irrevocable and shall designate a Prepayment Date which shall be a Rent Payment Date or monthly anniversary thereof and which shall be not less than 30 days after the date of such notice on which the Owner Trustee shall, in the manner provided for in Section 6.04 hereof, deposit the sum of amounts contemplated by paragraph "first" under Section
   5.03 and the aggregate Prepayment Price of all such Certificates with the Indenture Trustee. If such payment by the Owner Trustee to the Indenture Trustee is made, the Certificates shall cease to accrue interest from and after the Prepayment Date, and after distribution of such payment to the Holders, the Indenture Trustee shall release the Trust Indenture Estate from the Lien of this Indenture; or

         (2) purchase all, but not less than all, of the Outstanding Certificates by notifying the Indenture Trustee of such election, which notice in order to be effective shall state that it is irrevocable and shall designate a date which shall be a Rent Payment Date or monthly anniversary thereof and which shall be not less than 30 days after the date of such notice on which the Owner Trustee shall pay to the Indenture Trustee an amount equal to the aggregate unpaid principal amount of all Outstanding Certificates, together with accrued interest on such amount to the date of purchase, the aggregate amount of any Make-Whole Premium applicable to each Outstanding Certificate (if such purchase occurs prior to the Premium Termination Date for such Outstanding Certificate) in the case of a purchase pursuant to clause (a)(ii) above, plus all other sums due any Holder or the Indenture Trustee hereunder or under the Participation Agreement or the Lease. Upon receipt of the Indenture Trustee of such amount, each Holder will be deemed, whether or not Certificates shall have been delivered to the Indenture Trustee on such date, to have thereupon sold, assigned, transferred and conveyed (and shall promptly take such actions as the Owner Participant shall reasonably request to evidence such sale, assignment, transfer and conveyance) to the Owner Participant (without recourse or warranty of any kind except for its own acts), all of the right, title and interest of such Holder in and to the Trust Indenture Estate and this Indenture and all Certificates held by such Holder and the former Holders shall not be entitled to receive any interest on the principal amount of such Certificates after the purchase date, and the Owner Participant shall be deemed to have assumed (and shall promptly take such actions as any Holder shall reasonably request to evidence such assumption) all of such Holder's obligations under the Participation Agreement and this Indenture arising subsequent to such sale. If the Owner Trustee shall so request, such Holder will comply with all the provisions of Section 2.06 of this Indenture to enable new Certificates to be issued to the Owner Participant in such authorized denominations as the Owner Participant shall request. All charges and expenses required pursuant to Section 2.06 hereof in connection with the issuance of any such new Certificates shall be borne by the Owner Participant.

         (b) From and after the deposit by the Owner Trustee of the applicable Prepayment Price or purchase price with the Indenture Trustee pursuant to Section 8.02(a) hereof, the Owner Trustee shall be entitled to exercise all remedies of the Indenture Trustee under Article VII hereof as well as of the Lessor under the Lease.

         SECTION 8.03. Certain Rights of Owner Participant. (a) If (A) there shall occur an Event of Default under the Lease as a result of the Lessee's failure to make any payment of an installment of Basic Rent, and (B) the Owner Trustee shall have paid or caused to be paid on or prior to the date which is 15 Business Days after such Event of Default all principal and interest on the Certificates then due (as well as any interest on overdue principal and (to the extent permitted by applicable law) interest), but not including any principal or interest becoming due on account of such Event of Default, then the failure of the Lessee to make the payment of such installment of Basic Rent or of interest on account of such installment's being overdue shall not constitute or result in an Indenture Event of Default under this Indenture and any declaration based solely on the same shall be deemed to be automatically rescinded. Nothing contained in the preceding sentence shall be deemed to entitle the Owner Trustee to exercise any rights and powers or pursue any remedies pursuant to Article 17 of the Lease or otherwise except as set forth in this Indenture, and except that the Owner Trustee or the Owner Participant may attempt to recover any amount paid by it or them under this Indenture by demanding of the Lessee payment of such amount, or by commencing an action at law against the Lessee for the payment of such amount or taking appropriate action in a pending action at law against the Lessee pursuant to Section 17.01(a)(v), but only said Section 17.01(a)(v), of the Lease. Upon curing any such Event of Default pursuant to this Section 8.03, the Owner Trustee or the Owner Participant, as the case may be, shall, so long as no Indenture Event of Default shall have occurred and be continuing, be subrogated on an unsecured basis to all the rights of the Indenture Trustee under the Lease in respect of the payment giving rise to such Event of Default, and any right to any interest in respect of the same, and shall be entitled to any payment of Basic Rent (or interest thereon) actually made by the Lessee in respect of such cured payment upon receipt by the Indenture Trustee; provided that no such amount shall be paid to the Owner Trustee or the Owner Participant until all amounts then due and payable to each Certificate Holder hereunder and thereunder shall have been paid in full and no Indenture Event of Default shall have occurred and be continuing. Notwithstanding anything in this Indenture or the Lease to the contrary, the Owner Participant and the Owner Trustee collectively, shall not be entitled to cure more than six (6) Events of Default (no more than three (3) of which may be consecutive) occasioned by defaults in the payment of Basic Rent.

         (b) If (A) there shall occur an Event of Default under the Lease for any reason other than the Lessee's failure to make any payment of an installment of Basic Rent and (B) the Owner Trustee shall have taken or caused to be taken such action necessary to cure and shall have cured such Event of Default prior to the date which is 15 Business Days after such Event of Default, then the failure of the Lessee to perform such covenant, condition or agreement, the observance or performance of which was accomplished by the Owner Trustee hereunder shall not constitute or result in an Indenture Event of Default under this Indenture and any declaration based solely on the same shall be deemed to be automatically rescinded. Nothing contained in the preceding sentence shall be deemed to entitle the Owner Trustee or the Owner Participant to exercise any rights and powers or pursue any remedies pursuant to Article 17 of the Lease or otherwise except as set forth in this Indenture, and except that the Owner Trustee or the Owner Participant may attempt to recover any amount paid by it or them in effecting such cure by demanding of the Lessee payment of such amount, plus any interest due, or by commencing an action at law against the Lessee for the payment of such amount or taking appropriate action in a pending action at law against the Lessee pursuant to
Section 17.01(a)(v), but only said Section 17.01(a)(v), of the Lease. Upon curing any such Event of Default pursuant to this Section 8.03(b), the Owner Trustee or the Owner Participant, as the case may be, shall be subrogated to all the rights of the Indenture Trustee under the Lease in respect of the payment, agreement or covenant giving rise to such Event of Default, and any right to any interest in respect of the same, and shall be entitled to any payment or other performance upon receipt by the Indenture Trustee; provided that no such amount shall be paid to the Owner Trustee or the Owner Participant until all amounts then due and payable to each Certificate Holder hereunder and thereunder shall have been paid in full and no Indenture Event of Default shall have occurred and be continuing.


                                  ARTICLE IX

                       CONCERNING THE INDENTURE TRUSTEE

         SECTION 9.01. Acceptance of Trusts. The Indenture Trustee in its individual capacity hereby accepts the trusts imposed upon it by this Indenture, and covenants and agrees to perform the same as expressed herein and agrees to receive and disburse all moneys constituting part of the Trust Indenture Estate in accordance with the terms hereof.

         SECTION 9.02. Duties and Responsibilities of the Indenture Trustee; During an Indenture Event of Default; Prior to an Indenture Event of Default.
(a) The Indenture Trustee, prior to the occurrence of an Indenture Event of Default and after the curing or waiving of all Indenture Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Indenture Event of Default has occurred (which has not been cured or waived) the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (i) prior to the occurrence of an Indenture Event of Default and after the curing or waiving of all Indenture Events of Default which may have occurred:

         (x) the duties and obligations of the Indenture trustee shall be determined solely by the express provisions of this Indenture, and the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read in to this Indenture against the Indenture Trustee; and

         (y) in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificate or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

         (ii)the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

         (iii)the Indenture Trustee shall not be liable with respect to any action taken or not taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of Outstanding Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

         None of the provisions contained in this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Indenture Trustee shall have determined in good faith that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

         The Indenture Trustee will execute and the Owner Trustee will file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created hereunder in the Trust Indenture Estate as may be specified from time to time in written instructions of the Holders of not less than 25% in aggregate principal amount of Certificates (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the execution form of such continuation statement so to be filed); provided that, notwithstanding the foregoing, the Indenture Trustee may execute and file or cause to be filed any financing statement which it from time to time deems appropriate.

         (b) If any Event of Default shall have occurred and be continuing and, after the latest date on which the Owner Trustee may cure such Event of Default pursuant to Section 8.03 hereof, on request of the Holders of not less than 25% in aggregate principal amount of Outstanding Certificates and subject to indemnification, to the extent provided in Sections 7.08 and 9.03 and
Article XI hereof, as it may require against the costs, expenses and liabilities to be incurred, the Indenture Trustee shall exercise such remedies under Article 17 of the Lease as shall be specified in such request.

         (c) The Indenture Trustee agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Article XI hereof) promptly take such action as may be necessary duly to discharge all Liens on any part of the Trust Indenture Estate which result from claims against it in its individual capacity not related to the administration of the Trust Indenture Estate or any other transaction pursuant to this Indenture or any document included in the Trust Indenture Estate.

         (d) The Indenture Trustee will execute and deliver to the Lessee for filing in accordance with Section 18 of the Lease any properly presented document, instrument or financing or continuation statement specified in any opinion delivered pursuant to Section 6.03(e) of the Participation Agreement. The Indenture Trustee may rely on the act of presentation of any such document, instrument, financing or continuation statement as evidencing the fact that it is properly prepared and presented, provided that the Indenture Trustee shall promptly correct any error in any such document, instrument, financing or continuation statement of which a Responsible Officer of the Indenture Trustee has actual knowledge.

         (e) The Indenture Trustee will furnish to each Holder promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Indenture Trustee, to the extent that the same shall not have been otherwise furnished to such Holder pursuant to this Indenture or to the extent the Indenture Trustee does not reasonably believe that the same shall have been furnished by the Lessee directly to such Holder.

         SECTION 9.03.  Certain Rights of the Indenture Trustee.  Subject to
Section 9.02 hereof:

         (a) the Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request, direction, order or demand of the Owner Trustee mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed) upon which the Indenture Trustee may rely to prove or establish a matter set forth therein;

         (c) the Indenture Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

         (d) the Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

         (e) the Indenture Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

         (f) prior to the occurrence of an Indenture Event of Default hereunder and after the curing or waiving of all Indenture Events of Default, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Majority in Interest of Certificate Holders; provided that, if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Owner Trustee or, if paid by the Indenture Trustee or any predecessor trustee, shall be repaid by the Owner Trustee upon demand; and

         (g) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

         SECTION 9.04. Indenture Trustee Not Responsible for Recitals, Disposition of Certificates or Application of Proceeds Thereof. The Indenture Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates, except the Indenture Trustee's
certificates of authentication.   The Indenture Trustee makes no
representation as to the validity or sufficiency of this Indenture or of the Certificates. The Indenture Trustee shall not be accountable for the use or application by the Owner Trustee of any of the Certificates or of the proceeds thereof.

         SECTION 9.05. Indenture Trustee and Agents May Hold Certificates; Collections, etc. The Indenture Trustee or any agent of the Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Indenture Trustee or such agent and may otherwise deal with the Owner Trustee and receive, collect, hold and retain collections from the Owner Trustee with the same rights it would have if it were not the Indenture Trustee or such agent.

         SECTION 9.06.  Moneys Held by Indenture Trustee.  Subject to Sections
5.08 hereof and 14.04 hereof, all moneys received by the Indenture Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other
funds except to the extent required by mandatory provisions of law.   Neither
the Owner Trustee nor, subject to Section 5.08 hereof, the Indenture Trustee nor any agent thereof shall be under any liability for interest on any moneys received by it hereunder.

         SECTION 9.07. Right of Indenture Trustee to Rely on Officers' Certificate, etc. Subject to Sections 9.02 and 9.03 hereof, whenever in the administration of the trusts of this Indenture the Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be specifically prescribed herein) may, in the absence of bad faith on the part of the Indenture Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Indenture Trustee, and such certificate, in the absence of bad faith on the part of the Indenture Trustee, shall be full warrant to the Indenture Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

         SECTION 9.08. Replacement Airframes and Replacement Engines. At any time and from time to time any Airframe or Engine which has been subject to an Event of Loss and may, or is required to, be replaced under Section 10.03,
11.03 or 11.04 of the Lease by a replacement airframe or Replacement Engine, as the case may be, shall be replaced in accordance with the provisions of this Section 9.08 and the provisions of said Sections of the Lease, the Owner Trustee shall, from time to time, direct the Indenture Trustee to execute and deliver to or as directed in writing by the Owner Trustee an appropriate instrument releasing such Airframe and/or Engine as appropriate from the Lien of this Indenture and the Indenture Trustee shall execute and deliver such instrument as aforesaid without recourse or warranty, but only upon receipt by or deposit with the Indenture Trustee of the following:

         (1) A written request from the Owner Trustee requesting such release and specifically describing the Airframe and/or Engine(s) to be so released.

         (2) A certificate signed by a duly authorized officer of the Lessee stating the following:

        A.   With respect to the replacement of any Airframe:

         (i) a description of the Airframe subject to the Event of Loss including the manufacturer, model, FAA registration number (or other applicable registration information) and manufacturer's serial number;

         (ii)a description of the replacement airframe, including the manufacturer, model, FAA registration number (or other applicable registration information) and manufacturer's serial number;

         (iii)that on the date of the Indenture and Security Agreement Supplement relating to the replacement airframe the Owner Trustee will be the legal owner of and have good and marketable title to such replacement airframe free and clear of all Liens except Liens permitted under Section 6.01 of the Lease, that such replacement airframe will on such date be in at least as good operating condition and repair as required by the terms of the Lease, and that such replacement airframe has been or, substantially concurrently with such replacement, will be duly registered in the name of the Owner Trustee under the Aviation Act or under the law then applicable to the registration of the Airframe subject to the Event of Loss and that an airworthiness certificate has been duly issued under the Aviation Act (or such other applicable law) with respect to such replacement airframe and that such registration and certificate is, or will be, in full force and effect, and that the Lessee will have the full right and authority to use such replacement airframe;

         (iv)that the insurance required by Article 13 of the Lease is in full force and effect with respect to such replacement airframe and all premiums then due thereon have been paid in full;

         (v) that the replacement airframe is of the same or an improved make or model as the Airframe requested to be released from this Indenture;

         (vi)that the value of the replacement airframe as of the date of such certificate is not less than the value of the Airframe requested to be released (assuming such Airframe was in the condition and repair required to be maintained under the Lease);

         (vii)that no Event of Default has occurred and is continuing or would result from the making and granting of the request for release and the addition of a replacement airframe;

         (viii)that the release of the Airframe subject to the Event of Loss will not impair the security of the Indenture in contravention of any of the provisions of this Indenture;

         (ix)that upon such replacement, the Lien of this Indenture will apply to the replacement airframe and such Lien will be a first priority security interest in favor of the Indenture Trustee; and

         (x) that each of the conditions specified in Section 11.03 of the Lease with respect to such replacement airframe has been satisfied.

        B.   With respect to the replacement of any Engine:

         (i) a description of the Engine subject to the Event of Loss including the manufacturer's serial number;

         (ii)a description of the Replacement Engine including the manufacturer's name, the engine model and serial number;

         (iii)that on the date of the Indenture and Security Agreement Supplement relating to the Replacement Engine the Owner Trustee will be the legal owner of such Replacement Engine free and clear of all Liens except Liens permitted under Section 6.01 of the Lease, and that such Replacement Engine will on such date be in at least as good operating condition and repair as required by the terms of the Lease;


         (iv)that the value of the Replacement Engine as of the date of such certificate is not less than the value of the Engine to be released (assuming such Engine was in the condition and repair required to be maintained under the Lease);

         (v) that the release of the Engine subject to the Event of Loss will not impair the security of the Indenture in contravention of any of the provisions of this Indenture;

         (vi)that upon such replacement, the Lien of this Indenture will apply to the Replacement Engine; and

         (vii)that each of the conditions specified in Section 10.03, 11.03 or
         11.04 of the Lease with respect to such Replacement Engine has been satisfied.

          (3) The appropriate instruments (i) transferring to the Owner Trustee title to the replacement airframe or Replacement Engine to be received as consideration for the Airframe or Engine to be released and (ii) assigning to the Owner Trustee the benefit of all manufacturer's and vendor's warranties, if any, generally available with respect to such replacement airframe or Replacement Engine, and an Indenture and Security Agreement Supplement subjecting such replacement airframe or Replacement Engine to the Trust Agreement and to the Lien of this Indenture.

          (4) A certificate from a firm of independent aircraft appraisers of national standing satisfactory to the Indenture Trustee and the Owner Trustee confirming the accuracy of the information set forth in clause (2)A.(vi) of this Section 9.08.

          (5) The opinion of Davis Polk & Wardwell, special counsel to the Lessee, or other counsel reasonably satisfactory to the Indenture Trustee, stating that:

         (i) the certificates, opinions and other instruments and/or property which have been or are therewith delivered to and deposited with the Indenture Trustee conform to the requirements of this Indenture and the Lease and, upon the basis of such application, the property so sold or disposed of may be properly released from the Lien of this Indenture and all conditions precedent herein provided for relating to such release have been complied with; and

         (ii)the replacement airframe or Replacement Engine has been validly subjected to the Lien of this Indenture and covered by the Lease, the instruments subjecting such replacement airframe or Replacement Engine to the Lease and to the Lien of this Indenture, as the case may be, have been duly filed for recordation pursuant to the Aviation Act or any other law then applicable to the registration of the Aircraft, and no further action, filing or recording of any document is necessary or advisable in order to establish and perfect the title of the Owner Trustee to and the Lien of this Indenture on such replacement airframe or Replacement Engine and the Indenture Trustee would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to such replacement airframe or Replacement Engine, provided, that such opinion need not be to the effect specified in the foregoing clause to the extent that the benefits of such Section 1110 would not have been, by reason of a change in law or governmental interpretation thereof after the date hereof, available to the Indenture Trustee with respect to the Aircraft immediately prior to such substitution had such Event of Loss not occurred.

         SECTION 9.09. Indenture and Security Agreement Supplement for Replacements. In the event of the substitution of a replacement airframe or a Replacement Engine as contemplated by Section 10.03 or Article 11 of the Lease, the Owner Trustee and the Indenture Trustee agree for the benefit of the Holders and the Lessee, subject to fulfillment of the conditions precedent and compliance by the Lessee with its obligations set forth in Section 10.03 or Article 11 of the Lease, to execute and deliver an Indenture and Security Agreement Supplement as contemplated by Section 9.08(3) hereof and, provided no Event of Default shall have occurred and be continuing, execute and deliver to the Lessee an appropriate instrument releasing the Airframe or Engine being replaced from the Lien of this Indenture.

         SECTION 9.10. Effect of Replacement. In the event of the substitution of a replacement airframe or a Replacement Engine as contemplated by Section 10.01 or Article 11 of the Lease and Section 9.08 hereof, all provisions of this Indenture relating to the Airframe or Engine or Engines being replaced shall be applicable to such replacement airframe or Replacement Engine or Engines with the same force and effect as if such replacement airframe or Replacement Engine or Engines were the same Airframe or engine or engines, as the case may be, as the Airframe or Engine or Engines being replaced but for the Event of Loss with respect to the Airframe or Engine or Engines being replaced.

         SECTION 9.11. Compensation. The Owner Trustee covenants and agrees to pay, and the Indenture Trustee shall be entitled to receive, reasonable compensation and payment or reimbursement for its reasonable advances, expenses and disbursements (including the reasonable compensation and expenses and disbursements of its counsel, agents and other persons not regularly in its employ) in connection with its services rendered hereunder or in any way relating to or arising out of the administration of the Trust Indenture Estate and shall have a priority claim on the Trust Indenture Estate for the payment of such compensation, advances, expenses and disbursements to the extent that such compensation, advances, expenses and disbursements shall not be paid by the Lessee, and shall have the right to use or apply any moneys held by it hereunder in the Trust Indenture Estate toward such payments; provided that, so long as the Lease is in effect, the Indenture Trustee shall not make any claim for payment under this Section 9.11 against the Owner Trustee without first making demand on the Lessee for payment of such claim. The Indenture Trustee agrees that it shall have no right against any Holder, FSBU or the Owner Participant for any fee as compensation for its services as trustee under this Indenture.


                                   ARTICLE X

                            CONCERNING THE HOLDERS

         SECTION 10.01. Evidence of Action Taken by Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, if expressly required herein, to the Owner Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections
9.02 and 9.03 hereof) conclusive in favor of the Indenture Trustee and the Owner Trustee, if made in the manner provided in this Article.

         (b) For the purpose of determining the Holders entitled to vote or consent to any direction, waiver or other action of such Holders under Section
7.10 or 7.11 hereof, the Lessee may set a record date for such vote or consent by specifying such record date in an Officer's Certificate delivered to the Indenture Trustee. Such record date shall be a date not more than 15 days prior to the first solicitation of such vote or consent.

         SECTION 10.02. Proof of Execution of Instruments and of Holding of Certificates. Subject to Sections 9.02 and 9.03 hereof, the execution of any instrument by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Indenture Trustee. The holding of Certificates shall be proved by the Register or by a certificate of the Registrar.

         SECTION 10.03. Holders to Be Treated as Owners. Prior to due presentment for registration of transfer of any Certificate, the Owner Trustee, the Indenture Trustee, any agent of the Owner Trustee or the Indenture Trustee, the Paying Agent, if any, the Registrar and the Lessee may deem and treat the Person in whose name such Certificate shall be registered upon the Register as the absolute owner of such Certificate (whether or not such Certificate shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Certificate and for all other purposes; and neither the Owner Trustee nor the Indenture Trustee (nor any agent of the Owner Trustee or the Indenture Trustee) nor the Paying Agent, if any, nor the Registrar nor the Lessee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Certificate.

         SECTION 10.04. Certificates Owned by Owner Trustee and the Lessee Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Certificates have concurred in any direction, consent or waiver under this Indenture, Certificates which are owned by the Owner Trustee, the Owner Participant, FSBU, the Lessee or by any Affiliate thereof shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided that for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such direction, consent or waiver, only if a Responsible Officer of the Indenture Trustee has actual knowledge that certain Certificates are so owned by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Owner Trustee, the Owner Participant, FSBU shall such Certificates be so disregarded; and provided further that if all Certificates which would be deemed Outstanding in the absence of the foregoing provision are owned by the Owner Trustee, FSBU or the Owner Participant or by any Affiliate thereof, then such Certificates shall be deemed Outstanding for
the purpose of any such determination.   Certificates so owned which have been
pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Owner Trustee, the Owner Participant, FSBU or the Lessee or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Owner Trustee, the Owner Participant, FSBU or the Lessee. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Indenture Trustee in accordance with such advice, unless the Lessee, the Owner Trustee, FSBU, or the Owner Participant are actually named in the Register. Upon request of the Indenture Trustee, the Owner Trustee, the
Owner Participant, FSBU and the Lessee shall furnish to the Indenture
Trustee promptly an Officers' Certificate listing and identifying all Certificates, if any, known by the Owner Trustee, the Owner Participant, FSBU or the Lessee to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 9.02 and 9.03 hereof, the Indenture Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts set forth therein and of the fact that all Certificates not listed therein are outstanding for the purpose of any such determination.

         SECTION 10.05. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Indenture Trustee, as provided in Section 10.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Certificates specified in this Indenture in connection with such action, any Holder of a Certificate, the serial number of which is shown by the evidence to be included among the serial numbers of the Certificates the Holders of which have consented to such action, may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Certificate. Except as aforesaid, any such action taken by the Holder shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Certificate and of any Certificates issued in exchange or substitution therefor, irrespective of whether or not any notation in regard
thereto is made upon any such Certificate or otherwise.   Any action taken by
the Holders of the percentage in aggregate principal amount of the Certificates specified in this Indenture in connection with such action shall be conclusively binding upon the Owner Trustee, the Indenture Trustee and the Holders of all the Certificates.

         Section 10.06. ERISA Plan Prohibition. No employee benefit plan subject to Title I of ERISA, or individual retirement account or plan subject to Section 4975 of the Code, or any trust established under any such plan or account (hereinafter collectively referred to as an "ERISA Plan"), may acquire or hold any of the Certificates (or participation interest therein). The purchase by any Person of any Certificate (or participation interest therein) constitutes a representation by such Person to the Owner Trustee, the Lessee, the Owner Participant and the Indenture Trustee that such Person is not an ERISA Plan and that such Person is not acquiring, and has not acquired, such Certificate (or participation interest therein) with assets of an ERISA Plan. Any transfer of a Certificate not permitted by this paragraph shall be void, and the transferor shall retain all the benefits of such Certificate under the Indenture, and the transferee shall not be entitled to any benefits under the Indenture.


                                  ARTICLE XI

                         INDEMNIFICATION OF INDENTURE
                           TRUSTEE BY OWNER TRUSTEE

         The Owner Trustee, not individually but solely in its capacity as Owner Trustee under the Trust Agreement, hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Indenture Trustee, in its individual capacity, and its successors, assigns, agents and servants solely from the Lessor's Estate, with respect to the claims of the Indenture Trustee for payment or reimbursement under Section 9.11 hereof and from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Indenture Trustee on or measured by any compensation received by the Indenture Trustee for its services under this Indenture), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Indenture Trustee (whether or not also agreed to be indemnified against by any other person under any other document) in any way relating to or arising out of this Indenture, or any other Indenture Documents or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft or any Engine (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Indenture Estate or the action or inaction of the Indenture Trustee hereunder, except only (a) in the case of willful misconduct or gross negligence of the Indenture Trustee in the performance of its duties hereunder, (b) as may result from the inaccuracy of any representation or warranty of the Indenture Trustee in the Participation Agreement, (c) as otherwise provided in Section 9.02(c) hereof or (d) as otherwise excluded by the terms of Article 8 or Article 9 of the Participation Agreement from the Lessee's general indemnity or general tax indemnity to the Indenture Trustee under said Section; provided that so long as the Lease is in effect, the Indenture Trustee shall not make any claim under this Article XI for any claim or expense indemnified by the Lessee under the Participation Agreement without first making demand on the Lessee for payment of such claim or expense. The Indenture Trustee shall be entitled to indemnification, from the Trust Indenture Estate, for any liability, obligation, loss, damage, penalty, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Article XI to the extent not reimbursed by the Lessee or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same the Indenture Trustee shall have a prior Lien on the Trust Indenture Estate. The indemnities contained in this
Article XI shall survive the termination of this Indenture and the resignation
or removal of the Indenture Trustee.   Upon payment in full by the Owner
Trustee of any indemnity pursuant to this Article XI, the Owner Trustee shall, so long as no Indenture Event of Default shall have occurred and be continuing, be subrogated to the rights of the Indenture Trustee, if any, in respect of the matter as to which the indemnity was paid.


                                  ARTICLE XII

                              SUCCESSOR TRUSTEES

         SECTION 12.01. Notice of Successor Owner Trustee. In the case of any appointment of a successor to the Owner Trustee pursuant to the Trust Agreement or any merger, conversion, consolidation or sale of substantially all of the corporate trust business of the Owner Trustee pursuant to the Trust Agreement, the successor Owner Trustee shall give prompt written notice thereof to the Indenture Trustee.


         SECTION 12.02. Resignation and Removal of Indenture Trustee; Appointment of Successor. (a) The Indenture Trustee or any successor thereto may resign at any time without cause by giving at least 30 days' prior written notice to the Owner Trustee, the Owner Participant, the Lessee and each Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In addition, the Majority in Interest of the Certificate Holders or the Owner Trustee, with the consent of the Lessee and the Majority in Interest of the Certificate Holders may at any time remove the Indenture Trustee without cause by an instrument in writing delivered to the Lessee, the Owner Trustee, the Owner Participant, and the Indenture Trustee, and the Indenture Trustee shall promptly notify each Holder thereof of such action in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In the case of the resignation or removal of the Indenture Trustee, the Majority in Interest of the Certificate Holders, or the Owner Trustee, with the consent of the Lessee and the Majority in Interest of the Certificate Holders, may appoint a successor Indenture Trustee by an instrument signed by such Holders. If a successor Indenture Trustee shall not have been appointed within 30 days after such notice of resignation or removal, the Indenture Trustee, the Owner Trustee, the Lessee, the Owner Participant, or any Holder may apply to any court of competent jurisdiction to appoint a successor Indenture Trustee to act until such time, if any, as a successor shall have been appointed as provided above. The successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed as provided above.

         (b) In case at any time any of the following shall occur:

         (i) the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 12.03 hereof and shall fail to resign after written request therefor by the Owner Trustee or by any such Holder; or

         (ii)the Indenture Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then the Owner Trustee may remove the Indenture Trustee and, with the consent of the Lessee, appoint a successor trustee by written instrument, in duplicate, executed by a Responsible Officer of the Owner Trustee, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section
7.13 hereof, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Indenture Trustee and appoint a successor trustee, which removal and appointment shall become effective upon acceptance of appointment by the successor trustee as provided in Section 12.04 hereof. The successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed as provided above within one year from the date of appointment by such court.

         SECTION 12.03. Persons Eligible for Appointment as Indenture Trustee. There shall at all times be an Indenture Trustee hereunder which shall be (i)(x) a bank or trust company organized and doing business under the laws of the United States of America or any state or the District of Columbia having a combined capital and surplus of at least $100,000,000 or (y) a bank or trust company whose obligations hereunder are fully guaranteed by a direct or indirect parent thereof having a combined capital and surplus of at least $100,000,000 and (ii) a Citizen of the United States authorized under applicable law to exercise corporate trust powers and subject to supervision of examination by Federal, state or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 12.02 hereof.

         SECTION 12.04. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 12.02 hereof shall execute and deliver to the Owner Trustee, the Lessee, and to its predecessor trustee an instrument accepting such appointment hereunder, in form and substance reasonably satisfactory to the Owner Trustee, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Owner Trustee or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 14.04 hereof, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Owner Trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Article XI hereof.

         No successor trustee shall accept appointment as provided in this
Section 12.04 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 12.03 hereof.

         Upon acceptance of appointment by a successor trustee as provided in this Section 12.04, the successor trustee shall mail notice thereof by first-class mail to the Holders at their last addresses as they shall appear in the Register, and shall mail a copy of such notice to the Lessee and the Owner Trustee. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 12.02 hereof.

         SECTION 12.05. Merger, Conversion, Consolidation or Succession to Business of Indenture Trustee. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Indenture Trustee, shall be the successor to the Indenture Trustee hereunder, provided that, anything herein to the contrary notwithstanding, such corporation shall be eligible under the provisions of Section 12.03 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         In case at the time such successor to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Certificates shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver such Certificates so authenticated; and, in case at that time any of the Certificates shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Certificates either in the name of any predecessor hereunder or in the name of the successor Indenture Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Certificates or in this Indenture provided that the certificate of the Indenture Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Indenture Trustee or to authenticate Certificates in the name of any predecessor Indenture Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         SECTION 12.06. Appointment of Separate Trustees. (a) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Indenture Estate may at the time be located or in which any action of the Indenture Trustee may be required to be performed or taken, the Indenture Trustee, by an instrument in writing signed by it, may appoint one or more individuals or corporations to act as a separate trustee or separate trustees or co-trustee, acting jointly with the Indenture Trustee, of all or any part of the Trust Indenture Estate, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Indenture Trustee to act.

         (b) The Indenture Trustee and, at the request of the Indenture Trustee, the Owner Trustee, shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully confirming such title, rights or duties to such separate trustee or separate trustees or co-trustee. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees or co-trustee, it, he or they shall be vested with such title to the Trust Indenture Estate or any part thereof, and with such rights, powers, duties and obligations, as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Indenture Trustee, or the Indenture Trustee and such separate trustee or separate trustees or co-trustee jointly with the Indenture Trustee subject to all the terms of this Indenture, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee, as the case may be. Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Indenture Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name. In case any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Indenture Estate and all assets, property, rights, powers, duties and obligations and duties of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Indenture Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.

         (c) All provisions of this Indenture which are for the benefit of the Indenture Trustee (including without limitation Article XI hereof) shall extend to and apply to each separate trustee or co-trustee appointed pursuant to the foregoing provisions of this Section 12.06.

         (d) Every additional trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed and act and the Indenture Trustee shall act, subject to the following provisions and conditions:

         (i) all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody, investment and payment of moneys shall be exercised solely by the Indenture Trustee;

         (ii)all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed and exercised or performed by the Indenture Trustee and such additional trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Indenture Estate in any such jurisdiction) shall be exercised and performed by such additional trustee or trustees or separate trustee or trustees;

         (iii)no power hereby given to, or exercisable by, any such additional trustee or separate trustee shall be exercised hereunder by such additional trustee or separate trustee except jointly with, or with the consent of, the Indenture Trustee; and

         (iv)no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.


If at any time the Indenture Trustee shall deem it no longer necessary or prudent in order to conform to any such law, the Indenture Trustee shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional trustee or separate trustee.

         (e) Any request, approval or consent in writing by the Indenture Trustee to any additional trustee or separate trustee shall be sufficient warrant to such additional trustee or separate trustee, as the case may be, to take such action as may be so requested, approved or consented to.

         (f) Notwithstanding any other provision of this Section 12.06, the powers of any additional trustee or separate trustee shall not exceed those of the Indenture Trustee hereunder.

                                 ARTICLE XIII

                      SUPPLEMENTS AND AMENDMENTS TO THIS
                      TRUST INDENTURE AND OTHER DOCUMENTS

         SECTION 13.01. Supplemental Indentures Without Consent of Holders. The Owner Trustee (when authorized by the Owner Participant) and the Indenture Trustee, without consent of the Holders, may enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

         (a) to convey, transfer, assign, mortgage or pledge any property or assets to the Indenture Trustee as security for the Certificates;

         (b) to evidence the succession of another corporation to the Owner Trustee or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Owner Trustee herein and in the Certificates;

         (c) to add to the covenants of the Owner Trustee such further covenants, restrictions, conditions or provisions as it and the Indenture Trustee shall consider to be for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Indenture Event of Default permitting the enforcement of all or any of the several remedies provided herein; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Indenture Event of Default or may limit the remedies available to the Indenture Trustee upon such an Indenture Event of Default or may limit the right of not less than the Majority in Interest of Certificate Holders to waive such an Indenture Event of Default;

         (d) to surrender any right or power conferred herein upon the Owner Trustee or the Owner Participant;

         (e) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Owner Trustee may deem necessary or desirable and which shall not adversely affect the interests of the Holders;

         (f) to correct or amplify the description of any property at any time subject to the Lien of this Indenture or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of this Indenture or to subject replacement airframe or Replacement Engines to the Lien of this Indenture in accordance with the provisions hereof or with the Lease or to release from the Lien of this Indenture property that has been substituted on or removed from the Aircraft as contemplated in Section 3.07 hereof; provided that supplements to this Indenture entered into for the purpose of subjecting replacement airframe or Replacement Engines to the Lien of this Indenture need only be executed by the Owner Trustee and the Indenture Trustee;

         (g) to provide for the issuance under this Indenture of Certificates in coupon form (including Certificates registrable as to principal only) and to provide for exchangeability of such Certificates with Certificates issued hereunder in fully registered form, and to make all appropriate changes for such purpose;

         (h)  to effect the re-registration of the Aircraft pursuant to
   Section 6.03(b) of the Participation Agreement; and

         (i) to add, eliminate or change any provision hereunder so long as such action shall not adversely affect the interests of the Holders.

         The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be contained therein and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Indenture Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture may be executed without the consent of the Holders of Outstanding Certificates, notwithstanding any of the provisions of
Section 13.02 hereof.

         SECTION 13.02. Supplemental Indentures With Consent of Holders. With the consent (evidenced as provided in Article X) of the Majority in Interest of Certificate Holders, the Owner Trustee (when authorized by the Owner Participant) and the Indenture Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder, no such amendment of or supplement to this Indenture or any indenture supplemental hereto, or modification of the terms of, or consent under, any thereof, shall (a) modify any of the provisions of Section 7.11 hereof or this
Section 13.02, (b) reduce the amount or extend the time of payment of any amount owing or payable under any Certificate or reduce the interest payable on any Certificate (except that only the consent of the Holder shall be required for any decrease in any amounts of or the rate of interest payable on such Certificate or any extension for the time of payment of any amount payable under such Certificate), or alter or modify the provisions of Article V hereof with respect to the order of priorities in which distributions thereunder shall be made as between the Holder and the Owner Trustee or the Owner Participant or with respect to the amount or time of payment of any such distribution, or alter or modify the circumstances under which a Make-Whole Premium shall be payable, or alter the currency in which any amount payable under any Certificate is to be paid, or impair the right of any Holder to commence legal proceedings to enforce a right to receive payment hereunder, (c) reduce, modify or amend any indemnities in favor of any Holder or in favor of or to be paid by the Owner Participant (except as consented to by each Person adversely affected thereby), or (d) create or permit the creation of any Lien on the Trust Indenture Estate or any part thereof prior to or pari passu with the Lien of this Indenture, except as expressly permitted herein, or deprive any Holder of the benefit of the Lien of this Indenture on the Trust Indenture Estate, except as provided in Section 7.02 hereof or in connection with the exercise of remedies under Article VII. This Section 13.02 shall not apply to any indenture or indentures supplemental hereto permitted by, and complying with the terms of, Section 13.06 hereof.

         Upon the request of the Owner Trustee (at the direction of the Owner Participant) and upon the filing with the Indenture Trustee of evidence of the consent of Holders and other documents, if any, required by Section 10.01, the Indenture Trustee shall join with the Owner Trustee and the Lessee in the execution of such supplemental indenture unless such supplemental indenture affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Indenture Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Promptly after the execution by the Owner Trustee, the Indenture Trustee and the Lessee of any supplemental indenture pursuant to the provisions of this Section, the Indenture Trustee shall mail a notice thereof by first-class mail to the Holders at their addresses as they shall appear on the registry books of the Registrar, setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 13.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Indenture Trustee, the Owner Trustee, the Lessee and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 13.04. Documents to Be Given to Indenture Trustee. The Indenture Trustee, subject to the provisions of Sections 9.02 and 9.03, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.

         SECTION 13.05. Notation on Certificates in Respect of Supplemental Indentures. Certificates authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Indenture Trustee as to any matter provided for by such supplemental indenture. If the Owner Trustee or the Indenture Trustee shall so determine, new Certificates so modified as to conform, in the opinion of the Owner Trustee and the Indenture Trustee, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Owner Trustee, authenticated by the Indenture Trustee and delivered in exchange for the Outstanding Certificates.

         SECTION 13.06. No Request Necessary for Lease Supplement or Indenture and Security Agreement Supplement. Notwithstanding anything contained in Section 13.02 hereof, no written request or consent of the Indenture Trustee, any Holder or the Owner Participant pursuant to Section
13.02 hereof shall be required to enable the Owner Trustee to enter into any supplement to the Lease with the Lessee in accordance with the terms and conditions of the Lease to subject a replacement airframe or Replacement Engine thereto or to execute and deliver an Indenture and Security Agreement Supplement pursuant to the terms hereof.


                                  ARTICLE XIV

                   SATISFACTION AND DISCHARGE OF INDENTURE;
                               UNCLAIMED MONEYS

         SECTION 14.01. Satisfaction and Discharge of Indenture; Termination of Indenture. If at any time after (a) the Owner Trustee shall have paid or caused to be paid the principal of and interest on all the Certificates outstanding hereunder, as and when the same shall have become due and payable, or (b) the Owner Trustee shall have delivered to the Indenture Trustee for cancellation all Certificates theretofore authenticated (other than any Certificates which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07 hereof) or (c) (i) all such Certificates not theretofore delivered to the Indenture Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for prepayment within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of prepayment by the Indenture Trustee in the name and at the expense of the Owner Trustee, and (ii) the Owner Trustee shall have irrevocably deposited or caused to be deposited with the Indenture Trustee as trust funds the entire amount in cash (other than moneys repaid by the Indenture Trustee or any paying agent to the Owner Trustee in accordance with
Section 14.04 hereof) or Government obligations maturing as to principal and interest in such amounts and at such times as will insure the availability of cash sufficient to pay at maturity all such Certificates not theretofore delivered to the Indenture Trustee for cancellation, including principal and interest due or to become due to such date of maturity as the case may be, and if, in any such case, the Owner Trustee shall also pay or cause to be paid all other sums then payable hereunder by the Owner Trustee, then this Indenture shall cease to be of further effect (except in the case of (c) above as to (A) rights of registration of transfer and exchange, and the Owner Trustee's right of optional prepayment pursuant to Section 6.02(a)(ii) hereof, (B) substitution of mutilated, defaced, destroyed, lost or stolen Certificates,
(C) rights of Holders to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), (D) the rights, obligations, indemnities and immunities of the Indenture Trustee hereunder and (E) the rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them), and the Indenture Trustee, on demand of the Owner Trustee accompanied by an Officer's Certificate and an Opinion of Counsel (covering such matters reasonably requested by, and in form and substance reasonably satisfactory to, the Indenture Trustee) and at the cost and expense of the Owner Trustee, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture. The Owner Trustee agrees to reimburse and indemnify the Indenture Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Indenture Trustee for any services thereafter reasonably and properly rendered by the Indenture Trustee in connection with this Indenture or the Certificates.

         Upon (or at any time after) payment in full to the Indenture Trustee, as trust funds, of the principal of and interest on and Make-Whole Premium, if any, and all other amounts due hereunder and under all Certificates and provided that there shall then be no other amounts due to the Indenture Trustee hereunder or under the Participation Agreement or otherwise secured hereby, the Owner Trustee shall direct the Indenture Trustee to execute and deliver to or as directed in writing by the Owner Trustee an appropriate instrument releasing the Aircraft from the Lien of this Indenture and releasing the Indenture Documents from the assignment thereof hereunder, and the Indenture Trustee shall execute and deliver such instrument as aforesaid and, at the Owner Trustee's expense, will execute and deliver such other instruments or documents as may be reasonably requested by the Owner Trustee to give effect to such release; provided, however, that this Indenture and the trusts created hereby shall terminate earlier and this Indenture shall be of no further force or effect upon any sale or other final disposition by the Indenture Trustee of all property forming a part of the Trust Indenture Estate and the final distribution by the Indenture Trustee of all moneys or other property or proceeds constituting part of the Trust Indenture Estate in accordance with the terms hereof. Except as aforesaid otherwise provided, this Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

         SECTION 14.02. Application by Indenture Trustee of Funds Deposited for Payment of Certificates. Subject to Section 14.04 hereof, all moneys deposited with the Indenture Trustee pursuant to Section 14.01 hereof shall be held in trust and applied by it to the prompt payment, either directly or through any Paying Agent, to the Holders of the particular Certificates for the payment or prepayment of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal, interest and Make-Whole Premium, if any, but such money need not be segregated from other funds except to the extent required by law.

         SECTION 14.03.  Repayment of Moneys Held by Paying Agent.   Upon the
satisfaction and discharge of this Indenture all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Owner Trustee, be repaid to it or paid to the Indenture Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

         SECTION 14.04. Transfer of Moneys Held by Indenture Trustee and Paying Agent Unclaimed for Two Years and Eleven Months. Any moneys deposited with or paid to the Indenture Trustee or any Paying Agent for the payment of the principal of or interest or Make-Whole Premium on any Certificate and not applied but remaining unclaimed for two years and eleven months after the date upon which such principal, interest or Make-Whole Premium shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be paid to the Owner Trustee (or, if the Trust Agreement shall no longer be in effect, to the Owner Participant) by the Indenture Trustee or such Paying Agent and the Holder of such Certificate, as a general unsecured creditor, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Owner Trustee (or the Owner Participant) for any payment which such Holder may be entitled to collect, and all liability of the Indenture Trustee, or any Paying Agent with respect to such moneys shall thereupon cease.


                                  ARTICLE XV

                                 MISCELLANEOUS

         SECTION 15.01. Capacity in Which Acting. Each of FSBU (or its permitted successors or assigns) and the Indenture Trustee acts hereunder not in its individual capacity but solely as trustee except as expressly provided herein and in the other Operative Documents, and, in the case of FSBU (or its permitted successors or assigns), in the Trust Agreement.

         SECTION 15.02. No Legal Title to Trust Indenture Estate in Holders. No Holder shall have legal title to any part of the Trust Indenture Estate. No transfer, by operation of law or otherwise, of any Certificate or other right, title and interest of any Holder in and to the Trust Indenture Estate or hereunder shall operate to terminate this Indenture or entitle such Holder or any successor or transferee of such Holder to an accounting or to the transfer to it of legal title to any part of the Trust Indenture Estate.

         SECTION 15.03. Sale of Trust Indenture Estate by Indenture Trustee is Binding. Any sale or other conveyance of all or any part of the Trust Indenture Estate by the Indenture Trustee made pursuant to the terms of this Indenture or of the Lease shall bind the Lessee, the Owner Trustee, the Holders and the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Indenture Trustee, the Owner Trustee, the Owner Participant and such Holders therein and thereto. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Indenture Trustee.

         SECTION 15.04.  Indenture for Benefit of Owner Trustee, Indenture
Trustee, Owner Participant and Holders.   Nothing in this Indenture, whether
express or implied, shall be construed to give to any person other than FSBU, the Owner Trustee, the Lessee, the Indenture Trustee, as trustee and in its individual capacity, the Owner Participant, and the Holders any legal or equitable right, remedy or claim under or in respect of this Indenture. Upon termination of this Indenture pursuant to Article XIV hereof, the Indenture Trustee in connection with the satisfaction of the Indenture shall return to the Owner Trustee all property (and related documents and instruments) constituting or evidencing the Trust Indenture Estate.

         SECTION 15.05. No Action Contrary to the Lessee's Rights Under the Lease. Notwithstanding any of the provisions of this Indenture or the Trust Agreement to the contrary, so long as no Event of Default shall have occurred and be continuing, neither the Indenture Trustee nor the Owner Trustee will take any affirmative acts that interfere with the peaceful and quiet possession and enjoyment of the Aircraft by the Lessee.

         SECTION 15.06. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Indenture to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telex or telecopy, and (a) if to the Owner Trustee, addressed to it at its office at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department (facsimile:
(801) 246-5053) (with a copy to the Owner Participant at the address provided for notice pursuant to Section 14.01 of the Participation Agreement), (b) if personally delivered to the Indenture Trustee, addressed to it at its office at 600 Peachtree Street, N.E., Suite 900, Atlanta, Georgia 30308 (facsimile:
(404) 607-6534), Attention: Corporate Trust Lease Administration or (c) if to the Owner Participant or the Lessee, addressed to such party at such address as such party shall have furnished by notice to the Owner Trustee and the Indenture Trustee, or, until an address is so furnished, addressed to the address of such party if any, set forth in Section 14.01 of the Participation Agreement. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Indenture.

         Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Owner Trustee and Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         SECTION 15.07. Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Lessee or the Owner Trustee to the Indenture Trustee to take any action under any of the provisions of this Indenture, the Lessee or the Owner Trustee, as the case may be, shall furnish to the Indenture Trustee upon request (a) an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and that the proposed action is in conformity with the requirements of this Indenture, and (b) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

         Any certificate, statement or opinion of an officer of FSBU may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters information with respect to which is in the possession of the Lessee or FSBU, upon the certificate, statement or opinion of or representations by an officer or officers of the Lessee or FSBU, as the case may be, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate, statement or opinion of an officer of the Lessee or FSBU or of counsel thereto may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants employed by the Lessee or the Owner Trustee, as the case may be, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate or opinion of any independent firm of public accountants filed with the Indenture Trustee shall contain a statement that such firm is independent.

         SECTION 15.08. Severability. Any provision of this Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 15.09. No Oral Modifications or Continuing Waivers. No terms or provisions of this Indenture or the Certificates may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof or of any Certificate shall be effective only in the specific instance and for the specific purpose given.

         SECTION 15.10. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Holder shall bind the successors and assigns of such Holder. This Indenture and the Trust Indenture Estate shall not be affected by any amendment or supplement to the Trust Agreement or by any other action taken under or in respect of the Trust Agreement, except that each reference in this Indenture to the Trust Agreement shall mean the Trust Agreement as amended and supplemented from time to time to the extent permitted hereby and thereby.

         SECTION 15.11. Headings. The headings of the various Articles and Sections herein and in the table of contents hereto are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 15.12. Normal Commercial Relations. Anything contained in this Indenture to the contrary notwithstanding, the Owner Participant, the Indenture Trustee and any Holder, or any bank or other affiliate of any such party, may conduct any banking or other financial transactions, and have banking or other commercial relationships, with the Lessee fully to the same extent as if this Indenture were not in effect, including without limitation the making of loans or other extensions of credit to the Lessee for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

         SECTION 15.13.  Governing Law; Counterparts.   THIS INDENTURE AND
EACH CERTIFICATE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Indenture may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed this ____ day of August, 1995 by their respective officers thereunto duly authorized and acknowledge that this Indenture has been made and delivered in the City of New York, and this Indenture shall be effective only upon such execution and delivery.



                                   FIRST SECURITY BANK OF UTAH,
                                   NATIONAL ASSOCIATION,
                                   not in its individual capacity,
                                   but solely as Owner Trustee,


                                   By_________________________________
                                       Name:
                                       Title:



                                   NATIONSBANK OF GEORGIA,
                                   NATIONAL ASSOCIATION,
                                   not in its individual capacity,
                                   but solely as Indenture Trustee,


                                   By_________________________________
                                       Name:
                                       Title:


                                                                     Exhibit A
                                                                            to
                                        Trust Indenture and Security Agreement


                  Indenture and Security Agreement Supplement


         Indenture and Security Agreement Supplement (Federal Express Corporation Trust No. N659FE) dated ________, ____, of FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as owner trustee (herein called the "Owner Trustee") under the Trust Agreement dated as of June 1, 1995 as amended and restated as of August 1, 1995 (as at any time amended, herein called the "Trust Agreement") between First Security Bank of Utah, National Association and the Owner Participant named therein.


                             W I T N E S S E T H :


         WHEREAS, the Trust Agreement provides for the execution and delivery of this Indenture and Security Agreement Supplement which shall particularly describe the Aircraft and any replacement airframe or Replacement Engine included in the property covered by the Trust Agreement.

         WHEREAS, the Trust Indenture, Mortgage and Security Agreement (Federal Express Corporation Trust No. N659FE) dated as of July 1, 1995 (herein called the "Original Indenture") between the Owner Trustee and NationsBank of Georgia, National Association, as Indenture Trustee (herein called the "Indenture Trustee"), provides for the execution and delivery of a supplement thereto substantially in the form hereof which shall particularly describe the Aircraft (such term and other defined terms in the Indenture being used herein with the same meanings) and any replacement airframe or Replacement Engine included in the Trust Indenture Estate, and shall specifically mortgage such Aircraft, replacement airframe or Replacement Engine, as the case may be, to the Indenture Trustee.

         WHEREAS, the Original Indenture dated as of July 1, 1995 which together with the Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N659FE) dated July 31, 1995 (the Original Indenture being attached to and made a part of such Indenture and Security Agreement Supplement and filed therewith) have been duly recorded pursuant to Subtitle VII of Title 49 of the United States Code on August 3, 1995 as one document and have been assigned Conveyance No. 2A267311.

         WHEREAS, the Original Indenture, as amended and restated as of August 1, 1995 (herein called the "Indenture"), was duly recorded pursuant to Subtitle VII of Title 49 of the United States Code on ______________ and assigned Conveyance No. ________;

         NOW, THEREFORE, this Supplement witnesseth, that, to secure the prompt payment of the principal of and Make-Whole Premium, if any, and interest on, and all other amounts due with respect to, all Outstanding Certificates under the Indenture and all other amounts due hereunder and the performance and observance by the Owner Trustee of all the agreements, covenants and provisions for the benefit of the Holders contained in the Indenture, in the Lease, in the Participation Agreement and the Certificates, and the prompt payment of any and all amounts from time to time owing under the Participation Agreement by the Owner Trustee, the Owner Participant or the Lessee to the Holders and for the uses and purposes and subject to the terms and provisions of the Indenture and the Certificates, and in consideration of the premises and of the covenants contained in the Indenture, and of the purchase of the Certificates by the Holders, and of the sum of $1 paid to the Owner Trustee by the Indenture Trustee at or before the delivery of the Indenture, the receipt of which is hereby acknowledged, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged, granted a security interest in, and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge, grant a security interest in, and confirm, unto the Indenture Trustee, its successors and assigns, in trust for the equal and ratable security and benefit of the Holders, in the trust created by the Indenture, and subject to all of the terms, conditions, provisions and limitations set forth in the Indenture, a first priority security interest in and mortgage lien on all estate, right, title and interest of the Owner Trustee in, to and under the following described property:


                                   Airframe

                    One (1) Airframe identified as follows:

                                 FAA               Manufacturer's
                                 Registration      Serial
Manufacturer         Model       Number            Number




together with all appliances, equipment, instruments and accessories (including, without limitation, radio and radar) from time to time belonging thereto, owned by the Owner Trustee and installed in or appurtenant to said aircraft.


                               AIRCRAFT ENGINES

Two (2) aircraft engines, each such engine having 750 or more rated takeoff horsepower or the equivalent thereof, identified as follows:

                                                         Manufacturer's
                                                         Serial
Manufacturer                     Model                   Number




together with all equipment and accessories belonging thereto, by whomsoever manufactured, owned by the Owner Trustee and installed in or appurtenant to said aircraft engines.

         Together with all substitutions, replacements and renewals of the property described above, and all property which shall hereafter become physically attached to or incorporated in the property described above, whether the same are now owned by the Owner Trustee or shall hereafter be acquired by it.

         As further security for the obligations referred to above and secured by the Indenture and hereby, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee, its successors and assigns, for the security and benefit of the Holders, in the trust created by the Indenture, and subject to all of the terms, conditions. provisions and limitations set forth in the Indenture, all of the estate, right, title and interest of the Owner Trustee in, to and under the Lease Supplement (other than Excepted Payments, if any) covering the property described above.

         TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, for the benefit and security of the Holders for the uses and purposes and subject to the terms and provisions set forth in the Indenture.

         This Supplement shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

         This Supplement is being delivered in the State of New York.


         AND, FURTHER, the Owner Trustee hereby acknowledges that the Aircraft/Engines referred to in this Supplement and the aforesaid Lease Supplement has been delivered to the Owner Trustee and is included in the property of the Owner Trustee and covered by all the terms and conditions of the Trust Agreement, subject to the Lien of the Indenture.



         IN WITNESS WHEREOF, the Owner Trustee has caused this Supplement to be duly executed as of the date first written above by one of its officers thereunto duly authorized.




                                   FIRST SECURITY BANK OF UTAH,
                                   NATIONAL ASSOCIATION,
                                   not in its individual capacity,
                                   but solely as Owner Trustee,


                                   By_________________________________
                                       Name:
                                       Title:





                                                                     Exhibit B
                                                                            to
                                        Trust Indenture and Security Agreement


                             [Form of Certificate]


                THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER
                THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY
         NOT BE SOLD OR OFFERED FOR SALE IN CONTRAVENTION OF SAID ACT


No. ______                                 $_____________


                          EQUIPMENT TRUST CERTIFICATE
                (Federal Express Corporation Trust No. N659FE)

               FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION
                 not in its individual capacity but solely as
                      OWNER TRUSTEE UNDER TRUST AGREEMENT
                (Federal Express Corporation Trust No. N659FE)
                           dated as of June 1, 1995
                 as amended and restated as of August 1, 1995


Interest Rate                                                         Maturity




         First Security Bank of Utah, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee (herein in such capacity called the "Owner Trustee") under that certain Trust Agreement (Federal Express Corporation Trust No. N659FE) dated as of June 1, 1995 as amended and restated as of August 1, 1995, between the Owner Participant named therein and First Security Bank of Utah, National Association (herein as such Trust Agreement may be amended or supplemented from time to time called the "Trust Agreement"), hereby promises to pay to NationsBank, National Association (Carolinas), as Pass Through Trustee, or its registered assigns, the principal sum of ________________ _______________ Dollars, payable as set forth below for the Maturity specified above, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the principal outstanding from time to time, semiannually on each January 5 and July 5, on said principal sum in like coin or currency at the rate per annum set forth above from the January 5 or the July 5, as the case may be, next preceding the date of this Certificate to which interest on the Certificates has been paid or duly provided for, unless the date hereof is a date to which interest on the Certificates has been paid or duly provided for, in which case from the date of this Certificate. Notwithstanding the foregoing, if the date hereof is after any December 21 or June 20 and before the following January 5 or July 5, as the case may be, this Certificate shall bear interest from such January 5 or July 5; provided that, if the Owner Trustee shall default in the payment of interest due on such January 5 or July 5, then this Certificate shall bear interest from the next preceding January 5 or July 5 to which interest on this Certificate has been paid or duly provided for. The interest so payable on any January 5 or July 5 will, except as otherwise provided in the Indenture referred to below, be paid to the person in whose name this Certificate is registered at the close of business on the December 21 or June 20 preceding such January 5 or July 5, whether or not such day is a Business Day.

         This Certificate shall bear interest at the Past Due Rate on any principal hereof and on any other amount payable hereunder or under the Indenture which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the date thereof to but excluding the date the same is paid in full, payable from time to time on demand of the Indenture Trustee.

         Principal and interest and other amounts due hereunder shall be payable at the office or agency of NationsBank of Georgia, National Association (the "Indenture Trustee") maintained for such purpose; provided that, at the option of the Indenture Trustee or its Paying Agent, interest may be paid by mailing a check therefor payable to or upon the written order of the registered holder entitled thereto at his last address as it appears on
the Register.   If any amount payable under this Certificate, or under the
Indenture, falls due on a day that is not a Business Day, then such sum shall be payable on the next succeeding Business Day, without (provided that payment is made on such next succeeding Business Day) additional interest thereon for the period of such extension.

         First Security Bank of Utah, National Association and NationsBank of Georgia, National Association are not acting individually hereunder, but solely as Owner Trustee and Indenture Trustee.

         No employee benefit plan subject to Title I of ERISA, or individual retirement account or plan subject to Section 4975 of the Code, or any trust established under any such plan or account (hereinafter collectively referred to as an "ERISA Plan"), may acquire or hold any of the Certificates (or participation interest therein). The purchase by any Person of any Certificate (or participation interest therein) constitutes a representation by such Person to the Owner Trustee, the Lessee, the Owner Participant and the Indenture Trustee that such Person is not an ERISA Plan and that such Person is not acquiring, and has not acquired, such Certificate (or participation interest therein) with assets of an ERISA Plan. Any transfer of a Certificate not permitted by this paragraph shall be void, and the transferor shall retain all the benefits of such Certificate under the Indenture, and the transferee shall not be entitled to any benefits under the Indenture.

         This Certificate is one of a duly authorized issue of Certificates issued and to be issued under the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N659FE) dated as of July 1, 1995 as amended and restated as of August 1, 1995 (herein as amended, supplemented or modified from time to time called the "Indenture") between the Owner Trustee and the Indenture Trustee, designated as Equipment Trust Certificates (Federal Express Corporation Trust No. N659FE) limited in aggregate initial principal amount to $61,290,000 consisting of the following aggregate principal amounts of Certificates with the interest rates per annum and Maturities shown:


                              Initial
                              Aggregate
                              Principal
   Maturity                   Amount               Interest Rate
---------------            ------------            -------------
January 5, 2014             $54,974,000            7.63%
January 5, 2015             $ 6,316,000            8.06%


         Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties conveyed, pledged and assigned thereby, the nature and extent of the security, the respective rights of the Owner Trustee, the Owner Participant, the Lessee, the Indenture Trustee and the Holders, and the terms upon which the Certificates are, and are to be, executed and delivered, to all of which terms and conditions in the Indenture each Holder hereof agrees by its acceptance of this Certificate.

         Capitalized terms not otherwise defined herein shall have the meanings given to them in the Indenture.

         The principal amounts of the Certificates are payable as follows. The Certificates with a Maturity of January 5, 2014 are subject to redemption in part, pro rata (based on the face amount thereof) commencing on July 5, 1996 and the Certificates with a Maturity of January 5, 2015 are subject to redemption in part, pro rata (based on the face amount thereof), commencing on January 5, 2015, in each case through mandatory sinking fund redemptions providing for the redemption on the Sinking Fund Redemption Dates of the aggregate principal amounts set forth below, together with interest accrued thereon to the applicable Sinking Fund Redemption Date, but without Make-Whole Premium.



                               Principal Amount

                                      Certificates            Certificates
                                    with a Maturity         with a Maturity
 Sinking Fund Redemption Date      of January 5, 2014      of January 5, 2015
------------------------------    --------------------    --------------------

January 5, 1996                          $           0              $        0
July 5, 1996                                         0                       0
January 5, 1997                              1,240,454                       0
July 5, 1997                                         0                       0
January 5, 1998                              1,335,101                       0
July 5, 1998                                         0                       0
January 5, 1999                              1,437,284                       0
July 5, 1999                                         0                       0
January 5, 2000                              5,501,541                       0
July 5, 2000                                         0                       0
January 5, 2001                              2,044,396                       0
July 5, 2001                                         0                       0
January 5, 2002                              2,206,570                       0
July 5, 2002                                         0                       0
January 5, 2003                              2,381,609                       0
July 5, 2003                                         0                       0
January 5, 2004                              2,107,891                       0
July 5, 2004                                         0                       0
January 5, 2005                              1,592,236                       0
July 5, 2005                                         0                       0
January 5, 2006                              1,663,647                       0
July 5, 2006                                         0                       0
January 5, 2007                              3,754,078                       0
July 5, 2007                                         0                       0
January 5, 2008                              2,691,537                       0
July 5, 2008                                         0                       0
January 5, 2009                              2,812,210                       0
July 5, 2009                                         0                       0
January 5, 2010                              4,449,260                       0
July 5, 2010                                         0                       0
January 5, 2011                              5,456,643                       0
July 5, 2011                                         0                       0
January 5, 2012                              5,889,498                       0
July 5, 2012                                         0                       0
January 5, 2013                              6,356,690                       0
July 5, 2013                                         0                       0
January 5, 2014                              2,053,355                       0
July 5, 2014                                         0                       0
January 5, 2015                                      0               6,316,000
                                      ----------------    --------------------
Total                                      $54,974,000              $6,316,000


         Except as expressly provided in the Indenture, all payments of principal, Make-Whole Premium, if any, and interest and other amounts to be made to the Holder hereof by or at the behest of the Owner Trustee hereunder or under the Indenture shall be made only from the income and proceeds from the Lessor's Estate to the extent included in the Trust Indenture Estate and only to the extent that the Owner Trustee shall have sufficient income or proceeds from the Lessor's Estate to the extent included in the Trust Indenture Estate to enable the Indenture Trustee to make such distributions in accordance with the terms of the Indenture; provided that under the Lease, the Lessee is obligated to pay or cause to be paid, to the extent such payments are not required to be made from the assets subject to the Lien of this Indenture or the income and proceeds received by the Indenture Trustee therefrom, any net loss arising from the investment of funds held by the Indenture Trustee which but for an Event of Default would be payable to Lessee, and each Holder hereof, by its acceptance of this Certificate, agrees that it will (except as aforesaid) look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to the Holder hereof as provided above and that neither the Owner Participant, the Owner Trustee, First Security Bank of Utah, National Association nor the Indenture Trustee is personally liable to the Holder hereof for any amounts payable or any liability under this Certificate or under the Indenture, except as expressly provided in the Indenture, in the case of First Security Bank of Utah, National Association, the Owner Trustee and the Indenture Trustee.

         The Certificates are subject to prepayment in the following circumstances at the price determined as set forth below.

         (i) If an Event of Loss occurs with respect to the Airframe or with respect to the Airframe and the Engines or engines then installed on the Airframe (unless pursuant to Section 11.03 of the Lease and Section 9.08 of the Indenture replacement equipment is substituted therefor).

         (ii)If the Lessee, pursuant to Section 4.02(a) of the Lease, gives notice of purchase of the Aircraft (and the Lessee shall not have effected an assumption of the Certificates as provided in Section 2.12 of the Indenture).

         (iii)If the Owner Participant or the Owner Trustee on behalf of the Owner Participant gives notice of prepayment to the Indenture Trustee pursuant to Section 8.02 of the Indenture.

         (iv)If the Lessee, pursuant to Section 10.01 of the Lease, gives notice of a voluntary termination for obsolescence or surplus, but subject to Section 6.02(c) of Indenture.

         (v) Pursuant to Section 15.01 of the Participation Agreement in connection with a Refinancing of the Certificates.

         In the case of a prepayment of the Certificates pursuant to clauses
(ii), (iv) and (v) above, the Lessee, in accordance with and subject to the terms (including timing of notice) of Section 4.02(a) or 10.01 of the Lease or
Section 15 of the Participation Agreement, as the case may be, shall give irrevocable (subject to Section 6.02(c) of the Indenture) written notice to the Owner Trustee and the Indenture Trustee and to the Holders of all of the Certificates specifying the Business Day on which the Owner Trustee is directed to prepay the Certificates. In the case of a prepayment pursuant to clause (i) above, the Certificates shall be prepaid on the Loss Payment Date (as defined in Section 11.02 of the Lease). In the case of a prepayment pursuant to clause (iii) above, the Certificates shall be prepaid on the date designated in the notice of prepayment required by Section 8.02 of the Indenture. In the case of a prepayment of the Certificates pursuant to clauses
(ii) and (iv) above, the Certificates shall be prepaid in full on the Termination Date. In the case of a prepayment of the Certificates pursuant to clause (v) above, the Certificates shall be prepaid on the effective date of the Refinancing. The day on which the Certificates are to be prepaid is herein referred to as the "Prepayment Date". On or prior to the Prepayment Date, immediately available funds shall be deposited with the Indenture Trustee in an amount in respect of the Certificates equal to:

         (1) in the event of a prepayment of the Certificates pursuant to clause (i), (iii) (if clause (i) of the first sentence of Section 8.02(a) of the Indenture is applicable) or, if such prepayment is made on or after the applicable Premium Termination Date, clause (ii), (iii) (if clause (ii) of the first sentence of Section 8.02(a) of the Indenture is applicable),
   (iv) or (v) above, the sum of (A) the aggregate principal amount of such Certificates then Outstanding, (B) accrued interest on the Certificates to the Prepayment Date and (C) all other aggregate sums due the Indenture Trustee under the Indenture or under the Participation Agreement or the Lease, but excluding any Make-Whole Premium or other premium or penalty, or

         (2) if such prepayment is made prior to the applicable Premium Termination Date, in the event of a prepayment of the Certificates pursuant to clause (ii), (iii) (if clause (ii) of the first sentence of Section 8.02(a) of the Indenture is applicable), (iv) or (v) above, the sum of the amounts specified in clauses (A), (B) and (C) of the preceding clause (1) plus any Make-Whole Premium payable in respect of all Certificates with respect to which the Premium Termination Date therefor has not occurred

(the aggregate amount required to be paid pursuant to this sentence being herein referred to as the "Prepayment Price").

         If, in accordance with and subject to the satisfaction of the conditions set forth in Section 7.11 of the Participation Agreement, the Lessee shall assume all of the obligations of the Owner Trustee hereunder, under the Certificates and all other Operative Agreements, the Owner Participant and the Owner Trustee shall (except for prior acts) be released and discharged from any further obligations hereunder and under the Certificates and all other Operative Agreements (except any obligations that have accrued prior to such assumption).

         If an Indenture Event of Default under the Indenture shall occur and be continuing, the principal of the Certificates may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived the Majority in Interest of Holders. Any such consent or waiver shall be conclusive and binding upon the Holder of this Certificate and upon all future Holders and owners of this Certificate and any Certificate that may be issued in exchange or substitution therefor, whether or not any notation thereof is made upon this Certificate or such other Certificates. Moreover, if, and only if, an Event of Default shall occur, the Indenture Trustee may declare the Lease to be in default, and may, to the exclusion of the Owner Trustee, exercise one or more of the remedies of the Owner Trustee provided in the Lease.

         The Owner Trustee or the Owner Participant may cure a default by the Lessee under the Lease arising from the failure of the Lessee to make any Basic Rent payments under the Lease, but the Owner Trustee and the Owner Participant, collectively, may not cure more than three consecutive such failures or more than six such failures in total. The Owner Trustee or the Owner Participant may cure any other default by the Lessee in the performance of its obligations under the Lease.

         (A) If an Event of Default shall have occurred and be continuing for more than 180 days or the Certificates shall have been accelerated or (B) an Event of Default shall have occurred and be continuing for not more than 180 days and the Certificates shall not have been accelerated, the Owner Participant (or the Owner Trustee on behalf of the Owner Participant) may:

             (1) direct the Owner Trustee to cause the prepayment of all the Outstanding Certificates by notifying the Indenture Trustee of such election and depositing the sum of amounts contemplated by paragraph "first" under Section 5.03 of the Indenture and the aggregate Prepayment Price of all such Certificates with the Indenture Trustee for distribution to the Holders; or

             (2) purchase all of the Outstanding Certificates by paying to the Indenture Trustee an amount equal to the aggregate unpaid principal amount of all Outstanding Certificates, plus accrued interest on such amount to the date of purchase and any Make-Whole Premium applicable to each Outstanding Certificate, if such purchase occurs prior to the Premium Termination Date for such Outstanding Certificate, (in the case of a purchase pursuant to clause (ii) of the first sentence of
         Section 8.02(a) of the Indenture) plus all other sums due any Holder or the Indenture Trustee under the Indenture, the Participation Agreement or the Lease.

         The right of the Holder hereof to institute an action for any remedy under the Indenture is subject to certain restrictions specified in the Indenture, except that the right of the Holder of this Certificate to receive payment of the principal of and interest and Make-Whole Premium, if any, on this Certificate on or after the respective due dates, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such Holder.

         The Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples thereof. So long as any of the Certificates remain Outstanding, the Indenture Trustee will maintain an office or agency where the Certificates may be presented for payment and a facility or agency in New York, New York where the Certificates may be presented for registration of transfer and for exchange as provided in the Indenture. As provided in the Indenture and subject to certain limitations therein, this Certificate is transferable, and upon surrender of this Certificate for registration of transfer at the principal corporate trust office of the Indenture Trustee, or at the office or agency maintained for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Indenture Trustee duly executed by, the Holder or his attorney duly authorized in writing, one or more new Certificates of the same Maturity and interest rate and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

         As provided in the Indenture and subject to certain limitations therein, the Certificates are exchangeable for an equal aggregate principal amount of Certificates of the same Maturity and interest rate and of authorized denominations, as requested by the Holder surrendering the same, upon presentation thereof for such purpose at the principal corporate trust office of the Indenture Trustee, or at an office or agency maintained for such purpose.

         No service charge shall be levied for any such registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to the due presentment for registration of transfer of this Certificate, the Owner Trustee, the Indenture Trustee, any agent of the Owner Trustee or the Indenture Trustee, the Paying Agent, if any, the Registrar and the Lessee may deem and treat the person in whose name this Certificate is registered as the absolute owner hereof for all purposes whether or not this Certificate is overdue, and neither the Owner Trustee, the Indenture Trustee (nor any agent of the Owner Trustee or the Indenture Trustee), nor the Paying Agent, if any, the Registrar nor the Lessee shall be affected by notice to the contrary.

         As provided in the Indenture, the Indenture and the Certificates shall be construed in accordance with and governed by the laws of the State of New York.

         This Certificate shall not be secured by or be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless authenticated by the Indenture Trustee as evidenced by the manual signature of one of its authorized officers on the certificate below.



         IN WITNESS WHEREOF, the Owner Trustee has caused this Equipment Trust Certificate (Federal Express Corporation Trust No. N659FE) to be duly executed in its corporate name by its officer thereunto duly authorized.


Dated:                     FIRST SECURITY BANK OF UTAH,
                           NATIONAL ASSOCIATION,
                           not in its individual capacity,
                           but solely as Owner Trustee


                           By____________________________
                               Name:
                               Title:



          [FORM OF INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


         This is one of the Equipment Trust Certificates (Federal Express Corporation Trust No. N659FE) referred to in the within mentioned Indenture.


Dated:                     NATIONSBANK OF GEORGIA,
                           NATIONAL ASSOCIATION,
                           not in its individual
                           capacity, but solely as
                           Indenture Trustee



                           By___________________________
                             Title: Authorized Signatory


                                  SCHEDULE I




                          [Intentionally left blank.]

                                  SCHEDULE II
                                  DEFINITIONS

GENERAL PROVISIONS

         The following terms shall have the following meanings for all purposes of the Operative Agreements (other than the Pass Through Agreement and the Series Supplements) referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

         Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

         Act; Federal Aviation Act. Title 49 of the United States Code (which, among other things, recodified the Federal Aviation Act of 1958, as amended to the time of such recodification), as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

         Additional Insureds.  As defined in Article 13 of the Lease.

         Aeronautics Authority or FAA. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

         Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall the Owner Trustee or the Lessor be deemed an Affiliate of the Owner Participant.


         After-Tax Basis. A basis such that any payment received or deemed to have been received by a Person (the "Original Payment") shall be supplemented by a further payment to such Person so that the sum of the two payments shall be equal to the Original Payment, after taking into account (x) all Taxes that would result from the receipt or accrual of such payments and (y) any reduction in Taxes that would result from such increased Taxes. In the case of amounts payable to the Lessor, the Owner Participant, or any corporate Affiliate of the Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

         Agent. The Chase Manhattan Bank (National Association) and its successors and permitted assigns as Agent for the Original Loan Participants pursuant to Article 16 of the Original Participation Agreement.

         Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Act) as to which there is in force a permit granted under
Section 41302 of the Act.

         Airbus Guaranty. The Guaranty dated the Delivery Date executed by the Manufacturer and guaranteeing AVSA's Warranty Bill of Sale.

         Aircraft. The Airframe (or any permitted substitute airframe) together with the two Engines (or any Replacement Engine or Engines) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease.

         Airframe. The Airbus A300F4-605R aircraft (excluding the Engines or engines from time to time installed thereon) leased by the Lessor to the Lessee pursuant to the Lease and the initial Lease Supplement and having the United States FAA Registration Number and manufacturer's serial number specified in the initial Lease Supplement, including (i) all Parts in respect thereof and (ii) any replacement airframe which may be substituted pursuant to Section 11.03 of the Lease.

         Amendment No. 1 to the Original Tax Indemnity Agreement. Amendment No. 1 to the Original Tax Indemnity Agreement, dated as of August 1, 1995.

         Ancillary Agreement. Any written agreement of the Lessee to which the Lessor is a party or to which the Lessor has consented in writing entered into on the Delivery Date or the Refunding Date or any date thereafter in connection with the transactions contemplated by the Operative Agreements, as such agreement may be amended and supplemented from time to time with the consent of the Lessor and delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant.

         Appraisal. The report prepared by BK Associates, Inc. and delivered to the Owner Participant (with a copy of such report to the Lessee) on the Delivery Date pursuant to Section 4.01(n) of the Original Participation Agreement.

         AVSA. AVSA S.A.R.L., a societe a responsabilite limitee, organized and existing under the laws of France, and its successors and assigns.

         AVSA Consent and Agreement. The Consent and Agreement dated as of July 1, 1995, executed by AVSA, as the same may be amended, modified or supplemented from time to time.

         AVSA's FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by AVSA in favor of the Owner Trustee and dated the Delivery Date.

         AVSA's Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by AVSA as owner of the Aircraft in favor of the Owner Trustee and dated the Delivery Date.

         Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

         Bankruptcy Default.  An event specified in Section 16.01(e), (f) or
(g) of the Lease which either does or with the giving of notice or lapse of time or both would constitute an Event of Default.

         Basic Rent. The periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease, adjusted pursuant to
Article 3 of the Lease.

         Basic Term. The period commencing at the beginning of the day on the Commencement Date and ending at the end of the day on January 5, 2020, or such earlier date on which the Lease shall be terminated as provided therein.

         Beneficial Interest. The interest of the Owner Participant under the Trust Agreement.

         Breakage Costs. Has the meaning specified in Schedule II to the Original Participation Agreement.

         Business Day. Any day on which commercial banks are not authorized or required to close in New York, New York and Memphis, Tennessee, and so long as the Lien of the Indenture is in effect, in Atlanta, Georgia, Columbia, South Carolina and, thereafter, in Salt Lake City, Utah.

         Certificates. The Equipment Trust Certificates (Federal Express Corporation Trust No. N659FE), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

         Change in Tax Rate. Any amendment, modification, deletion, addition, or change to the Code which is enacted into law after the Delivery Date which changes the highest marginal statutory rate of Federal income tax applicable to the Owner Participant (other than a change which is in the nature of a minimum tax).

         Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Act, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

         Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the refunding of the Original Loan Certificates.

         Code. Except as otherwise provided, references to the Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

         Commencement Date.  January 5, 1996.

         Consent and Agreement. The Consent and Agreement dated as of July 1, 1995 executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time.

         Consent and Guaranty. The Consent and Guaranty of the Manufacturer attached to the Purchase Agreement.

         Corporate Trust Department. The principal office of the Owner Trustee located at 79 South Main Street, Salt Lake City, Utah 84111 or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified to the Lessee, the Indenture Trustee and the Owner Participant.

         Corporate Trust Office. The principal office of the Indenture Trustee located at 600 Peachtree Street, N.E., Suite 900, Atlanta, Georgia 30308, Attention: Corporate Trust Lease Administration or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Owner Trustee.

         Debt Rate. The weighted average (based on Outstanding principal amount) rate of interest on the Certificates issued pursuant to the Indenture.

         Default. Any event or condition which with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         Delivery Date.  July 31, 1995.

         EBO Price. Has the meaning set forth in Section 4.02(a)(F) of the Lease.

         Engine. Each of the two General Electric CF6-80C2-A5F engines listed by its manufacturer's serial number in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Section 7.02(a)(vii), 10.03, 11.03, 11.04 or 12.02 of the Lease, together with all Parts related thereto. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, both Engines then leased to the Lessee pursuant to the Lease.

         Engine Consent. The Engine Consent dated as of July 1, 1995, executed by the Engine Manufacturer, as the same may be amended, modified or supplemented from time to time.

         Engine Manufacturer. General Electric Company, a New York corporation.

         Engine Warranty Assignment. The Engine Warranty Assignment (Federal Express Corporation Trust No. N659FE), dated as of July 1, 1995 between the Lessor and the Lessee, as the same may be amended, modified or supplemented from time to time.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plan. Has the meaning set forth in Section 7.06 of the Participation Agreement.

         Estimated Expense Amount. Has the meaning specified in Section 10.01(a) of the Participation Agreement.

         Event of Default. Each of the events specified in Article 16 of the Lease.

         Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use (A) for a period in excess of 60 days due to theft or disappearance or such longer period, not to exceed 180 days from the end of such initial 60-day period, if and so long as the location of such property is known to the Lessee and the Lessee is diligently pursuing recovery of such property, or to the end of the Term, if less (unless such theft or disappearance constitutes an Event of Loss pursuant to (i)(B) or (ii) hereof) or (B) for a period in excess of 60 days due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever;
(ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, or (2) condemnation, confiscation, or seizure of, or requisition or taking of, use of such property (A) by a foreign government or instrumentality or agency of any such foreign government, for a period in excess of 180 days (or such shorter period ending on the earlier of the expiration of the Term or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur) or (B) by the Government for a period extending beyond the Term, provided that no Event of Loss shall be deemed to have occurred, and the Term shall be extended automatically for a period of six months (or the date of return of the Aircraft, if shorter, so long as the Lessor receives at least six months notice of such date of return) beyond the end of the Term in the event that the Aircraft, the Airframe or any Engine as of the end of the Lease Term is requisitioned by the Government pursuant to an activation as part of the Civil Reserve Air Fleet Program described in
Section 7.02(a)(iv) of the Lease; and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all Airbus A300F-600 series aircraft equipped with engines of the same make and model as the Engines for a period of twelve (12) consecutive months, unless the Lessee, prior to the expiration of such twelve (12) month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use of the Aircraft or the Airframe shall have been prohibited for a period of twenty-four (24) consecutive months or until the end of the Term, if earlier. The date of such Event of Loss shall be (s) the 61st day or the 241st day, as the case may be, following loss of such property or its use due to theft or disappearance (or the end of the Term or the Lessee's abandonment of diligent efforts to recover such property, if earlier); (t) the 61st day following the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (u) the date of any insurance settlement on the basis of a total loss or constructive or compromised total loss; (v) the date of any condemnation, confiscation, seizure or requisition of title of such property; (w) the 181st day following condemnation, confiscation, seizure or requisition for use of such property by a foreign government referred to in clause (iii)(2)(A) above (or the end of the Term or the date of any insurance settlement described therein, if earlier than such 181st day); (x) the last day of the Term in the case of requisition for use of such property by the Government; (y) the last day of the 12 month or 24 month period, referred to in clause (iv) above (or if earlier, the end of the Term or abandonment of the Lessee's efforts to restore the normal use of the Aircraft). An
Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe. If an Event of Loss described in any of clauses (i) (A), (iii) or (iv) above shall occur, Lessor may elect, within 30 days following the date upon which such Event of Loss is deemed to have occurred, to waive such Event of Loss and the consequences thereof.

         Excepted Payments. Collectively, (i) indemnity or other payments (and interest thereon to the extent provided in the Operative Agreements) paid or payable by the Lessee in respect of the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to the Participation Agreement or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to the Lease or the Participation Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) maintained in accordance with Section 13.05 of the Lease but not required under Section 13 of the Lease, (iv) payments of Supplemental Rent by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) payments constituting increases in Basic Rent attributable to payments arising pursuant to Section 5 of the Tax Indemnity Agreement and (vi) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (v) above.

         Expense; Expenses. Have the meaning specified in Section 9.01(a) of the Participation Agreement.

         Fair Market Renewal Term. A term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the second paragraph of Section 4.01(a) thereof and with respect to which the conditions set forth in the second paragraph of Section 4.01(a) are met.

         Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease the Aircraft. In such determination, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease. Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell, assuming that the Aircraft (or other property) is unencumbered by the Lease. Unless otherwise provided in the applicable provisions of any Operative Agreement, in such determination it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease; provided that in connection with any determination pursuant to or for the purposes of Article 17 of the Lease, the Aircraft shall be appraised on an "as is, where is" basis. Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Federal Aviation Administration; FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

         FSBU. First Security Bank of Utah, National Association, a national banking association.

         Government. The United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

         GTA. The General Terms Agreement dated as of July 3, 1991 between the Engine Manufacturer and the Lessee related to the purchase by the Lessee of the Engines as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the General Terms Agreement relates to the Engines, to the extent assigned to the Owner Trustee pursuant to the Engine Warranty Assignment.

         Holder of a Certificate; Certificate Holder; Holder. As of any particular time, the Person in whose name a Certificate shall be registered (but not including the holder of any Pass Through Certificate).

         Indemnitee. Each of FSBU, in its individual capacity and as Owner Trustee and Lessor, the Agent (to the extent set forth in Articles 8 and 9 of the Original Participation Agreement), the Owner Participant, the Original Loan Participants (to the extent set forth in Articles 8 and 9 of the Original Participation Agreement), the Indenture Trustee, in its individual capacity and as trustee, any Owner Participant Guarantor, and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate.

         Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N659FE), dated as of July 1, 1995, as amended and restated as of August 1, 1995, between the Lessor and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement, and as said Indenture may from time to time be further supplemented or amended, including any amendment or supplement thereto entered into from time to time pursuant to the applicable provisions of the Indenture.

         Indenture and Security Agreement Supplement. The Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N659FE) dated July 31, 1995, as such Indenture and Security Agreement Supplement shall be amended or supplemented from time to time and any other supplement to the Indenture, substantially in the form of Exhibit A to the Indenture.

         Indenture Default. Any event or condition which with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

         Indenture Documents. Has the meaning specified in the Granting Clause of the Indenture.

         Indenture Event of Default.  Each of the events specified in Section
7.01 of the Indenture.

         Indenture Trustee. NationsBank of Georgia, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture and each other Person which may from time to time be acting as successor trustee under the Indenture.

         Indenture Trustee's Liens. Any Lien on the Trust Indenture Estate resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements or (iii) Taxes or Expenses imposed against the Indenture Trustee which are not required to be indemnified against by the Lessee pursuant to the Participation Agreement by reason of
Section 8.01(b) or 9.01(b) thereof.

         Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

         Interim Term. The period commencing on the Delivery Date and ending at the end of the day immediately preceding the Commencement Date.

         Invoice.  The invoice for the Aircraft given by AVSA to the Lessor.

         Lease. The Lease Agreement (Federal Express Corporation Trust No. N659FE) dated as of July 1, 1995, as amended and restated as of August 1, 1995, entered into by the Lessor and the Lessee concurrently with the execution and delivery of the Indenture, as said Lease may from time to time be supplemented or amended, or its terms waived or modified, to the extent permitted by, and in accordance with, the terms of the Indenture, including, without limitation, supplementation by one or more Lease Supplements entered into pursuant to the applicable provisions of the Lease.

         Lease Supplement. The Lease Supplement No. 1 (Federal Express Corporation Trust No. N659FE) dated July 31, 1995, as such Lease Supplement shall be amended or supplemented from time to time and any other supplement to the Lease, substantially in the form of Exhibit A to the Lease.

         Lease Term. The period commencing on the Delivery Date and ending at the end of the Basic Term.

         Lessee. Federal Express Corporation, a Delaware corporation, and its successors and permitted assigns.

         Lessor. First Security Bank of Utah, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

         Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement, the Participation Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), the GTA, the Engine Warranty Assignment, the Engine Consent, any warranty with respect to the Airframe and the Engines, all amounts of Basic Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee in its individual capacity, the Owner Participant or the Indenture Trustee) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee in its individual capacity, or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement). Notwithstanding the foregoing, "Lessor's Estate" shall (i) not include any Excepted Payment and
(ii) include all property intended to be subjected to the Indenture by the Granting Clause thereof.

         Lessor's Liens. Liens on the Lessor's Estate or the Trust Indenture Estate arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant which is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, Owner Participant, Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to the Participation Agreement by reason of Section 8.01(b) or 9.01(b) thereof and which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement, or (iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft pursuant to Section 4.02(a) or Articles 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease.

         Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

         Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Trustee or the Owner Participant or any interests of the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii) the Lessee or (iii) any Affiliate of any thereof.

         Make-Whole Premium. An amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to an excess of (i) the present values of all remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield, all as determined by the Independent Investment Banker over (ii) the unpaid principal amount of such Certificate.

         Manufacturer. Airbus Industrie G.I.E., a groupement d'interet economique formed under the laws of France, and its successors and assigns.

         Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

         Moody's.  Moody's Investors Service, Inc.

         Net Present Value of Rents. The net present value, as of the Delivery Date, of Basic Rent set forth in Schedule II of the Lease, discounted at a rate per semi-annual period equal to the Debt Rate.

         Non-U.S. Person. Any Person other than (i) a citizen or resident of the United States, as defined in Section 7701(a)(30) of the Code, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or therein, or
(iii) any estate or trust that is subject to United States federal income taxation regardless of the source of its income.

         Obsolete Parts. Parts which are severable from the Aircraft in accordance with clauses (ii) and (iii) of the proviso to Section 9.02(b) of the Lease and the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

         Officer's Certificate. When delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

         Operative Agreements. The Participation Agreement, the Trust Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the GTA, the Engine Warranty Assignment, the French Pledge Agreement, the Lease, the Lease Supplement, the Owner Participant Guaranty, if any, the Owner Trustee Guaranty, if any, any Ancillary Agreement entered into by or with the written consent of the Indenture Trustee, which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), the Engine Consent and the Tax Indemnity Agreement, each as amended from time to time.

         Opinion of Counsel. When delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

         Original Agreements. The documents and instruments delivered on the Delivery Date in connection with the transactions contemplated by the Original Participation Agreement.

         Original Indenture. The Trust Indenture, Mortgage and Security Agreement (Federal Express Corporation Trust No. N659FE) dated as of July 1, 1995 between the Owner Trustee and the Indenture Trustee, which together with the Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N659FE) dated July 31, 1995 attached thereto was recorded as one instrument by the FAA on August 3, 1995 and assigned Conveyance Number 2A267311.

         Original Lease. The Lease Agreement (Federal Express Corporation Trust No. N659FE) dated as of July 1, 1995 between the Owner Trustee as lessor, and the Lessee, which together with Lease Supplement No. 1 (Federal Express Corporation Trust No. N659FE) dated July 31, 1995 attached thereto was recorded as one instrument by the FAA on August 7, 1995 and assigned Conveyance Number HH009756.

         Original Loan Certificates. The loan certificates issued on the Delivery Date to the Original Loan Participants.

         Original Loan Participants. The entities listed on Schedule I to the Original Participation Agreement and their successors and assigns (other than any assignees in connection with the first Refinancing after the Delivery
Date).

         Original Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N659FE) among the Lessee, the Owner Participant, the Indenture Trustee, the Owner Trustee and the Original Loan Participants as it was originally executed as of June 1, 1995.

         Original Tax Indemnity Agreement. The Tax Indemnity Agreement (Federal Express Corporation Trust No. N659FE) between the Lessee and the Owner Participant as it was originally executed as of July 1, 1995.

         Original Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N659FE) between the Owner Participant and the Owner Trustee as it was originally executed as of June 1, 1995 and filed with the FAA on July 31, 1995.

         Outstanding. When used with respect to Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

         (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
         Section 2.08 of the Indenture or otherwise;

         (ii)Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

         (iii)Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

         Owner Participant. The trustor originally named in the Trust Agreement and any successor thereto, and any Person to which Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

         Owner Participant Amount. The amount described in Section 2.03 of the Participation Agreement and set forth on Schedule II to the Lease.

         Owner Participant Guarantor. The provider of an Owner Participant Guaranty.

         Owner Participant Guaranty. Any guaranty delivered in compliance with Section 7.03(d) of the Participation Agreement.

         Owner Trustee. FSBU, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

         Owner Trustee Guarantor.  The provider of an Owner Trustee Guaranty.

         Owner Trustee Guaranty.  Any guaranty delivered in compliance with
Section 11.01(b)(ii) of the Participation Agreement.

         Owner's Economic Return. The Owner Participant's anticipated net after-tax book yield and aggregate after-tax cash during the Interim Term and the Basic Term utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value and Termination Value percentages and the EBO Price, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3.04 of the Lease.

         Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N659FE), dated as of June 1, 1995, as amended and restated as of August 1, 1995, among the Lessee, the Original Loan Participants, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as trustee, the Owner Participant, the Pass Through Trustee, not in its individual capacity except as otherwise expressly provided therein, but solely as pass through trustee and the Indenture Trustee, not in its individual capacity except as otherwise expressly stated therein, but solely as indenture trustee, as amended, modified or supplemented, or the terms thereof waived.

         Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or, prior to replacement thereof in accordance with the Lease, which may be removed therefrom.

         Pass Through Agreement. The Pass Through Trust Agreement dated as of August 1, 1995 between the Lessee and the Pass Through Trustee, as such Pass Through Agreement may be modified, supplemented or amended from time to time in accordance with the provisions thereof.

         Pass Through Certificates.  Any of the 1995 Pass Through
Certificates, Series A1 or 1995 Pass Through Certificates, Series A2, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means all of the Pass Through Certificates issued by each of the Pass Through Trusts.

         Pass Through Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement takes place.

         Pass Through Trust. The Federal Express Pass Through Trust, 1995-A1 or Federal Express Pass Through Trust, 1995-A2, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means both of such Pass Through Trusts.

         Pass Through Trustee. NationsBank, National Association (Carolinas), a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust, and its successors and permitted assigns as Pass Through Trustee thereunder.

         Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Debt Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2% plus the interest rate applicable to such Certificate and (ii) in the case of any other such amount, 2% plus the Debt Rate.

         Payment Date.  Each January 5 and July 5 commencing January 5, 1996.

         Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and (iv) of the Lease.

         Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

         Premium Termination Date. With respect to the Certificates having a Maturity in 2014, February 22, 2007, and with respect to the Certificates having a Maturity in 2015, May 4, 2015.

         Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

         Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

         Proposed Termination Date. Has the meaning specified in Section 10.01(a) of the Lease.

         Purchase Agreement. The Airbus A300-600R Freighter Purchase Agreement, dated as of July 3, 1991 between AVSA and the Lessee, including all exhibits, appendices and letter agreements attached thereto as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only to the extent that the foregoing relates to the Aircraft and to the extent assigned pursuant to the Purchase Agreement Assignment.

         Purchase Agreement Assignment. The Purchase Agreement Assignment (Federal Express Corporation Trust No. N659FE), dated as of July 1, 1995 between the Lessor and the Lessee, as the same may be amended, modified or supplemented from time to time.

         Purchase Price. Has the meaning specified in Schedule II to the Original Participation Agreement.

         Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), December 21 for January 5 Payment Dates and June 20 for July 5 Payment Dates, whether or not such date is a Business Day.

         Recourse Amount. Has the meaning specified in Section 17.10 of the Participation Agreement.

         Refinancing.  A non-recourse loan to the Lessor arranged pursuant to
Section 15.01 of the Participation Agreement.

         Refunding Date. A Business Day on which the refunding of the Original Loan Certificates occurs, the expected date thereof having been specified by the Lessee in a written notice given to the parties to the Participation Agreement and the Underwriters at least ten Business Days prior to such expected Refunding Date.

         Register. Has the meaning set forth in Section 3.02 of the Indenture.

         Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

         Regulation D. Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         Remaining Weighted Average Life. For any Certificate, as of any determination date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining mandatory sinking fund redemption payment of principal, including the payment due on the Maturity of such Certificate, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such determination date, and the date on which such payment is scheduled to be made, by (b) the then outstanding principal amount of such Certificate.

         Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

         Renewal Term. One or more terms with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

         Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental Rent, collectively.

         Rent Payment Date.  Each January 5 and July 5 commencing January 5,
1996.

         Reoptimization Date. Has the meaning specified in Section 15.02(a) of the Participation Agreement.

         Replacement Engine. A General Electric CF6-80C2-A5F engine (or an engine of the same or another manufacturer) manufactured after October 22, 1994 of the same or of equal or greater value, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine; provided, however, that if such replacement engine is not a General Electric CF6-80C2-A5F engine, such replacement engine must then be commonly used in the commercial aviation industry on Airbus A300-600 airframes.

         Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust Agreement, in which case the definition of Responsible Officer set forth in Section 3.10 of the Trust Agreement is applicable) or the Indenture Trustee, any officer in its Corporate Trust Department or Corporate Trust Office (in the Corporate Trust Lease Administration Department), as the case may be, designated by such Person to perform obligations under the Operative Agreements, with respect to the Owner Participant, the president or any vice president with direct responsibility for the transactions contemplated by the Operative Agreements, and with respect to any other party, any corporate officer or (except in the case of the Owner Participant) other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

         S&P.  Standard & Poor's Corporation.

         Securities Act.  The Securities Act of 1933, as amended.

         SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

         Series Supplement. The Series Supplement 1995-A1 to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1995-A2 to be executed and delivered by the Lessee and the Pass Through Trustee, in each case as such Series Supplement may be modified, supplemented or amended from time to time in accordance with the provisions thereof and "Series Supplements" means both of such Series Supplements.

         Sinking Fund Redemption Date.  Has the meaning specified in Section
6.06 of the Indenture.

         Sinking Fund Redemption Price.  Has the meaning specified in Section
6.06 of the Indenture.

         Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

         Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Basic Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factor" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section 3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of Stipulated Loss Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule III of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Stipulated Loss Value is to be calculated with reference to any such date.

         Stipulated Loss Value Determination Date.  Each date set forth on
Schedule III of the Lease under the heading "Stipulated Loss Value Date."

         Supplemental Rent. All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any Ancillary Agreement or any other Operative Agreement to the Lessor, the Owner Participant or others, including, without limitation, payments of Stipulated Loss Value, EBO Price and amounts calculated by reference to Termination Value and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Basic Rent.

          Tax. Shall have the meaning set forth in Section 8.01(a) of the Participation Agreement.

          Tax Indemnity Agreement. The Original Tax Indemnity Agreement as amended by Amendment No. 1 to the Original Tax Indemnity Agreement, as from time to time modified, amended or supplemented pursuant to its applicable provisions.

         Term. The Interim Term and the Basic Term of the lease for the Aircraft under the Lease and, if renewed pursuant to Section 4.01 of the Lease, each Renewal Term for the Aircraft for which the Lease is renewed, or such earlier date on which the Lease is terminated pursuant to its terms.

         Termination Date. A Rent Payment Date during the Basic Term that is on or after November 2, 2000 in the case of Article 10 of the Lease, and in the case of (i) Section 4.02(a)(A) of the Lease, the Rent Payment Date falling on January 5, 2010 or January 5, 2012, (ii) Section 4.02(a)(D) or (E) of the Lease, a Rent Payment Date that is on or after the fifth anniversary of the Commencement Date and (iii) Section 4.02(a)(F) of the Lease, July 5, 2014.

         Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule IV of the Lease under the heading "Termination Value Factor" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule IV of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Termination Value is to be calculated with reference to any such date.

         Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation Agreement.

         Treasury Yield. (i) In the case of a Certificate having a Maturity within one year after the Prepayment Date the average yield to maturity on a government bond equivalent basis of the applicable United States Treasury Bill due the week of Maturity of such Certificate and (ii) in the case of a Certificate having a Maturity one year or more after the Prepayment Date, the average yield of the most actively traded United States Treasury Note (as reported by Cantor Fitzgerald Securities Corp. on page 5 of Telerate Systems, Inc., a financial news service, or if such report is not available, a source deemed comparable by the Independent Investment Banker selected to determine the Make-Whole Premium and reasonably acceptable to the Lessee) corresponding in maturity to the Remaining Weighted Average Life of such Certificate (or, if there is no corresponding maturity, an interpolation of maturities by the Independent Investment Banker), in each case determined by the Independent Investment Banker selected to determine the Make-Whole Premium based on the average of the yields to stated maturity determined from the bid prices as of 10:00 a.m. and 2:00 p.m. New York time, on the second Business Day preceding the Prepayment Date.

         Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N659FE), dated as of June 1, 1995 as amended and restated as of August 1, 1995, between the Owner Participant and the Owner Trustee in its individual capacity, as from time to time modified, amended or supplemented pursuant to its applicable provisions and in accordance with the Operative Agreements.

         Trust Indenture Act.  The Trust Indenture Act of 1939, as amended.

         Trust Indenture Estate. All estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture.

         Underwriters. The several Underwriters named in the Underwriting Agreement.

         Underwriting Agreement. The Underwriting Agreement dated August 16, 1995 among the Lessee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Chase Securities, Inc.

         United States, U.S. or US.  The United States of America.

         U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or Section 41103 of the Federal Aviation Act, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Federal Aviation Act and Part 121 of the regulations under such Act, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.


                                 SCHEDULE III
                       DESCRIPTION OF ORIGINAL INDENTURE


         Trust Indenture, Mortgage and Security Agreement (Federal Express Corporation Trust No. N659FE) dated as of July 1, 1995 between First Security Bank of Utah, National Association, as owner trustee under Trust Agreement (Federal Express Corporation Trust No. N659FE) dated as of June 1, 1995, and NationsBank of Georgia, National Association, as indenture trustee, recorded by the Federal Aviation Administration on August 3, 1995 and assigned Conveyance No. 2A267311, as supplemented by the following described instrument:

                                              FAA            FAA
                              Date of         Recording      Conveyance
Instrument                    Instrument      Date           Number

Indenture and Security Agreement
Supplement No. 1
(Federal Express Corporation
Trust No. N659FE)             07/31/95        08/03/95       2A267311